AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HOLDINGS INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236

Chicago, IL 60604

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Siokas

Chief Executive Officer

141 West Jackson Blvd, Suite 4236

Chicago IL, 60604

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200	Gerald Guarcini, Esq. Peter Jaslow, Esq. Ballard Spahr LLP 1735 Market Street, 51st Street Philadelphia, PA 19103

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED SEPTEMBER 19, 2022

PRELIMINARY PROSPECTUS

COSMOS HOLDINGS INC.

Up to [_____] Shares of Common Stock

Up to [_____] Pre-Funded Warrants

Up to [_____] Common Warrants

We are offering on a “reasonable best efforts” basis up to $12 million of shares of common stock of Cosmos Holdings Inc. (the “Common Stock”) at an assumed purchase price of $[____] per share. Our shares of Common Stock are listed on the Nasdaq Capital Market under the symbol “COSM”. On September 16, 2022, the last reported sale price of our shares of Common Stock on the Nasdaq Capital Market was $0.37 per share.

We are also offering on a “reasonable best efforts” basis pre-funded warrants, or “Pre-Funded Warrants,” to purchase up to [_____] shares of Common Stock. We are offering to certain purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any purchaser so chooses, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. The purchase price of each Pre-Funded Warrant is $[_____] (which is equal to the assumed public offering price per share of Common Stock to be sold in this offering minus $0.0001, the exercise price per share of Common Stock of each Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Our shares of Common Stock and Pre-Funded Warrants are being offered together with warrants, or “Common Warrants,” to purchase up to [_____] shares of Common Stock. Each share of Common Stock and Pre-Funded Warrant will be sold together with one Common Warrant. Each Common Warrant has an exercise price of $[_____] per share (representing _____% of the assumed public offering price per share of Common Stock to be sold in this offering) and will expire on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of shares of Common Stock and Pre-Funded Warrants sold.

Our shares of Common Stock, Pre-Funded Warrants and Common Warrants can only be purchased together in this offering, but will be issued separately. Shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants are also being offered by this prospectus. These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated September 16, 2022 between us and the purchasers.

The public offering price for our securities in this offering will be determined at the time of pricing, and may be at a discount to the then current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. There is no established public trading market for the Common Warrants and we do not expect markets to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

-1-

The securities offered in this prospectus involve a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties under the heading “Risk Factors” beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We have engaged A.G.P./ Alliance Global Partners, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. We have agreed to pay the placement agent a cash fee equal to 6.5% of the aggregate gross proceeds raised in this offering as set forth in the table below. See “Plan of Distribution” beginning on page 64 of this prospectus for more information.

	Per share of Common Stock and Accompanying Common Warrant	Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price
Placement agent fees(1)
Proceeds to us (before expenses)(2)

(1) Represents a cash fee equal to 6.5% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses and pay the placement agent a non-accountable expense allowance equal to 1% of the gross proceeds raised in this offering. See “Plan of Distribution” beginning on page 64 of this prospectus for a description of the compensation to be received by the placement agent.

(2) Does not include proceeds from the exercise of the warrants in cash, if any.

Delivery of the securities is expected to be made on or about  [              ], 2022.

Sole Placement Agent

A.G.P.

The date of this prospectus is                                         , 2022.

-2-

We have not authorized anyone to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus (as supplemented or amended) as having been authorized by us. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Cosmos Holdings,” “Cosmos Health,” the “Company,” “us,” “we”, “our” and the “Registrant” refer to Cosmos Holdings Inc., a Nevada corporation, and its consolidated subsidiaries.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

-3-

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our securities that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Company Overview

Cosmos Holdings Inc. together with its subsidiaries (hereinafter referred to collectively as “us”, “we”, or the “Company”) is an international healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. On August 2, 2022, the Company filed a Fictitious Firm Name Certificate in Nevada to do business under the name Cosmos Health, Inc. and will seek shareholder approval at the next annual shareholders meeting to amend its Articles of Incorporation for the name change. The Board of Directors determined that it would be in the Company’s best interest to change the Company’s name to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives.  The enhancement with cutting edge technologies for the development of its pharmaceutical and nutraceutical products, through its vertical integrated ecosystem, will enable Cosmos Health to implement its goal of becoming a global healthcare group, committed to human health needs.

Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and over-the-counter (“OTC”) medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the research and development (“R&D”) of novel patented nutraceuticals and intellectual property (“IP”) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Currently, the Company has offices and distribution centers through its three wholly-owned subsidiaries: (i) Cosmos Holdings Inc., the parent company headquartered in Chicago, USA (ii) SkyPharm S.A., headquartered in Thessaloniki, Greece; (iii) Decahedron Ltd., head-quartered in Harlow, United Kingdom; and (iv) Cosmofarm S.A., headquartered in Athens, Greece.

The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the European Union (“EU”) through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure 0% error selection rate, accelerate order fulfilment, and yield higher cost-efficiency in our distribution center.

Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (“SPL”). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

Moreover, our nutraceutical products have penetrated several markets during 2021 and early 2022 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a relatively underpenetrated market throughout Europe with the potential of high growth opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

-4-

Corporate Information

Our principal executive offices are located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604, and our telephone number is (312) 536-3102. Our website address is www.cosmoshold.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

The Cosmos logo and other trademarks or service marks of Cosmos Holdings Inc. appearing in this prospectus are the property of Cosmos Holdings Inc. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Recent Developments

On September 17, 2022, the Company’s Board of Directors approved a proposal to amend the Amended and Restated Articles of Incorporation, subject to shareholder approval, to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-four and one-for-ten, solely for the purpose of maintaining the Company’s Common Stock on the Nasdaq Capital Market.

On July 19, 2022, the Company entered into a binding letter of intent (the “LOI”) to acquire Pharmaceutical Laboratories Cana, S.A. (“Cana”), a company organized under the laws of Greece through our purchase of one hundred (100%) of the shares of Cana Laboratories Holding (Cyprus) Limited (the “SPV”). Founded in 1928, Cana has manufactured and distributed a broad range of proprietary pharmaceutical and health-related products. Furthermore, it has operated as a trusted partner of multinational pharmaceutical companies, such as AstraZeneca, Janssen, Merck and Viatris, as well as some of the largest Fast Moving Consumer Goods (FMCG) companies, such as Nestle, Unilever and P&G.  In the last decade, Cana Laboratories’ activities also ventured into medical devices, representing major medical technology companies, such as Medtronic, Stryker and others in the Greek market.

Cana’s 54,000 square foot owned production site, located in Athens, Greece, is European Good Manufacturing Practices (GMP) certified by EMA (European Medicines Agency) to manufacture pharmaceuticals, food supplements, cosmetics, biocides and medical devices. It has a variety of production lines that can service solids, orals, semi-solids and liquids. Cana is ISO 9001:2015 certified. Cana’s diversified customer base includes public and private hospitals, pharmacies, supermarkets, wholesalers, etc. Furthermore, its proprietary product portfolio includes pharmaceuticals, dermocosmetics, antiseptics, and food supplements, as well as infant care organic product line, Biobebe. Total consideration for the proposed acquisition consists of €1,700,000 in cash and 433,334 shares of Cosmos common stock, at an issuance price of $3.00 per share ($1,300,000 in total), both paid to the shareholders of the SPV.

The SPV will first acquire one hundred (100%) percent of the outstanding capital stock of Cana, in accordance with Cana’s objections under a Restructuring Plan submitted to the Greek Courts of Law on December 20, 2021 (the “Pre Pack Agreement”). Cosmos will issue a Secured Note to the SPV (subject to the SPV having acquired Cana to be paid within thirty (30) days of the date of ratification by the Greek Courts of the Pre Pack Agreement), amounting to €4,000,000. The Secured Note will have a five year Maturity Date and shall accrue fixed interest at five (5%) per annum. The Secured Note will be secured by (1) a pledge over all of the SPV’s shares currently held by the SPV owners and (2) a Security Agreement over the SPV’s assets (including 100% of the shares of Cana and Cana’s assets). The proceeds of the Secured Note are to be used to pay approximately €3,300,000 of debt and the remaining €700,000 for working capital. The parties agreed to an Exclusivity Period from the signing of the LOI until thirty (30) days past the date of Court Approval of the Pre Pack Agreement.

-5-

On July 6, 2022, the Company announced that it has entered into an agreement to acquire a third party’s product portfolio, including Bone-Vio® and Bone-X, related to bone health targeting the human gastrointestinal microbiome.

During July 2022, following the February 28, 2022 Offering, 822 of the Series A Shares were converted into 1,322,564 shares of common stock in accordance with the terms of the agreements.

On March 3, 2022, the Company’s wholly-owned subsidiary, SkyPharm SA, signed an extension to the Trade Finance Facility Agreement dated on May 12, 2017 with Synthesis Structured Commodity Trade Finance Limited relating to the USD $4,000,000 loan. Based on the updated repayment terms the facility’s final repayment date was extended to January 2023.

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and the Company’s CEO for a private placement of the Company’s securities (the “Private Placement”). The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000.00 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6 million. The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol COSM.

On February 28, 2022, the Company issued 238,000 shares of common stock upon the triggering event which was approval of the listing of the Company’s common stock to the Nasdaq to settle $1,190,000 (€1,000,000) of debt.

On February 23, 2022, the Company entered into allonges to extend the maturity dates of existing Senior Promissory Notes to June 30, 2023 (See Note 11 to the Consolidated Financial Statements, attached herein).

Summary of Risk Factors

An investment in our securities is subject to a number of risks, including risks related to this offering, our business and industry, as well as risks related to our shares of Common Stock. You should carefully consider all of the information in this prospectus before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” on page 10 of this prospectus for a more thorough description of these and other risks.

Risks Related to This Offering

•	Resales of our shares of Common Stock in the public market by our shareholders as a result of this offering may cause the market price of our shares of Common Stock to fall.
•	This offering may cause the trading price of our shares of Common Stock to decrease.
•	You will experience immediate and substantial dilution in the net tangible book value per share of the shares of Common Stock you purchase.
•	You may experience future dilution as a result of future equity offerings.
•	Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
•

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

•

We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to limit or terminate our operations.

•	There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

-6-

•	Holders of the Common Warrants will have no rights as holders of shares of Common Stock until such warrants are exercised.
•	The Pre-Funded Warrants or the Common Warrants may not have any value.
•	Provisions of the Pre-Funded Warrants or the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Risks Related to Our Business

•	We have a history of significant losses and you may risk losing your entire investment.
•	Our financial statements have been prepared assuming that the Company will continue as a going concern.
•	We continue to have substantial losses with no guarantee of continued profitability.
•	Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.
•	Grigorios Siokas, our Chief Executive Officer, beneficially owns approximately 38% of our outstanding shares of Common Stock which may give him the ability to control matters submitted to our stockholders for approval.
•	If we lose the services of our Chief Executive Officer, our operations would be disrupted and our business would be materially adversely affected.
•	We do not have the financial resources necessary to successfully complete product development, marketing and pending or future acquisitions.
•	Our success is highly dependent on attracting and retaining key scientific and management personnel; however, we may be unable to do so.
•	We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency, the Hellenic Ministry of Health and other related regulatory agencies.
•	Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.
•	Holders of convertible promissory notes have certain rights upon an event of default under their respective agreements that could harm our business, financial condition and results of operations and could require us to curtail or cease our operations.
•	If we are unable to comply with certain financial and operating restrictions required by the Synthesis Loan Agreements and Senior Convertible Notes, we may be limited in our business activities and access to credit or may default under the Synthesis Loan Agreements.
•	We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future.
•	Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labelling, withdrawal of products from the market, and the imposition of fines or criminal penalties.
•	We are subject to anti-corruption laws.
•	We are subject to evolving and complex tax regulations in the US, Greece and in the European Union.
•	We may not be able to obtain regulatory approval for new products.
•	We may have difficulty in developing new products.
•	We face significant competition, including competition from larger and better funded enterprises.
•	A significant disruption to any of our limited suppliers and production facilities could have a material adverse effect on our business and operations.
•	The Company is subject to market perceptions.
•	The Company is subject to international risks.
•	International economic conditions could have a material adverse effect on our business and operations.
•	The outbreak of the novel coronavirus and subsequent global pandemic, as well as the war in Ukraine, has and continues to cause disruption in the U.S. and global economy and has caused extreme fluctuations in U.S. and global markets, which could have a negative impact on our business and results of operations.
•	Market disruptions, supply-chain disruptions, geopolitical conflicts, including acts of war, macroeconomic events, and inflation, could create market volatility that negatively impacts our business and operations.
•	Fluctuations in price relating to conversion to Euros.
•	We may not be able to defend or protect our intellectual property.

-7-

•	We may be sued by third parties who claim that our products infringe on their intellectual property rights.
•	We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.
•	Governmental and third-party payors may impose sales and pharmaceutical pricing restrictions or controls on our products that could limit our future product revenues and adversely affect profitability.
•	The commercial success of our products will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.
•	We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.
•	The Company is subject to foreign currency risks.
•	The Company is subject to risks related to income taxes.
•	The Company is subject to risks related to internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.

Risks Related to Our Securities

•	Nevada anti-takeover law may discourage acquirers and eliminate a potentially beneficial sale for our shareholders.
•	We do not anticipate paying cash dividends on our Common Stock, and accordingly, shareholders must rely on stock appreciation for any return on their investment.
•	Our Articles of Incorporation grant the Board of Directors the power to designate and issue additional shares of preferred stock.
•	We have received a notice from Nasdaq of non-compliance with continued listing standards, which if we fail to comply with, our common stock could be delisted.
•	We may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares.
•	The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.
•

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

•	Public company compliance may make it more difficult to attract and retain officers and directors.
•	Our stock price may be volatile.
•

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock or Warrants either now or in the future.

•	Offers or availability for sale of a substantial number of shares of our Common Stock and/or Warrants may cause the price of our Common Stock to decline.
•	There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.
•

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

-8-

The Offering

Shares of Common Stock outstanding prior to this offering	[________] shares of Common Stock.

Securities offered by us

Up to [_______] shares of Common Stock in the aggregate represented by [_______] shares of Common Stock, or Pre-Funded Warrants to purchase up to [_______] shares of Common Stock and Common Warrants to purchase up to [_______] shares of Common Stock. Each share of Common Stock and Pre-funded Warrant will be sold together with one Common Warrant.

Per share offering price	$[_____]per share.

Pre-Funded Warrants

We are offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of Common Stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants, in lieu of shares of Common Stock that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the purchase price of the shares of Common Stock in this offering minus $0.0001, the exercise price of each Pre-Funded Warrant. Each Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it has been exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Shares of Common Stock to be outstanding after this offering	Up to shares of Common Stock assuming no sales of Pre-Funded Warrants which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis.

Common Warrants

Each share of Common Stock will be sold together with one Common Warrant. Each Common Warrant has an exercise price per share equal to [____%] of the public offering price of shares in this offering and expires on the fifth anniversary of the original issuance date. Because we will issue a Common Warrant for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of shares of Common Stock and Pre-Funded Warrants sold. This offering also relates to the shares of Common Warrants sold in this offering. This offering also relates to the shares of Common Stock issuable upon exercise of any Common Warrants sold in this offering.

Reasonable Best Efforts

We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 64 of this prospectus.

-9-

Use of proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. See “Use of Proceeds” on page 30 of this prospectus.

Depositary	Globex Transfer, LLC
Transfer Agent and Registrar	Globex Transfer, LLC
Risk Factors	See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Listing

Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “COSM”. We do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system.

The information above is based on 26,365,418 shares of Common Stock outstanding as of September 16, 2022, and unless otherwise indicated, all information in this prospectus excludes the following: up to 10,962,527 shares of Common Stock issuable upon exercise of 2,243,000 outstanding warrants, 2,413,438 shares issuable upon conversion of 1,500 shares of Series A Preferred Stock issued and outstanding, 5,000,000 shares reserved for issuance under our Equity Incentive Plan (subject to Stockholder approval) as well as [________] shares issuable upon exercise of Common Warrants sold in this offering.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding warrants or Series A Preferred Shares described above after September 16, 2022, including, for the avoidance of doubt, any Pre-Funded Warrants or Common Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risk factors discussed below as well as other information we include in this prospectus. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to This Offering

Resales of our shares of Common Stock in the public market by our shareholders as a result of this offering may cause the market price of our shares of Common Stock to fall.

We are registering up to [________] shares of Common Stock, as well as up to [________] shares of Common Stock, in the aggregate, issuable upon the exercise of the Pre-Funded Warrants or the Common Warrants offered under this prospectus. Sales of substantial amounts of our shares of Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

-10-

This offering may cause the trading price of our shares of Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the shares of Common Stock you purchase.

Because the price per share being offered is substantially higher than the net tangible book value per share of Common Stock, you will suffer substantial dilution in the net tangible book value of the shares of Common Stock you purchase in this offering. Assuming a public offering price of $[____] per share, which is the last reported sales price of our shares of Common Stock on Nasdaq on September [__], 2022, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of approximately $[_____] per share in the net tangible book value of the shares of Common Stock as of June 30, 2022. In addition, if previously issued options or warrants to acquire shares of Common Stock are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to investors purchasing our shares in this offering or result in downward pressure on the price of our shares of Common Stock. We may sell shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment and you will not have the opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

-11-

We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to limit or terminate our operations.

Even if we sell all securities offered hereby, the expected net proceeds of this offering may not be sufficient for us to fund the working capital needs of our business or potential strategic acquisitions we may pursue in the future. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Holders of the Pre-Funded Warrants or the Common Warrants will have no rights as holders of Common Stock until such warrants are exercised.

Until you acquire shares of Common Stock upon exercise of your Pre-Funded Warrants or the Common Warrants, you will have no rights with respect to the shares of Common Stock issuable upon exercise of your Common Warrants. Upon exercise of your Pre-Funded Warrants or the Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ownership of our shares of Common Stock on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire shares of Common Stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of Common Stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to the public offering price of shares of Common Stock in this offering and expires on the fifth anniversary of its original issuance date. In the event the market price per our shares of Common Stock does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

-12-

Risks Related to Our Business

History of significant losses and risk of losing entire investment.

We have a history of significant losses. We expect to continue to incur increasing net losses for the foreseeable future, and we may not maintain profitability. For the six (6) months ended June 30, 2022, we had revenue of $26,280,304, net loss of $1,037,909 and net cash used in operations of $3,023,685. For the year ended December 31, 2021, we had revenue of $56,239,667, net loss of $7,961,649 and net cash used in operations of $7,097,174. Additionally, as of June 30, 2022 and December 31, 2021, we had working capital of $4,128,418 and $10,950,492, respectively, an accumulated deficit of $52,352,868 and $34,345,506, respectively, and stockholders’ equity of $5,130,056 and $4,379,463, respectively. We have financed our operations primarily through the sale of equity securities and the issuance of convertible debt securities. There can be no assurance we will not have losses and negative cash flows in the near future as we continue to grow. Therefore, there is a significant risk that public investors may lose some or all of their investment.

Our financial statements have been prepared assuming that the Company will continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2021 have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements for the period ended December 31, 2021, set forth below, the continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability to raise adequate equity or debt financing, to fund operating losses until it becomes profitable. Our independent registered public accounting firm has included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report for the fiscal year ended December 31, 2021. If that were to occur the Company would be forced to suspend or terminate operations and, in all likelihood, cause investors to lose their entire investment.

Limited revenues, with substantial losses and no guarantee of continued profitability.

The Company has an evolving operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving and heavily-regulated pharmaceuticals industry, which is characterized by an ever-increasing number of market entrants, intense competition and high failure rate. In addition, significant challenges are often encountered in shifting from developmental to commercial activities.

We are subject to many business risks, including but not limited to, unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages against larger and more established companies. There can be no assurance that the Company will be profitable, or that the Company will be able to obtain sufficient additional funds to continue its planned activities. Therefore, prospective investors may lose all or a portion of their investment.

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

Our business and revenues, depend on favorable conditions in the markets for branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. Adverse changes in the economies where we sell our products, such as economic downturns, inflation, decreased employment levels, and reductions in consumer confidence could have a material adverse impact on our revenues and results of operation.

Grigorios Siokas, our Chief Executive Officer, beneficially owns approximately 38% of our outstanding shares of Common Stock which may give him the ability to control matters submitted to our stockholders for approval.

Grigorios Siokas, our CEO and principal stockholder, may be able to significantly influence matters requiring stockholder approval because he owns approximately 38% percent of the Company’s outstanding shares.

-13-

For example, Mr. Siokas may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction which could adversely affect the market price of our Common Stock.

If we lose the services of our Chief Executive Officer, our operations would be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of our CEO, Grigorios Siokas. If we were to lose his services, including through death or disability, our ability to continue to execute our business plan would be materially impaired. The Company has not entered into an employment agreement with Mr. Siokas.

We do not have the financial resources necessary to successfully complete product development, marketing and certain acquisitions.

As of June 30, 2022, we had net cash of $562,320. In order to complete product development, marketing and certain acquisitions, we are attempting to obtain sufficient additional capital including this offering. Even if we do find such financing, it may be on terms that are unfavorable or dilutive, to owners of the Company’s equity securities.

Our drug development program will require substantial additional capital to successfully complete it, arising from costs to:

•	complete research, preclinical testing and human studies;
•	establish pilot scale and commercial scale manufacturing processes; and
•	establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including, but not limited to:

•	the pace of scientific progress in our research and development programs and the magnitude of these programs;
•	the scope and results of preclinical testing and human studies;
•	the time and costs involved in obtaining regulatory approvals;
•	the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;
•	competing technological and market developments;
•	our ability to establish additional collaborations;
•	changes in our existing collaborations; and
•	the cost of manufacturing scale-up.

We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the achievement of major milestones and other payments.

We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our product candidates. Accordingly, any failure to raise adequate capital in a timely manner would be expected to have a material adverse effect on our business, operating results, financial condition and future growth prospects.

Additional funds are required to support our operations but we may be unable to obtain them on favorable terms, we would be required to cease or reduce further development or commercialization of our potential products.

-14-

Our success is highly dependent on attracting and retaining key scientific and management personnel, however, we may be unable to do so.

Our future depends on the service of our scientific and management teams and other key personnel. We may be unable to attract highly qualified personnel, especially if are not able to demonstrate to those individuals that we have sufficient funding to adequately compensate them either through current cash salary or with equity that could eventually have substantial value. If we are not able to attract highly qualified individuals, we may be unable to continue development or commercialization efforts of our proposed products which would have a material adverse effect on our operations.

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

We believe that the health care industry will continue to be subject to increasing regulation, as well as political and legal action, as future proposals to reform the health care system are considered by the European Union, the United Kingdom, and the Hellenic Republic of Greece. Our services and products are subject to rigorous regulation by the EMA, the Hellenic Ministry of Health and the Hellenic Organization of Medicine. The process of obtaining regulatory approvals to market a drug or medical device can be costly and time-consuming, and approvals might not be granted for future products, or additional indications or uses of existing products, on a timely basis, if at all. Delays in the receipt of, or failure to obtain approvals for, future products, or new indications and uses, could result in delayed realization of product revenues, reduction in revenues, and in substantial additional costs. In addition, no assurance can be given that we will remain in compliance with European Union, MHRA, the Hellenic Ministry of Health and other regulatory requirements if and when approval or marketing authorization has been obtained for a product. Regulatory requirements include, among other things, regulations regarding manufacturing practices, product labeling, and advertising and post marketing reporting, including adverse event reports and field alerts due to manufacturing quality concerns. Many of our facilities and procedures and those of our suppliers are subject to ongoing regulation, including periodic inspection by the applicable regulatory authorities. We must incur expense and spend time and effort to ensure compliance with these complex regulations. Possible regulatory actions for non-compliance could include warning letters, fines, damages, injunctions, civil penalties, recalls, seizures of our products, and criminal prosecution. These actions could result in, among other things, substantial modifications to our business practices and operations; refunds, recalls, or seizures of our products; a total or partial shutdown of production in one or more of our facilities while we or our suppliers remedy the alleged violation; the inability to obtain future pre-market approvals or marketing authorizations; and withdrawals or suspensions of current products from the market. Any of these events could disrupt our business and have a material adverse effect on our revenues, profitability and financial condition.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

Any future acquisitions that we may make could subject us to a number of risks, including, but not limited to:

•	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in increased indebtedness and/or dilution to our existing stockholders;
•	we may find that the acquired company or technologies do not improve our market position as planned;
•

we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

•	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;
•	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

-15-

•

we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence investigation or adequately adjust for in our acquisition arrangements;

•	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;
•	we may incur one-time write-offs or restructuring charges in connection with the acquisition;
•	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and
•	we may not be able to realize the cost savings or other financial benefits we anticipated.

We cannot assure you that, following any acquisition, we will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition, or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

Holders of convertible promissory notes have certain rights upon an event of default under their respective agreements that could harm our business, financial condition and results of operations and could require us to curtail or cease our operations.

Holders of promissory notes (the “Notes”) having an outstanding principal balance of approximately $625,000, as of June 30, 2022, have certain rights upon an event of default.

Events of default under the Notes, none of which have occurred as of the date of this prospectus, are defined under the Notes to include among others: (i) failure to pay principal, interest, late charges or any other amounts when due after any applicable cure period, under the Notes or any other instrument delivered in connection with the transaction; (ii) any default of at least $75,000 of indebtedness other than with respect to the Note and/or the entry of a final judgment concerning the foregoing; (iii) any bankruptcy, liquidation or other similar proceeding not dismissed within thirty (30) days of its initiation, or any voluntary bankruptcy or similar proceeding commenced by the Company or any subsidiary, or an admission in writing of its inability to pay its debts generally as they become due; (iv) the entry by a court of a decree, order, judgment or similar document in respect of the Company or any subsidiary of a voluntary or involuntary bankruptcy or similar proceeding; (v) any breach of a representation, warranty, covenant or other term or condition of any document in connection with this transaction except if curable, the breach remains uncured for two consecutive trading days; (vi) a Material Adverse Effect (as defined) occurs; (vii) failure to meet filing and effectiveness deadlines concerning this registration statement; (viii) failure to convert the Notes or deliver underlying Common Stock on a timely basis; (ix) suspension from trading or listing of the Common Stock for five consecutive trading days; and (x) failure to reserve at least 150% of the number of shares of Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants.

The Notes provide that upon an Event of Default, the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent. The exercise of any of the above rights upon an event of default could substantially harm our financial condition and force us to curtail, or even cease our operations.

If we are unable to comply with certain financial and operating restrictions required by the Synthesis Loan Agreements and Senior Convertible Notes, we may be limited in our business activities and access to credit or may default under the Synthesis Loan Agreements.

Provisions in the Senior Convertible Notes (the “Notes”) impose restrictions or require prior approval on our ability and the ability of our subsidiaries to, among other things: (i) the Notes shall be senior to all other indebtedness other than Permitted Indebtedness (including Synthesis and certain acquisitions); (ii) create any indebtedness, other than Permitted Indebtedness; (iii) create any liens other than Permitted Liens; (iv) make payments on indebtedness; (v) redeem or declare cash dividends or distributions on the capital stock; (vi) transfer any assets or rights other than in the ordinary course of business; (vii) permit any indebtedness to mature prior to maturity other than Permitted Indebtedness; (viii) material change in nature of business; (ix) maintain property, intellectual property and insurance; or (x) engage in certain related party transactions.

-16-

Provisions in the Senior Convertible Notes (the “Notes”) impose restrictions or require prior approval on our ability and the ability of our subsidiaries to, among other things: (i) the Notes shall be senior to all other indebtedness other than Permitted Indebtedness (including Synthesis and certain acquisitions); (ii) create any indebtedness, other than Permitted Indebtedness; (iii) create any liens other than Permitted Liens; (iv) make payments on indebtedness; (v) redeem or declare cash dividends or distributions on the capital stock; (vi) transfer any assets or rights other than in the ordinary course of business; (vii) permit any indebtedness to mature prior to maturity other than Permitted Indebtedness; (viii) material change in nature of business; (ix) maintain property, intellectual property and insurance; or (x) engage in certain related party transactions.

The Synthesis Loan Agreements also contain other customary covenants. We may not be able to comply with above-described covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default which, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under the Synthesis Loan Agreements and the Notes, which would require us to pay all amounts outstanding. If the maturity of our indebtedness is accelerated, we do not currently have sufficient funds available for repayment and we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all. Our failure to repay the indebtedness would result in Synthesis and/or the Noteholders foreclosing on all or a portion of our assets and force us to curtail, or even to cease, our operations.

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future.

Our business exposes us to potential product liability related to our business of marketing distribution of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. We currently carry product liability but we may not be able to maintain such insurance or the amount of such insurance may not be adequate to cover claims. We could be materially and adversely affected if we were required to pay damages or incur defense costs in connection with a claim outside the scope of insurance coverage or if our liability exceeds the amount of applicable insurance. In addition, insurance may not continue to be available on terms acceptable to us, if at all, or if obtained, the insurance coverage may be insufficient to cover any potential claims or liabilities. Similar risks, but with larger potential liability amounts, would exist upon the commercialization or marketing of any products by our collaborators or us.

Regardless of their merit or eventual outcome, product liability claims may result in:

•	decreased demand for our products;
•	injury to our reputation and significant negative media attention;
•	costs of litigation;
•	distraction of management; and
•	substantial monetary awards to plaintiffs.

Should any of these events occur, it could have a material adverse effect on our reputation and financial condition.

-17-

Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties. Adverse safety events may also damage physician and patient confidence in our products and our reputation. Any of these could result in liabilities, loss of revenue, material write-offs of inventory, material impairments of intangible assets, goodwill and fixed assets, material restructuring charges and other adverse impacts on our results of operations. Regulatory authorities are making greater amounts of stand-alone safety information directly available to the public through periodic safety update reports, patient registries and other reporting requirements. The reporting of adverse safety events involving our products or products similar to ours and public rumors about such events may increase claims against us and may also cause our product sales or stock price to decline or experience periods of volatility. Restrictions on use or significant safety warnings that may be required to be included in the label of our products may significantly reduce expected revenues for such products and require significant expense and management time.

We are subject to anti-corruption laws.

We are subject to the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws in other European Union countries, including Greece. These laws generally prohibit companies and their intermediaries from engaging in bribery or making other prohibited payments to government officials for the purpose of obtaining or retaining business, and some have record keeping requirements. The failure to comply with these laws could result in substantial criminal and/or monetary penalties. We operate in jurisdictions that have experienced corruption, bribery, pay-offs and other similar practices from time-to-time and, in certain circumstances, such practices may be local custom. We have implemented internal control policies and procedures that mandate compliance with these anti-corruption laws. However, we cannot be certain that these policies and procedures will protect us against liability. There can be no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or agents are found to have engaged in such practices, we could suffer severe criminal or civil penalties and other consequences that could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

We are subject to evolving and complex tax regulations in the US, UK, Greece and in the European Union.

We are subject to evolving and complex tax laws in the jurisdictions in which we operate. Significant judgment is required for determining our tax liabilities, and our tax returns are periodically examined by various tax authorities. We believe that our accrual for tax contingencies is adequate for all open years based on past experience, interpretations of tax law, and judgments about potential actions by tax authorities; however, due to the complexity of tax contingencies, the ultimate resolution of any tax matters may result in payments greater or less than amounts accrued. In December 2017, the U.S. Congress passed the Tax Cuts and Jobs Act of 2016 (the “TCJA”), which made significant changes to the existing tax law applicable to individuals and corporations. In addition, the U.S. Congress is currently considering legislation that undo many of the changes made by the TCJA as well as provisions that would expand entitlement programs. Changes to the U.S. international tax laws could have a significant impact on our financial results. In addition, we may be affected by changes in tax laws, including tax rate changes, changes to the laws related to the remittance of foreign earnings (deferral), or other limitations impacting the U.S. tax treatment of foreign earnings, new tax laws, and revised tax law interpretations in domestic and foreign jurisdictions. This prospectus does not discuss any such tax legislation or the manner in which it might affect purchasers of our securities. We urge you to consult with your legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in our securities.

We may not be able to obtain regulatory approval for new products.

Obtaining and maintaining regulatory approval has been and will continue to be increasingly difficult, time-consuming and costly. There may be situations in which demonstrating the efficacy and safety of a product candidate may not be sufficient to gain regulatory approval unless superiority to comparative products can be shown. Also, legislative bodies or regulatory agencies could enact new laws or regulations or change existing laws or regulations at any time, which could affect our ability to obtain or maintain approval of our products or product candidates. For example, the EU has finalized legislation, which relate to the conduct of clinical trials. While the aim of the new legislation is improvement in operational efficiency and a streamlining of the overall clinical trial authorization process, the new requirements also provide for increased transparency of clinical trial results and submission of quality data relating to the products and product candidates used for such trials. Failure to comply with new laws or regulations could result in significant monetary penalties as well as reputational and other harms. We are unable to predict when and whether any further changes to laws or regulatory policies affecting our business could occur, such as efforts to reform medical device regulation or the pedigree requirements for medical products or to implement new requirements for combination products, and whether such changes could have a material adverse effect on our business and results of operations. Regulatory authorities may also question the sufficiency for approval of the endpoints we select for our clinical trials. Regulatory authorities could also add new requirements, such as the completion of an outcomes study or a meaningful portion of an outcomes study, as conditions for obtaining approval or obtaining an indication. The imposition of additional requirements may delay our clinical development and regulatory filing efforts, and delay or prevent us from obtaining regulatory approval for new product candidates, new indications for existing products or maintenance of our current labels.

-18-

Difficulty in developing new products.

We believe, based on our knowledge of the industry, that our future strategy relies on the acquisition of new operating subsidiaries and the subsequent launch of new products and technologies. To accomplish this, we may need to commit substantial efforts, funds, and other resources to research and development. A high rate of failure is inherent in the research and development of new products and technologies. Failure can occur at any point in the process, including after significant funds have been invested. We cannot state with certainty when or whether any of our products will be developed and/or launched, whether we will be able to develop, license, or otherwise acquire compounds or products, or whether any products will be commercially successful.

We face significant competition, including competition from larger and better funded enterprises.

Our pharmaceutical businesses are conducted in intensely competitive and often highly regulated markets. Many of our pharmaceutical products face competition in the form of branded or generic drugs that treat similar diseases or indications. Our competitors include other trading companies, smaller companies, with generic drug and consumer healthcare products. We compete with other companies that manufacture and sell products that treat diseases or indications similar to those treated by our trading pharmaceutical products.

Our competitive position in pharmaceutical sector is affected by several factors including among others, the amount and effectiveness of our and our competitors’ promotional resources; customer acceptance; product quality; our and our competitors’ introduction of new products, ingredients, claims, dosage forms, or other forms of innovation; and pricing, regulatory and legislative matters (such as product labeling, patient access and prescription).

The branded pharmaceutical industry is highly competitive. Our products compete with products manufactured by many other companies in highly competitive markets throughout the EU territory and internationally as well. Competitors include many of the major brand name and generic manufacturers of pharmaceutical products. If competitors introduce new products, delivery systems or processes with therapeutic or cost advantages, our products can be subject to progressive price reductions or decreased volume of sales, or both.

In the generic pharmaceutical market, we might face intense competition from other generic drug manufacturers, brand name pharmaceutical companies, existing brand equivalents and manufacturers of therapeutically similar drugs.

Newly introduced generic products with limited or no other generic competition typically garner higher prices. At the expiration of the exclusivity period, other generic distributors may enter the market, resulting in a significant price decline for the drug. Consequently, the maintenance of profitable operations in generic pharmaceuticals depends, in part, on our ability to select, develop and launch new generic products in a timely and cost-efficient manner and to maintain efficient, high quality business capabilities.

Our own branded nutraceutical products compete in the nutritional industry against companies that sell through retail stores, as well as against other direct selling companies. We compete against manufacturers and retailers of nutraceutical products which are distributed through supermarkets, drug stores, health food stores, vitamin outlets and mass market retailers, among others. We believe that the principal components of competition in nutraceutical products are expertise and service, high product quality, diversification and differentiation, price, and brand recognition.

-19-

Operating conditions have become more challenging under the mounting global pressures of competition, industry regulation and cost containment. We continue to take measures to evaluate, adapt and improve our organization and business practices to better meet customer and public needs. We also seek to continually enhance the organizational effectiveness of all of our functions, including efforts to accurately and ethically launch and promote our products.

If we are not able to overcome these competitive challenges, our prospects, results of operations, and financial condition could be harmed.

Concentration of suppliers and production.

A substantial portion of our capacity, as well as our current production, is attributable to a limited number of manufacturing facilities and certain third-party suppliers. A significant disruption at any one of such facilities within our internal or third party supply chain, even on a short-term basis, whether due to a labor strike, failure to reach acceptable agreement with labor and unions, adverse quality or compliance observation, infringement of intellectual property rights, act of God, civil or political unrest, export or import restrictions, or other events could impair our ability to trade, produce and ship products to the market on a timely basis and could, among other consequences, subject us to exposure to claims from customers. Any of these events could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company is subject to market perceptions.

Market perceptions of us are very important to our business, especially market perceptions of our Company and brands and the safety and quality of our products. If we, our partners and suppliers, or our brands suffer from negative publicity, or if any of our products or similar products which other companies distribute are subject to market withdrawal or recall or are proven to be, or are claimed to be, ineffective or harmful to consumers, then this could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price. Also, because we are dependent on market perceptions, negative publicity associated with product quality, patient illness, or other adverse effects resulting from, or perceived to be resulting from, our products, or our partners’ and suppliers’ manufacturing facilities, could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

International risks.

Our business is subject to risks associated with doing business internationally. Sales outside of the U.S. make up 100% percentage of our net sales. Additional risks associated with our international operations include: differing local product preferences and product requirements; trade protection measures and import or export licensing requirements; difficulty in establishing, staffing, and managing operations; differing labor regulations; potentially negative consequences from changes in or interpretations of tax laws; political and economic instability, including sovereign debt issues; price controls, limitations on participation in local enterprises, expropriation, nationalization, and other governmental action; inflation, recession, and fluctuations in interest rates; compulsory licensing or diminished protection of intellectual property; and potential penalties or other adverse consequences for violations of the General Data Protection Rules (“GDPR”) and anti-corruption, anti-bribery, and other similar laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act. Events contemplated by these risks may, individually or in the aggregate, have a material adverse effect on our revenues and profitability.

International economic conditions.

Criticism of excessive national debt of Greece has led to credit downgrades of the sovereign debt of Greece, and uncertainty about the future status of the Euro. Destabilization of the European economy could lead to a decrease in consumer confidence, which could cause reductions in discretionary spending and demand for our subsidiaries’ products. Furthermore, sovereign debt issues could also lead to further significant, and potentially longer-term, economic issues, such as reduced economic growth and devaluation of the Euro against the U.S. Dollar, any of which could adversely affect our and each of our subsidiaries’ business, financial condition and operating results.

-20-

Our international operations could be affected by the ongoing war in Ukraine, currency fluctuations, capital and exchange controls, expropriation and other restrictive government actions, changes in intellectual property legal protections and remedies, trade regulations and procedures and actions affecting approval, production, pricing, and marketing of, reimbursement for and access to our products, as well as by political unrest, unstable governments and legal systems and inter-governmental disputes. Any of these changes could adversely affect our business.

Market disruptions, supply-chain disruptions, geopolitical conflicts, including acts of war, macroeconomic events, and inflation, could create market volatility that could have a negative impact on our business and results of operations.

Various social and political tensions in the United States and around the world may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide markets and may cause further economic uncertainties in the United States and worldwide.

The occurrence of events similar to those in recent years, such as the war in Ukraine, instability, new and ongoing pandemics (such as COVID-19), epidemics or outbreaks of infectious diseases in certain parts of the world, natural/environmental disasters, supply-chain disruptions, terrorist attacks in the United States and around the world, social and political discord, increasingly strained relations between the United States and a number of foreign countries, new and continued political unrest in various countries, continued changes in the balance of political power among and within the branches of the U.S. Government, government shutdowns, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.

The Effects of COVID-19.

Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of this prospectus. These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

The Effects of War in the Ukraine.

On February 24, 2022, Russian forces launched significant military action against Ukraine. There continues to be sustained conflict and disruption in the region, which is expected to endure for the foreseeable future. We do not conduct any commercial transactions with either Ukraine or Russia and the Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of this prospectus. Such political issues and conflicts could have a material adverse effect on our results of operations and financial condition if they escalate in areas in which we do business. In addition, changes in and adverse actions by governments in foreign markets in which we do business could have a material adverse effect on our results of operations and financial condition.

These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions. We will continue monitoring the social, political, regulatory and economic environment in Ukraine and Russia, and will consider further actions as appropriate.

Conversion to Euros.

Although we report our financial results in U.S. Dollars, a significant portion of our revenues, indebtedness and other liabilities and our costs are denominated in Euros. Our results of operations and, in some cases, cash flows, have in the past been and may in the future be adversely affected by certain movements in currency exchange rates. In particular, the risk of a debt default by one or more European countries and related European or national financial restructuring efforts may cause volatility in the value of the Euro. Defaults or restructurings in other countries could have a similar adverse impact. From time to time, we may implement currency hedges intended to reduce our exposure to changes in foreign currency exchange rates. However, our hedging strategies may not be successful, and any of our unhedged foreign exchange exposures will continue to be subject to market fluctuations. The occurrence of any of the above risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

-21-

We may not be able to defend or protect our intellectual property.

We do not hold any patents at this time and we rely on trade secrets, know-how and other proprietary information. We seek to protect this information, in part, through the use of confidentiality agreements with employees, consultants, advisors and others. Nonetheless, there can be no assurance that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information and prevent their unauthorized use or disclosure. While we are not aware of any challenges to our intellectual property, if any patents are issued to us litigation may ensue. There is also the risk that our employees, consultants, advisors or others will not maintain confidentiality of such trade secrets or proprietary information, or that this information may become known in some other way or be independently developed by the Company’s competitors.

We may be sued by third parties who claim that our products infringe on their intellectual property rights.

We may be exposed to future litigation by third parties based on claims that our products or activities infringe on their intellectual property rights or that we have misappropriated their trade secrets. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following, any of which could have a material adverse effect on us, our results of operations and could cause us to curtail or cease its operations:

•	Cease testing, developing, using and/or commercializing products that it may develop; or
•	Obtain a license from the holder of the infringed intellectual property right, which could also be costly or may not be available on reasonable terms.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We may be subject to litigation and damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers. Although no claims against us are currently pending or threatened, we may be subject to claims that our employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers of our employees. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain product candidates, which could severely harm our business.

Governmental and third-party payors may impose sales and pharmaceutical pricing restrictions or controls on our products that could limit our future product revenues and adversely affect profitability.

The commercial success of our products is substantially dependent on whether third-party reimbursement is available for the ordering of our products by the medical profession for use by their patients. Medicare, Medicaid, health maintenance organizations and other third-party payors may not cover or provide adequate payment for our products. They may not view our products as cost-effective and reimbursement may not be available to consumers or may not be sufficient to allow our products to be marketed on a competitive basis. Likewise, legislative or regulatory efforts to control or reduce health care costs or reform government health care programs could result in lower prices or rejection of our products. Changes in reimbursement policies or health care cost containment initiatives that limit or restrict reimbursement for our products may cause our revenue to decline.

-22-

The commercial success of our products will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

Even if a product candidate is approved for sale by the appropriate regulatory authorities, physicians may not prescribe our product candidates, in which case we would not generate revenue or become profitable. Market acceptance by physicians, healthcare payors and patients will depend on a number of factors, including:

•	acceptance by physicians and patients of each such product as a safe and effective treatment;
•	cost effectiveness;
•	adequate reimbursement by third parties;
•	potential advantages over alternative treatments; and
•	relative convenience and ease of administration.

We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

We follow generally accepted accounting principles (“U.S. GAAP”) for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

Foreign currency risks.

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and, amounts included in the “Statements of Operations and Comprehensive Income (Loss)” are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated. Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in comprehensive income (loss).

Risks related to income taxes.

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes, ASC 740 “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets.

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-then-not sustainable upon audit based on the position’s technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. We operate and are subject to audit in multiple taxing jurisdictions.

We record interest and penalties related to income taxes as a component of interest and other expense, respectively.

-23-

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of the U.S. net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company has net operating loss carry-forwards in our parent, Cosmos Holdings Inc., which are applicable to future taxable income in the United States (if any). Additionally, the Company has income tax liabilities in the United Kingdom of England. The income tax assets and liabilities are not able to be netted. We therefore reserve the income tax assets applicable to the United States, but recognize the income tax liabilities in Greece and the United Kingdom of England. Losses may also be subject to limitation under certain rules regarding change of ownership.

Risks related to internal controls.

The Company’s management, with the participation of the Company’s Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures. Based upon that evaluation, the Principal Executive Officer and the Principal Financial Officer have concluded that, as of the end of the last reporting period, the Company’s disclosure controls and procedures were partially effective. The Management is committed to remediate the material weaknesses identified, which include lack of segregation of duties and lack of internal controls structure review. The Internal Auditors of the Company are in the process of developing further procedures to ensure the effectiveness of internal controls and the accuracy and completeness of financial reporting. The Company will evaluate the controls and procedures on a quarterly basis and judge what weaknesses to be remediated based on materiality and circumstances.

Risks Related to Our Securities

Nevada anti-takeover law may discourage acquirers and eliminate potentially beneficial sale for our shareholders.

Provisions of our charter, bylaws, and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our articles of incorporation and By-laws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our Common Stock. Shareholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our shareholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our board of directors;
•

authorize our board of directors to issue without shareholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors;

•	establish advance notice requirements for shareholder nominations to our board of directors or for shareholder proposals that can be acted on at shareholder meetings;
•	authorize the Board of Directors to amend the By-laws;
•	limit who may call shareholder meetings; and
•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our certificate of incorporation.

-24-

Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our Common Stock may be limited.

We do not anticipate paying cash dividends on our Common Stock, and accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have not declared or paid any cash dividend on our Common Stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our Common Stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. An affiliate may sell an amount equal to the greater of 1% of the outstanding 26,365,418 shares as of September 16, 2022, or the average weekly number of shares sold on the Nasdaq Capital Market in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate without any restrictions after they have been held one year.

Our Articles of Incorporation grant the Board of Directors the power to designate and issue additional shares of preferred stock which may act as an anti-takeover device.

Our Articles of Incorporation grant our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our Board of Directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our stockholders and may dilute our book value.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We have received a notice from Nasdaq of non-compliance with continued listing standards, which if we fail to comply with, our Common Stock could be delisted.

Pursuant to a non-compliance letter from the Nasdaq Capital Market, the Company has one hundred eighty (180) calendar days from July 26, 2022 to regain compliance by the closing bid price of the Company’s common stock being at least $1.00 per share for ten (10) consecutive trading days. In the event we do not regain compliance by January 22, 2023, we may be eligible for an additional one hundred eighty (180) calendar day grace period.

-25-

If we fail to meet the Nasdaq Capital Market’s ongoing listing criteria, our Common Stock could be delisted. If our Common Stock is delisted by the Nasdaq Capital Market, our Common Stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our Common Stock would become subject to the regulations of the SEC relating to the market for penny stocks described in the following risk factor. The regulations applicable to penny stocks may severely affect the market liquidity for our Common Stock and could limit the ability of stockholders to sell such securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our Common Stock or Warrants, and there can be no assurance that our Common Stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from the Nasdaq Capital Market could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Although there is no assurance, we expect that this offering and/or the shareholder proposal to provide the Board of Directors with the discretion to effect a Reverse Stock Split, if necessary, will enable us to regain compliance with Nasdaq’s minimum bid-price requirement for continued listing on the Nasdaq Capital Market. Although Nasdaq notification letters described above have no immediate effect on our listing on the Nasdaq Capital Market, and we are working on implementing plans to regain compliance with Nasdaq listing standards, there can be no assurance that we will be able to regain compliance with Nasdaq’s minimum bid-price requirement.

We may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and ales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Furthermore, the penny stock designation may adversely affect the development of any public market for our shares of Common Stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in penny stock is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars ($5.00) per share; (ii) that are not traded on a “recognized” national exchange; and (iii) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock. Rule 15g-9 of the SEC requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company’s stockholders to resell their shares to third parties or to otherwise dispose of them.

-26-

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports, proxy statements, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Our Chief Executive Officer and Chief Financial Officer are required to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to enhance appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies. Additionally, in the event we are no longer a smaller reporting company, as defined under the Exchange Act, and we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent registered public accountants’ certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to continue to be listed on Nasdaq.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal control requirements of the Sarbanes-Oxley Act. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may, in the future, discover areas of our internal controls that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations make it more difficult and expensive for us to obtain such insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

-27-

Our stock price may be volatile.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the nutraceutical & pharmaceutical industries;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock by existing shareholders, noteholders and warrant holders;
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

Our shares of Common Stock are thinly traded, our Common Stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

-28-

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

We are generally not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. The market price of our Common Stock could decline as a result of sales of Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock after this offering or the perception that such sales could occur.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our Common Stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our Common Stock could decline if one or more equity research analysts downgrade our Common Stock or if they issue other unfavorable commentary or cease publishing reports about us or our business.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain information included in this prospectus may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	our ability to raise capital when needed;
•	difficulties or delays in the product development process, including the results of preclinical studies or clinical trials;
•	ability to enter into financing and strategic agreements and relationships;
•	difficulties or delays in the regulatory approval process;
•	adverse side effects or inadequate therapeutic efficacy of our drug candidates that could slow or prevent product development or commercialization;
•	dependence on third party suppliers;

-29-

•	uncertainties relating to manufacturing, sales, marketing and distribution of our drug candidates that may be successfully developed and approved for commercialization;
•	the uncertainty of protection for our patents and other intellectual property or trade secrets;
•	competition;
•	potential adverse effects resulting from failure to maintain effective internal controls;
•	the potential volatility of the market price for our shares of Common Stock;
•	the potential dilution of our shareholders’ potential ownership due to this offering and future issuances of share capital;
•	our ability to comply with the applicable continued listing requirements of Nasdaq; and
•	other factors referred to in section “Risk Factors” in this prospectus.

All forward-looking statements contained herein speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $[_____] million, after deducting the placement agent fee and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Common Warrants. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

This expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close.

DIVIDEND POLICY

We have not paid any cash dividends to date, nor does the Company anticipate paying such dividends for the foreseeable future. Rather, future earnings, if any, will be used to finance the expansion of our business. Any potential future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay dividends.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2022 on:

•	an actual basis; and

•	an as adjusted basis, to give effect to the sale of shares of Common Stock in this offering at the assumed public offering price of $[___] per share (assuming the sale of the maximum offering amount), and after deducting commissions and estimated offering expenses payable by us;

-30-

You should read this table in conjunction with our consolidated financial statements included elsewhere in this prospectus and the sections of this prospectus titled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	At June 30, 2022
	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash	$562,320
Liabilities:
Current liabilities	35,871,360
Total liabilities	39,687,778
Stockholders’ equity :
Shares of Common stock, $0.001 par value, 300,000,000 shares authorized and 23,998,857 shares issued and 23,611,433 shares outstanding as of June 30, 2022	23,997
Treasury Stock, 387,424 shares	(816,707)	(816,707)
Additional paid-in capital	59,861,359
Accumulated deficit	(52,352,868)	(52,352,868)
Total stockholders’ equity	5,130,056

Total capitalization	$44,817,834

The information above is based on 26,365,418 shares of Common Stock outstanding as of September 16, 2022, and unless otherwise indicated, all information in this prospectus excludes the following: up to 10,862,527 shares of Common Stock issuable upon exercise of 2,243,000 outstanding warrants, 2,413,438 shares issuable upon conversion of 1,500 shares of Series A Preferred Stock issued and 5,000,000 shares reserved for issuance under our Equity Incentive Plan (subject to Stockholder approval) as well as [______________] shares issuable upon exercise of Pre-Funded Warrants or Common Warrants sold in this offering.

DILUTION

If you invest in our shares of Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and our as adjusted net tangible book value per share after the completion of this offering. Net tangible book value per share is calculated by subtracting our total liabilities ($39,687,778) as of June 30, 2022 from our total tangible assets ($47,101,438) and dividing this amount by the 23,611,433 shares outstanding. Our net tangible book value as of June 30, 2022 was approximately $7,413,660, or $0.31 per share.

After giving effect to the sale of shares of Common Stock in this offering at the assumed public offering price of $[___] per share (assuming the sale of the maximum offering amount), and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $[_____] million, or $[_____] per share. This amount represents an immediate dilution in the net tangible book value of $ per share to our existing shareholders and an immediate increase in net tangible book value of $[_____] per share to new investors purchasing shares in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$
Net tangible book value per share as of June 30, 2022	$0.31
Net dilution in net tangible book value per share attributable to existing shareholders	$
As adjusted net tangible book value per share after this offering		$
Net increase in net tangible book value per share to new investors in this offering		$

The information above is based on 26,365,418 shares of Common Stock outstanding as of September 16, 2022, and unless otherwise indicated, all information in this prospectus excludes the following: up to 10,862,527 shares of Common Stock issuable upon exercise of 2,243,000 outstanding warrants, 2,413,438 shares issuable upon conversion of 1,500 shares of Series A Preferred Stock issued and outstanding, and 5,000,000 shares reserved for issuance under our Equity Incentive Plan (subject to Stockholder approval) as well as [______________] shares issuable upon exercise of Pre-Funded Warrants or Common Warrants sold in this offering.

-31-

To the extent that these excluded options and warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with the consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements regarding our expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

Summary

Cosmos Holdings, Inc. was formed as a Nevada incorporation on July 7, 2009, under the name of Prime Estates & Developments Inc. Effective September 27, 2013, we acquired 100% ownership of Amplerissimo Ltd., a private company whose principal activities included providing consulting services to various industries. On November 14, 2013, we changed our name to Cosmos Holdings, Inc. and changed our focus and business strategy to the healthcare and pharmaceutical industry. The Company, through Amplerissimo Ltd, formed SkyPharm S.A. on August 1, 2014, a Greek corporation which focuses on the trading of nutraceutical products. On February 10, 2017, we acquired 100% ownership of Decahedron Ltd., a United Kingdom company, which is a fully licensed wholesaler of pharmaceutical products, and its primary activity is the trading, distribution, import and export of pharmaceuticals and nutraceuticals. In addition, on December 19, 2018, the Company acquired 100% ownership of Cosmofarm Ltd, a Greek company which is a pharmaceutical wholesaler and networks with over 1,500 pharmacies.

Cosmos Holdings Inc is a healthcare group pharmaceutical company with a proprietary line of nutraceuticals and distributor pharmaceuticals. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, with an emphasis on acquisitions of established companies and our ability to maintain better pharmaceutical assets than others. This operating model and the execution of its corporate strategy are designed to enable the Company to achieve sustainable growth and create added value for our shareholders. In particular, the Company aims to enhance its pharmaceutical and over-the-counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective company acquisition opportunities. The Company, through its subsidiaries, is operating within the healthcare sector and in order to compete successfully in the healthcare industry, must demonstrate that its products offer medical benefits as well as cost advantages. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

The Company continues to rapidly expand its distribution network worldwide and open new markets for its proprietary line of nutraceuticals and licensed pharmaceuticals through its distribution channels and ecommerce marketplace. The Company uses its extensive network with direct access to Europe’s primary sales channels for pharmaceuticals and nutraceuticals, which includes over 160 pharmaceutical wholesale distributors in Europe’s largest markets, over 40,000 pharmacies in Europe and 1,500 pharmacies in Greece. The Company achieves stable supply of pharmaceuticals from Doc Pharma which enhances its ability to scale its expansion. It receives full priority in the production of nutraceuticals and volumes. Its full production in Greece ensures a decisive production cost advantage whilst it secures additional discounts by leveraging its purchasing scale.

Revenue sources

The Company operates in nutraceuticals industry, distribution of pharmaceuticals and healthcare distribution.

-32-

Pharmaceuticals

We are engaged in the promotion, distribution and sale of licensed branded generics and OTC products throughout Europe by our subsidiaries in Greece and UK. Our capital efficient business model is based on infrastructure, efficiency and scale. There is a significant growth on opportunities through product additions and geographic expansion.

Healthcare Distribution

We conduct direct distribution and sales of pharmaceuticals, medical devices, branded generics and OTC products. Our automated and GDP licensed distribution facilities ensure all medications reach their destination daily on an efficient and secure way. Our network exceeds over 1,500 pharmacies in Greece. We have created an upgraded and high-end distribution center in Greece due to our Robotic systems and integrated automations (“ROWA” robotics).

Nutraceuticals

We have created and developed our own proprietary branded nutraceutical products, named “Sky Premium Life®” which was launched in 2018 and “Mediterranation®” which was launched in 2022. Utilizing unique formulations, and specialized extraction processes which follow strict pharmaceutical standards, our proprietary lines of nutraceuticals aim for excellence. We have a full portfolio of fast moving and specialty formulas with more than 80 product codes including vitamins, minerals and other herbal extracts. Our nutraceutical products are manufactured exclusively by Doc Pharma, a related party of the Company. Our nutraceutical products have penetrated several markets within 2021 and 2022 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a market with high grow opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

Regulations and Licenses

Our subsidiary, Decahedron, was granted the license for the wholesale of medicinal products for human use in February 2021 pursuant to the regulation of 18 of The Human Medicines Regulations 2012 (SI 2012/1916). It fulfills the guidelines of the Wholesale Distribution Authorisation (Human). Moreover, our subsidiary, Cosmofarm S.A., was granted the license for the wholesale of pharmaceutical products for human use on February 2019 pursuant to the EU directive of (2013/C 343/01). It fulfils the Guidelines of the Good Distribution Practices of medical products for human use. All licenses were granted based on inspections and are valid unless current inspections occur which will revise their status.

Risks

Supply chain disruption is a growing concern for the European pharmaceutical industry as it increasingly looks to cut costs by relying on ‘emerging markets’, where standards can be lower in terms of compliance, ethics and health and safety.

Hikes in the price of medicine and their impact on the sustainability of the healthcare systems are garnering more and more attention. European regulators are willing to play their part in safeguarding continued access to safe and effective medicines. Regulators can speed up the approval of branded pharmaceuticals and biosimilars to boost competition and drive down prices.

Cuts in healthcare spending keep occurring since the financial crises of the late of 2000s. Europe’s slow recovery has been uneven, with austerity and economic uncertainty, especially in the EU’s poorer member states, such as Greece.

The Effects of COVID-19 on Our 2022 Operations

The World Health Organization (“WHO”) declared the coronavirus outbreak a pandemic on March 11, 2020. Since the outbreak in China in December 2019, COVID-19 has expanded its impact to Europe, where all of our operations reside as well as our employees, suppliers and customers. To date, our operations have been adversely affected by the following COVID-19 risks:

-33-

Adverse Risks

o	Drug shortages due to ban of exports;
o	Problems/restrictions in supply chain;
o	Logistics delays of Restrictions on employees’ ability to work o Liquidity issues (AR/AP) – payment delays; and new government regulations for freezing payment terms;
o	National or EU long lasting recession;

Management has identified opportunities as listed below, that could balance, at least in part, the adverse effects of COVID-19. However, there can be no assurance that this will occur prior to a vaccine and treatment becoming effective.

Management’s Expectations Regarding COVID-19

Management believes that there could be a positive long-term outcome from COVID-19, which could result in an increase in sales of OTC branded products, nutraceuticals, antibacterial products, gloves, oximeters, thermometers and medical masks. However, there is no guarantee of such results. Therefore, we will increase R&D as we are aiming to innovate and create new products in order to help combat against COVID-19. We have adapted our strategy in response to COVID-19 and will continue to do so.

What Effect Will COVID-19 Have on the Company’s Disclosure Controls

Management does not believe COVID-19 will have a significant effect on our disclosure controls as there have been no changes to date. Our operations have continued at a normal pace, at least 95% of our staff continue to work on site and those staff who are working remotely have no impact on our disclosure controls.

Comparison of Period-to-Period Results of Operations

Three Months and Six Months Period Ended June 30, 2022 compared to Three Months and Six Months Ended June 30, 2021

Revenue

The Company had revenue of $13,208,504 and $14,846,925 (a decrease of 11.0%) for the three months ended June 30, 2022 and 2021, respectively and $26,280,304 and $26,466,001 (a decrease of 0.7%) for the six months ended June 30, 2022 and 2021, respectively. The Company had a net loss of $1,241,256 on revenue of $13,208,504 versus a net loss of $2,379,056 on revenue of $14,846,25 for the three months ended June 30, 2022 and 2021, respectively. Also, the Company had a net loss of $1,037,909 on revenue of $26,280,304 versus a net loss of $4,552,959 on revenue of $26,466,001 for the six months ended June 30, 2022 and 2021, respectively.

Cost of Goods Sold

The Company had costs of goods sold of $11,362,632 versus $12,810,082 (a decrease of 11.3%) for the three months ended June 30, 2022 and 2021, respectively. In addition, the Company had costs of goods sold of $22,542,500 versus $23,427,823 (a decrease of 3.78%) for the six months ended June 30, 2022 and 2021, respectively. The decrease in the six month is primarily due to the increase in revenue of own branded nutritional supplements named “Sky Premium Life”.

Our future revenue growth is expected to continue to be affected by various factors such as industry growth trends, including drug utilization, the introduction of new innovative brand therapies, the likely increase in the number of branded pharmaceutical products that will be available over the next few years’ price increases and price deflation, general economic conditions, including the effects of the current conflict in the Ukraine, the coronavirus in the United Kingdom and the member states of European Union, competition within the industry, customer consolidation, changes in pharmaceutical manufacturer pricing and distribution policies and practices, increased downward pressure on government and other third party reimbursement rates to our customers, and changes in government rules and regulations.

-34-

Gross Profit

The Company had gross profit of $1,845,872 versus $2,036,843 (a decrease of 9.38%) for the three months ended June 30, 2022 and 2021, respectively. In addition, the Company had gross profit of $3,737,804 versus $3,038,178 (an increase of 23.03%) for the six months ended June 30, 2022 and 2021, respectively. The increase in gross profit for the 6-month period is attributable to the transition of SkyPharm’s operational strategy from pharmaceuticals wholesale and distribution revenue to own branded nutritional supplements “Sky Premium Life” where profit margins are greater.

Operating Expenses

The Company had general and administrative costs of $988,465 and $2,586,670, salaries and wages expenses of $577,479 and $578,598, sales and marketing expenses of $245,443 and $139,633 and depreciation and amortization expense of $108,848 and $108,413 for a net operating loss of $74,363 and loss of $1,376,471 (a decrease of 94.60%) for the three months ended June 30, 2022 and 2021 respectively. The decrease in operating expenses is primarily attributed to the stock-based compensation related to a consulting agreement entered into in February 2021 and included in the general and administrative expenses for the period ended June 30, 2021.

The Company had general and administrative costs of $1,857,104 and $4,281,367, salaries and wages expenses of $1,098,950 and $1,104,169, sales and marketing expenses of $392,392 and $544,725 and depreciation and amortization expense of $221,470 and $215,486 for a net operating income of $167,888 and loss of $3,107,569 (a decrease of 105.40%) for the six months ended June 30, 2022 and 2021 respectively.

Other Income (Expense)

The Company’s other income (expense) was primarily comprised of interest expense related to notes payable and convertible notes payable $620,914 versus $780,607, non-cash interest expense related to the amortization of debt discount of $215,807 versus $88,979, a loss on equity investments of $1,622 versus $161, a change in fair value of derivative liability of $22,256 versus $26,496 due to agreements on convertible debentures, interest income of $60,271 versus interest income of $0 and a foreign currency loss of $356,687 versus a gain of $96,584 for the three months ended June 30, 2022 and 2021, respectively. Also, the Company’s other expense was $315 versus other expense of $39,415 for the three months ended June 30, 2022 and 2021, respectively.

The Company’s other income (expense) was primarily comprised of interest expense related to notes payable and convertible notes payable $1,079,992 versus $1,512,433, non-cash interest expense related to the amortization of debt discount of $476,334 versus $139,088, a gain on equity investments of $56 versus $279, a gain on extinguishment of debt of $1,004,124 due to a debt extension that took place on March 3, 2022 versus a gain of $445,636, a change in fair value of derivative liability of $7,255 versus $87,869 due to agreements on convertible debentures and a foreign currency loss of $516,039 versus a loss of $209,436 for the six months ended June 30, 2022 and 2021, respectively. Also, The Company’s other expense was $55,127 versus other expense of $217,626 for the six months ended June 30, 2022 and 2021, respectively.

Unrealized Foreign Currency losses

The Company had an unrealized foreign currency loss of $1,028,875 versus a gain of $284 and a net comprehensive loss of $19,292,832 versus loss of $2,378,772 for the three months ended June 30, 2022 and 2021, respectively.

The Company had an unrealized foreign currency loss of $1,434,104 versus a loss of $473,294 and a net comprehensive loss of $25,283,207 versus loss of $5,026,253 for the six months ended June 30, 2022 and 2021, respectively.

-35-

Going Concern

The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the continuation of the Company as a going concern. For the six months ended June 30, 2022, the Company had revenue of $26,280,304, net loss of $1,037,909 and net cash used in operations of $3,023,685. Additionally, as of June 30, 2022, the Company had working capital of $4,128,418, an accumulated deficit of $52,352,868, and stockholders’ equity of $5,130,056. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing.

The Company has undergone strategic review processes to help find a definitive solution to the Company’s accumulated deficit constraints. Options under consideration in the strategic review process include, but are not limited to, securing new debt, exchange debt to equity, restructuring current debt facilities from short term to long term and taking the proper actions for new fund raising.

The condensed consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund its operations. If the Company is unable to obtain adequate capital, it could be forced to curtail development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described herein and eventually secure other sources of financing and attain profitable operations.

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

For the year ended December 31, 2021, the Company had a net loss of $7,961,649 on revenue of $56,239,667, versus net income of $820,786 on revenue of $55,406,337, for the year ended December 31, 2020.

Revenue

Revenue during the Company’s twelve-month period ended December 31, 2021, increased by 1.5% as compared to revenues in the period ended December 31, 2020.

Cost of Goods Sold

For the twelve months ended December 31, 2021, we had direct costs of goods sold of $47,909,180 associated to cost of goods sold versus $47,345,957 from the prior fiscal year ended December 31, 2020. Cost of goods sold year over year increased by 1.19% in 2021 as compared to 2020, in proportion to the increase in revenue.

Gross Profit

Gross profit for the year ended December 31, 2021 was $8,330,487 compared with the $8,060,380 for the year ended December 31, 2020. Gross profit increased by $270,107 or 3.35% from the prior fiscal year. The increase in the gross profit was primarily due to the increase sales of our own brand of nutraceuticals; SkyPremium Life.

Operating Expenses

For the year ended December 31, 2021, we had general and administrative costs of $9,208,701, salaries and wages expenses of $2,472,953 sales and marketing expenses of $732,545 and depreciation and amortization expense of $449,692 for a net operating loss of $4,533,404. For the year ended December 31, 2020, we had general and administrative costs of $2,102,869, salaries and wages of $2,082,453, sales and marketing expenses of $763,170 and depreciation and amortization expense of $397,595 for a net operating profit of $2,714,293.

-36-

The approximate 140.62% increase in operating expenses in the year ended December 31, 2021, versus the prior year ended, is mainly attributable to the share-based compensation of $5.9 million and provisions for doubtful accounts of $1,087,339.

Other Income (Interest Expense)

For the year ended December 31, 2021, we had interest expense of $2,823,842 and non-cash interest expenses of $757,021 related to the fair value of extinguishment of debt and the amortization of debt discount, versus the year ending December 31, 2020, where we had interest expense of $2,761,004 and non-cash interest expenses of $34,106 related to the fair value of warrants for services, extinguishment of debt and the amortization of debt discount.

Unrealized Foreign Currency losses

Additionally, we had an unrealized foreign currency translation loss of $1,006,517 for the year ended December 31, 2021, such that our net comprehensive loss for the period was $16,601,199 versus unrealized foreign currency income of $871,235 such that our net comprehensive income for the period was $1,692,021 for the twelve months ended December 31, 2020. The increase relates to the significant transactions within the intercompany entities and the volatility/fluctuation from the prior year of the Euro to USD exchange.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Liquidity and Capital Resources

As of June 30, 2022, the Company had working capital of $4,128,418 compared to $10,950,492 as of December 31, 2021, and $6,482,739 as of December 31, 2020. This decrease in the working capital surplus is primarily attributed to net cash used in operating activities of $3,023,685 during the six-month period ended June 30, 2022.

The Company had cash of $562,320 versus $286,487 as of June 30, 2022 and December 2021, respectively. The Company had net cash used in operating activities of $3,023,685 and $2,519,394 for the six months ended June 30, 2022 and 2021, respectively. As of December 31, 2021, the Company had net cash of $286,487 versus $628,395 as of December 31, 2020. For the year ended December 31, 2021, net cash used in operating activities was $7,097,174 versus $11,501,718 net cash used in operating activities for the year ended December 31, 2020. The Company has devoted substantially all of its cash resources to expand through organic business growth and has incurred significant general and administrative expenses in order to enable the financing and growth of its business and operations.

The Company had net cash used in investing activities of $160,307 and net cash used in investing activities of $12,100 during the six months ended June 30, 2022 and 2021, respectively. For the six months ended June 30, 2022 the net cash provided by investing activities was mainly attributable to the proceeds from the loan receivable from a third party. During the year ended December 31, 2021, there was $826,817 net cash used in investing activities versus $117,744 used in during the year ended December 31, 2020. In the year ending December 31, 2021 this was due to the purchase of fixed assets and licenses. In the year ending December 31, 2020, this was due to the purchase of fixed assets.

The Company had net cash provided by financing activities of $3,473,197 versus $2,724,871 during the six months ended June 30, 2022 and 2021, respectively. During the year ended December 31, 2021, there was $7,267,777 of net cash and cash equivalents provided by financing activities versus $12,460,541 provided by financing activities during the year ended December 31, 2020.

-37-

For the period ended June 30, 2022, the Company also received proceeds from lines of credit of $11,700,459 and payments of lines of credit of $11,363,636, for a net decrease on the line of credit of $336,823.

We anticipate using cash in our bank account as of June 30, 2022, cash generated from debt or equity financing, from investing activities or from management loans, to the extent that funds are available to do so to conduct our business in the upcoming year. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we may lose the qualification for quotation and our securities would no longer trade on the over-the-counter markets. Further, as a consequence we would fail to satisfy our reporting obligations with the Securities and Exchange Commission (“SEC”), and investors would then own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

Plan of Operations in the Next Twelve Months

Specifically, our plan of operations for the next 12 months is as follows.

We assess the foreseeable development of the Company as being positive. Over the medium term we expect to further expand our market shares. However, during the course of further organizational optimization there may be associated extraordinary additional costs.

Our plan for our own branded nutraceuticals is to enlarge our portfolio up to 150 SKUs by the end of 2022 including more basic line formulas to cover more customer needs of any age, advanced formulations, formulas based on herbs and further clinical studies with R&D for further products. Our plan for geographic expansion in distributing and market penetration in EU, Asia, USA, and Canada is based on exclusive distributors, wholesalers, ecommerce, development of franchising model, alliances and acquisitions of nutraceutical companies.

In addition, our plan for branded generics and OTC products is geographic expansion across the world, especially in the EU and UK, as well as in third world countries with fast registration and developed markets with liberalized OTC policies for online pharmacies and supermarkets. We also intend to enhance our exclusive distribution rights with a growing basis of cooperating partners while purchasing generics’, biosimilar drugs and OTC licenses. We also intend to enhance our product expectance by registered copyrights and trademarks in all OTC drugs. In addition, it remains committed to strategic research and development across each business unit with a particular focus on assets with inherently lower risk. Our plan for our healthcare distribution is to expand in the Greek territory, enlarge our customer portfolio and integrate of established sales network of pharmacies through the use of B2B and B2C ecommerce platforms and exclusive distributors. We are also aiming in increasing the exports of branded pharmaceuticals as we focus on higher profit margins categories (OTC and VMS), deliver 3PL services to pharma companies, put in force loyalty programs, provide added value services to pharmacies and emergency deliveries to VIP customers. The Company will evaluate and, where appropriate, execute on opportunities to expand its network of pharmacies and products in areas that it believes will offer above average growth characteristics and attractive margins.

The Company is growing its business through organic growth, market penetration, geographic expansion and acquisitions which would add value to its business and its Shareholders. The Company is also committed to pursuing various forms of business development; this can include trading, alliances, joint ventures and dispositions. Moreover, it hopes to continue to build on its portfolio of pharmaceutical products and expand its OTC and nutraceutical product portfolio. Thus, the Company is developing a sound sales distribution network specializing in its own branded nutraceutical products.

The Company’s main objective is expanding the business operations of its subsidiaries. The Company views its business development activity as an enabler of its strategies, and it seeks to generate earnings growth and enhance shareholder value by pursuing a disciplined, strategic, and financial approach to evaluating business development opportunities. Under these principles the Company assesses businesses and assets as part of its regular, ongoing portfolio review process and continues to consider trading development activities for its businesses. The Company’s objective is the optimization of operating expenses across all entities without compromising the quality of the Company’s services and products.

-38-

Changes in the behavior and spending patterns of purchasers of pharmaceutical and healthcare products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of doctor visits, and foregoing healthcare insurance coverage, may impact the Company’s business.

The pharmaceutical sector offers a large growth potential within the European pharmaceutical market, if service, price and quality are strictly directed towards the customer requirements. The Company will continue to encounter competition in the market by product, service, reliability, and a high level of quality. On the procurement side, the Company can access a wide range of supply possibilities. To minimize business risks, the Company diversifies its sources of supply all over Europe. It secures its high-quality demands through careful supplier qualification and selection, as well as active suppliers’ system management.

While the Company intends to pursue these milestones, there may be circumstances where for valid business reasons or due to factors beyond the control of the Company (e.g., the COVID-19 pandemic), a reallocation of efforts may be necessary or advisable. Although the Company does not currently anticipate that the COVID-19 pandemic will cause material delays in the timelines or estimates set out above, due to the evolving nature of COVID-19 and its impacts, these timelines and estimates may require adjustment in the future.

The Company intends to spend the funds available to it in working capital, inventories, intangible assets, acquisitions, R&D, sales and marketing expenses. Due to the uncertain nature of the industry in which the Company will operate, projects may be frequently reviewed and reassessed. Accordingly, while it is currently intended by management that the available funds will be expended as set forth above, actual expenditures may in fact differ from these amounts and allocations.

Off Balance Sheet Arrangements

As of June 30, 2022, there were no off-balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” under the Management’s Discussion and Analysis section. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition: The Company adopted Topic 606 Revenue from Contracts with Customers on January 1, 2018. As a result, it has changed its accounting policy for revenue recognition as detailed above.

Foreign Currency. Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated. Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in net (loss) earnings.

Income Taxes. The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes, ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

-39-

The Company is liable for income taxes in Greece and the United Kingdom. The corporate income tax rate is 22% in Greece (tax losses are carried forward for five years effective January 1, 2013) and 19% in United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets.

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-then-not sustainable upon audit based on the position’s technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. We operate and are subject to audit in multiple taxing jurisdictions.

We record interest and penalties related to income taxes as a component of interest and other expense, respectively.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company has net operating loss carry-forwards in our parent, Cosmos Holdings Inc., which are applicable to future taxable income in the United States (if any). Additionally, the Company has income tax liabilities in the United Kingdom. The income tax assets and liabilities are not able to be netted. We therefore reserve the income tax assets applicable to the United States but recognize the income tax liabilities in Greece and the United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

BUSINESS

Company Overview

Cosmos Holdings Inc. (d/b/a Cosmos Health, Inc.) together with its subsidiaries (hereinafter referred to collectively as “us”, “we”, or the “Company”) is an international pharmaceutical company with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, over-the-counter (“OTC”) medications and medical devices through an extensive, established EU and UK distribution network. The Company identifies, acquires, develops and commercializes products that improve patients’ lives and outcomes. We have developed a global distribution platform which is currently expanding throughout Europe, Asia and North America. Currently, the Company has offices and distribution centers through its three wholly-owned subsidiaries: (i) Cosmos Holdings Inc., the parent company headquartered in Chicago, USA (ii) SkyPharm S.A., headquartered in Thessaloniki, Greece; (iii) Decahedron Ltd., head-quartered in Harlow, United Kingdom; and (iv) Cosmofarm S.A., headquartered in Athens, Greece.

The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the EU through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure 0% error selection rate, accelerate order fulfillment, and yield higher cost-efficiency in our distribution center.

-40-

The Company regularly evaluates and undertakes strategic initiatives to expand its distribution reach, improve its profit margins, and strengthen its competitive position. Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (“SPL”). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

We make use of analytics and customer feedback from our EU-wide network of wholesale pharmaceutical distributors and independent retail pharmacies to identify and evaluate which nutraceutical product codes of the brand Sky Premium Life® to be developed, commercialized and added to our portfolio. We intend to continue to bring Sky Premium Life® products to market primarily through our existing network of over 160 pharmaceutical wholesale clients and vendors and approximately 100 independent retail pharmacies within the EU market. Moreover, we have penetrated several markets through digital sale channels. There is growing demand for vitamins and nutraceuticals and we are committed to developing quality products and creating enhanced customer value.

We regularly evaluate acquisition targets that would allow us to expand our distribution reach and/or vertically integrate into the supply chain of pharmaceutical products that we currently distribute. We believe that the demand for reasonably-priced medicines, delivered on time and in the highest quality is set to increase in the years to come, as the population’s life expectancy increases. With our product portfolio of patented and non-patented medicines, we contribute to the optimization of efficient medicinal care, and thereby lowering cost for health insurance funds, companies, and patients. We also believe that the demand for non-prescription wellness products such as food and dietary supplements will continue to increase as individuals are increasingly supplementing their nutritional intake.

We believe the EU pharmaceutical import/export market will continue to grow in conjunction with the demand for nutritional products. We continue to encounter competition in the market as we grow. The competition comes in the form of level of service, reliability, and product quality. On the procurement side we continue to expand our vendor base. In order to minimize business risks, we diversify our sources of supply. We maintain our high-quality standards by carefully selecting and qualifying our suppliers as well as actively ensuring that our suppliers meet our standard of quality control on an ongoing basis.

Business Environment

The Company conducts its business within the pharmaceutical and the healthcare industry and is active in branded pharmaceuticals, generics and nutraceutical product markets. The pharmaceutical industry is highly competitive and is subject to comprehensive government regulations. Many factors may significantly affect the Company’s sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

Generic medicines are the pharmaceutical and therapeutic equivalents of branded pharmaceutical products and are generally marketed under their generic (chemical) names rather than by brand names. Typically, a generic drug may not be marketed until the expiration of applicable patent(s) on the corresponding branded product, unless a resolution of patent litigation results in an earlier opportunity to enter the market. Generic drugs are the same as branded products in dosage form, safety, efficacy, route of administration, quality, performance characteristics and intended use, but they are sold generally at prices below those of the corresponding branded products. Generic drugs provide a cost-effective alternative for consumers, while maintaining the same high quality, efficacy, safety profile, purity and stability of the branded product.

The Company also conducts its business within the global nutraceuticals market with our own brand which considered to be highly qualitative and competitive. Nutraceuticals are defined as products that contain at least one dietary ingredient within them and can be consumed orally. Some of the purposes of nutraceuticals are used for immune system defense, energy, stress, bones and joints, The global nutraceutical market has shown rise for demand and growth within the last several years. The global market is driven by the rising popularity of sports-based performance enhancement supplements and the focus on preventive healthcare measures. The COVID-19 pandemic has also driven the global market to a high demand for immunity boosting nutraceutical products.

-41-

Corporate Strategy

The main strategy initiative is focused on continuing our progress in becoming a global pharmaceutical wholesale and import/export company through the development of a lean and efficient operating model, as well as, to expand our portfolio of our own branded nutraceutical products, grow our customer base and achieve our growth stabilization in this new market and gain an adequate size in the global nutraceuticals market. We are committed to serving our customers while continuing to innovate and provide products that make a difference in the lives of individuals. We strive to maximize our shareholders’ value by adapting to market realities and customer needs. Our strategy involves building a multinational network or wholesalers, distributors, and pharmacies and simultaneously continuing to expand the portfolio of products that we distribute to that network.

We are committed to driving organic growth at attractive margins by improving execution, optimizing cash flow and leveraging our strong market position, while maintaining a streamlined cost structure throughout each of our businesses. We continue to further align our organization to our customers’ needs in a more seamless and unified way, while supporting corporate strategy and accelerating growth. Implementing this disciplined, focused strategy has allowed us to significantly expand our business, and we believe we are well-positioned to grow revenue and increase operating income through the execution of the following key elements of our business:

•	Optimize and Grow Our Pharmaceutical Sourcing and Distribution Businesses. We believe we are well-positioned in size and market breadth to continue to grow our trading businesses of pharmaceutical products as we invest to improve our operating and capital efficiencies through further automated systems. Sourcing and distribution, including specialty pharmaceuticals, anchors our growth and position in the pharmaceutical supply channel as we provide superior services and deliver value-added products, which improve the efficiency and competitiveness of healthcare providers, thus allowing the pharmaceutical supply channel to better deliver healthcare to patients.

•	Product Expansion of Branded Pharmaceuticals: Branded pharmaceutical products are the primary product category that we distribute, import and export. We constantly evaluate product availability, pricing, demand trends, and patent expirations to maximize our performance. As the patents for branded products near expiration, the generic equivalents enter the marketplace and the demand for those branded products start to decrease. We monitor these cycles closely and always look to find value in pricing fluctuations caused by the patent expirations as the generic equivalents enter the market.

•	Geographic Expansion of Generic Pharmaceuticals: Generic pharmaceutical products are the secondary product category that we import and export. We apply the same discipline to generics that we do to the branded. We evaluate the demand and supply dynamics of branded products as their patents expire. This insight sheds light on the demand for generic products that take their place. Understanding the historical and market specific characteristics of generic product demand provides insight that we use to give guidance to our vendors that source our generic drug exports.

•	Nutraceuticals & Health Products: The industry of nutraceuticals is a highly promising market that offers high margins. We are always looking to expand the portfolio of products along with an increase of point of sales coverage level. We also convenience our customers by providing them a larger portfolio of products that they can source from a single vendor. In addition to being wholesalers for nutraceuticals and related products we also created our own brand of products to sell to our current customer base. Our wholesale business gives insight to what products are in demand and we communicate with our customer base to identify which products to develop. Our own branded nutraceuticals carry significantly higher margins than simply serving as a wholesaler for other brands.

•	Research & Development: We are committed to strategic R&D across each business unit with a particular focus for nutraceuticals with inherently lower risk profiles and clearly defined regulatory pathways. We are constantly evaluating the demand for nutraceuticals in the markets that we currently distribute pharmaceutical products to. This research and analysis determine which nutritional supplements we choose to develop as well as their formulations. This approach maximizes the probability of successfully competing with other brands in the marketplace.

-42-

•	Acquisitions: We regularly evaluate acquisition targets that would allow us to expand our distribution reach and/or vertically integrate into the supply chain of the products that we currently distribute. In addition to focusing on organic growth drivers, we are also actively pursuing accretive acquisitions that offer long-term revenue growth, margin expansion through synergies, and the ability to maintain a flexible capital structure.

•	Clientele Expansion of Direct to Pharmacy Wholesale Network: We are aiming to expand the full-line wholesale distribution business through acquisitions. By expanding our pharmaceutical distribution business, we expect to have a better ability to source more branded and generic products directly from manufacturers and sell our vitamins, nutraceuticals and cosmetic products directly to pharmacies for better prices. We expect this expansion to increase our sales and profit margins as we vertically integrate into the supply chain.

To successfully execute our corporate strategy, we believe that the Company must adopt, incorporate and maintain the aforementioned core strengths, although no assurances can be made that the Company will be able to effectively implement these strategies.

Products & Services

Products

The current principal activity of the Company is the creation, development and trading of its own proprietary branded nutraceutical products line “Sky Premium Life®”. The Company’s portfolio during the year ended December 31, 2021 included 75 product codes including vitamins, minerals and other herbal extracts used for health prevention and care needs. We also use our subsidiaries, as distribution centers for SPL in order to penetrate UK and EU markets. However, the leading activity of Decahedron is the trading of branded and generic pharmaceutical products and medicines across the UK and European Union member states. We also buy from pharmacies and other wholesale pharmaceutical companies and resell these products to other EU countries or in the UK. We purchase excess inventories at a discount from wholesalers and export pharmaceutical product codes to EU member states capturing contract price differentials in the process. The Company only purchases stock with purchase orders at hand, limiting inventory risk. EU countries have put into force new legal frameworks and mandates that boost the parallel trade market in order to deflate healthcare pricing across the region.

Product Categories

Our product portfolio includes medicines, OTC medicines, nutraceutical products, health care products, medical devices, baby products and others. Total revenues from the product categories of our total consolidated revenues during the year ended December 31, 2021 were as follow:

Product Categories	Percentage of total Revenue
Medicines	71.28%
OTC Medicines	4.59%
Vitamins, Minerals and Dietary Products	16.39%
Heath Care Products	1.04%
Medical Devices	5.61%
Baby Products	0.38%
Others	0.71%
Total	100%

-43-

Our proprietary nutraceutical line “Sky Premium Life” had over 75 SKUs during the year ended December 31, 2021 and was classified into two different main Categories, Products per Benefit and Products per Nutrient.

Products per Benefit	Products per Nutrient
General Wellbeing	Amino Acids
Immunity	Botanicals, Herbs & Extracts
Heart	Vitamins & Minerals
Bones & Joints	Specialized Formulas & Complexes
Men’s Health	Omegas & Fatty Acids
Women’s Health	Specialized Nutrients
Beauty
Digestion
Brain
Vision
Energy
Sports
Mood/Stress/Sleep
Antioxidant Activity

Services

The principal activity of our services is the distribution of a full range of branded pharmaceutical products, over-the-counter products, cosmetics, nursery, and nutraceutical products to pharmacies across Greece. We utilize the latest technology in pharmaceutical storage and retrieval systems to ensure the quality and accuracy of its distribution. Our facility utilizes ROWA™ (German pharmacy robotics) technologies to automate our procurement, a German fully automated warehouse system, inventory management, and order execution. Therefore, we achieve a zero-error rate, faster order picking, automated order picking process, higher cost-efficiency. We stay in the forefront of quality assurance and accuracy by investing in the most innovative machinery and software available to pharmaceutical distributors. Our company supports all its customers with special product offerings, seasonal products, and all the top brands and trending products.

We believe that the entire aforementioned product life cycle would take approximately six weeks to two months, from the demand list to the payment for the shipment.

Distribution and Marketing

The majority of our products are represented directly and indirectly through a dedicated sales force team. Our sales force targets mainly wholesale distributors and other healthcare providers. We sell our products principally through independent wholesale distributors, but we also sell directly to other healthcare providers such as; clinics, government agencies, independent retail and specialty pharmacies and independent specialty distributors. Customer service representatives are centralized in order to respond to customer needs in a timely and effective manner. We seek to motivate and provide incentives to our sales force team by offering high quality products and providing them with product support, training seminars, sales convention and financial incentives.

Our products in Europe and in the UK are shipped directly from our warehouse facilities and in foreign markets we have contracted third-parties to distribute our products.

We are formulating a broader and more diversified pharmaceutical product portfolio and a greater selection of targets for potential development. We target products with limited competition for reasons such as trading complexity or the market size, which make our pharmaceutical products a key growth driver of our portfolio and complementary to other product offerings.

Patents, Trademarks, Licenses and Proprietary Property

We have developed or acquired various proprietary pharmaceutical and nutraceutical products, nutraceutical products licenses, wholesale licenses, processes, software, and other intellectual property that are used either to facilitate the conduct of our business or that are made available as products or services to customers.

-44-

At present, besides the above licenses we do not have any intellectual property or other licenses, including, but not limited to, patents, trademarks, franchises, concessions, and royalty agreements or other proprietary interests.

We have obtained trademark registrations for “Sky Premium Life®”, and related logos for all of our “Sky Premium Life®” products product lines. We hold trademark registrations in Europe.

We rely on confidentiality agreements with our employees, consultants and other parties to protect, among other things, trade secrets and other proprietary technology. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that others will not independently develop equivalent proprietary information or that other third parties will not otherwise gain access to our trade secrets and other intellectual property.

Product Insurance

We have insurance in place for our warehouses and the products in stock against any damage or theft, but we do not insure our products after the sale, since we are working under an Ex-works policy, and thus our clients are responsible for the transportation and the insurance of the products against any damage. In the future, we will continue to reevaluate our decision and may purchase product liability insurance to cover some of or all of our product liability risk.

Customers

Through our subsidiaries, we primarily sell pharmaceutical products directly to pharmacies and a limited number of large wholesale drug distributors who, in turn, supply-sell the products to other wholesalers, hospitals, pharmacies, and governmental agencies across the European Union member state. Total revenues from the customers that accounted for 10% or more of our total consolidated revenues during the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
Medihelm SA	15.33%	14.82%

No other customer generated over 10% of our total revenue.

We have a diverse customer base that includes wholesalers and retail healthcare providers. We make a significant amount of our sales to a relatively small number of pharmaceutical wholesalers. These customers represent an essential part of the distribution chain of our products. Pharmaceutical wholesalers have undergone, and are continuing to undergo, significant consolidation in a worldwide basis. This consolidation resulted in these groups gaining additional purchasing leverage and consequently increasing the product pricing pressures facing our business.

Geographic Markets

All of our revenues are generated from operations in the European Union and UK, or otherwise earned outside the U.S. All of our foreign operations are subject to risks inherent in conducting business abroad, including price and currency exchange controls, fluctuations in the relative values of currencies, political and economic instability and restrictive governmental actions including. Our geographical market sales distribution of our total consolidated revenues during the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
Greece	98.80%	92.31%
Germany	0.02%	2.51%
UK	0.82%	3.34%
Netherlands	0%	0.34%
Ireland	0%	0.07%
Libya	0%	0.08%
Poland	0%	0.05%
Italy	0.03%	0.14%
France	0%	0.03%
Denmark	0.10%	0.97%
Croatia	0.03%	0.04%
Jordan	0%	0.05%
Cyprus	0.20%	0.07%
Total	100.00%	100.00%

-45-

We currently sell the products to wholesalers through our own sales force. We do not sell directly to large drug store chains or through distributors in countries where we do not have our own sales staff. As part of our sales marketing and promotion program, we use direct advertising, direct mailings, trading techniques, direct and personal contacts, exhibition of products at medical conventions and sponsor medical education symposia.

Competition

Our pharmaceutical businesses are conducted in intensely competitive and often highly regulated markets. Many of our trading of pharmaceutical products face competition in the form of branded or generic drugs that treat similar diseases or indications. The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness. The means of competition vary across product categories and business groups, demonstrating that the value of our trading products is a critical factor for success in all of our principal businesses.

Our competitors include other trading companies, smaller companies, with generic drug and consumer healthcare products. We compete with other companies that manufacture and sell products that treat diseases or indications similar to those treated by our trading pharmaceutical products.

Our competitive position in pharmaceutical sector is affected by several factors including among others, the amount and effectiveness of our and our competitors’ promotional resources; customer acceptance; product quality; our and our competitors’ introduction of new products, ingredients, claims, dosage forms, or other forms of innovation; and pricing, regulatory and legislative matters (such as product labeling, patient access and prescription).

The branded pharmaceutical industry is highly competitive. Our products compete with products manufactured by many other companies in highly competitive markets throughout the EU territory and internationally as well. Competitors include many of the major brand name and generic manufacturers of pharmaceutical products. If competitors introduce new products, delivery systems or processes with therapeutic or cost advantages, our products can be subject to progressive price reductions or decreased volume of sales, or both.

In the generic pharmaceutical market, we might face intense competition from other generic drug manufacturers, brand name pharmaceutical companies, existing brand equivalents and manufacturers of therapeutically similar drugs.

By specializing in high barrier to entry products, we endeavor to market more profitable and longer-lived products relative to commodity generic products. We believe that our competitive advantages include our integrated team-based approach to product development that combines our formulation, regulatory, legal and commercial capabilities; our ability to introduce new generic equivalents for brand-name drugs; our ability to meet customer expectations; and the breadth of our existing generic product portfolio offering.

Newly introduced generic products with limited or no other generic competition typically garner higher prices. At the expiration of the exclusivity period, other generic distributors may enter the market, resulting in a significant price decline for the drug. Consequently, the maintenance of profitable operations in generic pharmaceuticals depends, in part, on our ability to select, develop and launch new generic products in a timely and cost-efficient manner and to maintain efficient, high quality business capabilities.

We compete in the nutritional industry with our own branded nutraceutical products against companies that sell through retail stores, as well as against other direct selling companies. We compete against manufacturers and retailers of nutraceutical products which are distributed through supermarkets, drug stores, health food stores, vitamin outlets and mass market retailers, among others. We believe that the principal components of competition in nutraceutical products are expertise and service, high product quality, diversification and differentiation, price and brand recognition.

-46-

Operating conditions have become more challenging under the mounting global pressures of competition, industry regulation and cost containment. We continue to take measures to evaluate, adapt and improve our organization and business practices to better meet customer and public needs. We also seek to continually enhance the organizational effectiveness of all of our functions, including efforts to accurately and ethically launch and promote our products.

Information Systems

The Company operates its full-service wholesale pharmaceutical distribution facilities in Europe on one primary enterprise resource planning (“ERP”) system that provides for, among other things, electronic order entry by customers, invoice preparation and purchasing, and inventory tracking. We are currently making significant investments to enhance and upgrade the ERP system.

Additionally, we are improving our entity-wide infrastructure environment to drive efficiency, capabilities, and speed to market. We will continue to invest in advanced information systems and automated warehouse technology. For example, in an effort to comply with future pedigree and other supply chain custody requirements we have made significant investments in our secure supply chain information systems.

The Company processes a substantial portion of its purchase orders, invoices, and payments electronically. However, it continues to make substantial investments to expand its electronic interface with its suppliers. The Company has integrated warehouse operating system, which are used to manage the majority of transactional volume. The warehouse operating system has improved the distribution services productivity and operating leverage.

Government Regulations

Government authorities in the EU and in other countries extensively regulate, among other things, the research, development, testing, approval, manufacturing, labeling, post-approval monitoring and reporting, packaging, advertising and promotion, storage, distribution, marketing and export and import of pharmaceutical products. As such, our branded pharmaceutical products and the generic product candidates are subject to extensive regulation both before and after approval. The process of obtaining regulatory approvals and the subsequent compliance with applicable state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with these regulations could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a pharmaceutical product.

Our business is mainly the trading of branded and generic pharmaceutical products and medicines within the EU member states. In order to be able to operate our business, we need to comply with EU regulations, as well as EU member states regulations that govern various operations of our business. The most important government regulation that applies to our business is the granting to our companies SkyPharm and Decahedron of the Authorization for Wholesale Distribution of Medicinal Products for human use. In order for this Authorization to be granted the companies need to always comply with certain Good Distribution Practices (“GDP”) that mainly assure the proper storage, handling, distribution and trade of the pharmaceutical products.

As of July 22, 2015, the Hellenic Ministry of Health and more specifically the National Organization for Medicines granted to SkyPharm a license for the wholesale of pharmaceutical products for human use. The license is valid for a period of five years and pursuant to the EU directive of (2013/C343/02). SkyPharm is subject to the Guidelines of the Good Distribution Practices of the European Union (the “Good Distribution Practices”) for the sale and distribution of medical products for human use. The Company submitted its application for renewal one month before the license expiration to the Hellenic Republic National Organization, but according to the EMA (eudragmdp.ema.europa.eu/inspections/view/wda/WDAHomePage.xhtml): “Due to the restrictions caused by COVID-19, the period of validity of MIA’s, WDA’s, GMP and GDP certificates is automatically extended until the end of 2021. On-site inspections will resume as soon as there is a consensus that the period of the public health crisis has passed. The clarifying remark section of individual MIA’s, WDA’s, GMP and GDP certificates will indicate any exceptions. Competent authorities reserve the right to inspect a manufacturing site should the need arise.” The Company is now focused on its own proprietary nutraceuticals line SPL and therefore is not subject to the Guidelines of the Good Distribution Practice of Medicinal Products for Human Use. The Company has not submitted any renewal of the license and any potential needs for such services can be provided by the other subsidiaries which are subject to the Guidelines of the Good Distribution Practice of Medicinal Products for Human Use and their licenses are valid.

-47-

Decahedron received its Wholesale Distribution Authorization for human use on February 5, 2021, from the UK Medicines and Healthcare Products Regulatory Agency (“MHRA”) in accordance with Regulation 18 of the Human Medicines Regulations 2012 (SI 2012/1916) and it is subject to the provisions of those Regulations and the Medicines Act 1971. This License will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

Cosmofarm received its Wholesale Distribution Authorization for human use on February 15, 2019, from the National Organization for Medicines. The license is valid for a period of five years and pursuant to the EU directive of (2013/C343/01). Also, Cosmofarm was granted with GDP certificate on November 11, 2019.

Our subsidiaries are ISO 9001 certified for a management system for the trade and distribution of pharmaceuticals. As part of the certification process by the International Organization for Standardization, we need to be compliant with the General Data Protection Regulation (“GDPR”) adopted by the European Union in May 2018. GDPR applies to the processing of personal data of persons in the EU by a controller or processor.

Research and Development Expenditures

The Company entered into a Research & Development agreement with Doc Pharma S.A. on May 17, 2021. Under this agreement, Doc Pharma will be responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®.

Distribution & Trade Agreements

On July 1, 2021 the Company’s subsidiary SkyPharm SA, entered into an exclusive distribution agreement with a company based in Germany the “Distributor A”, whereas SkyPharm appointed the Distributor A to be the responsible Partner for the distribution, promotion, trade marketing, logistics and sale of the nutraceuticals manufactured and supplied by SkyPharm (Sky Premium Life®), in the territories of Austria & Germany. The Distributor A places purchase orders with SkyPharm at the company’s address and the purchase order is necessary to initiate any shipment.

On July 7, 2021 SkyPharm SA signed a trade agreement with a company specializing in e-commerce mall advice and operation, henceforward referred as “Distributor B”. Based on the agreement, SkyPharm will sell its own branded products Sky Premium Life ® to final consumers through the e-commerce store opened by Distributor B on Tmall International MALL and Distributor B will provide platform operation services to SkyPharm. The services provided by Distributor B will include mall construction, mall operation and network promotion, along with collection, settlement, customer service, logistics and distribution.

On November 25, 2021 SkyPharm SA signed a trade agreement with a wholesaler which operates in the storage, distribution, trading & promotion of pharmaceutical products) henceforward referred as “Distributor C”. Based on the agreement Distributor C is appointed as the exclusive representative for the promotion & distribution of our proprietary nutraceutical products Sky Premium Life®, in Greece.

During July 2021, the Company’s subsidiary Decahedron Ltd, created a distribution page on Amazon UK, through which it sells, advertises and promotes our own proprietary branded nutraceutical product line “Sky Premium Life®, directly to final consumers. Moreover, during 2022, through the Company’s subsidiary SkyPharm SA, the Company launched Sky Premium Life products on Amazon Singapore, Canada and USA and targets having all 85 SKUs listed on Amazon by year end.

-48-

International Cannabis Corp. (f/k/a Kaneh Bosm Biotechnology Inc.) - Cannabis

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement (the “Distribution and Equity Acquisition Agreement”) with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was formed to be a global supplier of Cannabis, cannabidiol (“CBD”) and/or any Cannabis Extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. The Company has no present intention to distribute any Products under this Agreement in the United States or otherwise participate in cannabis operations in the United States. The Company intends to await further clarification from the U.S. Government on cannabis regulation prior to determining whether to enter the domestic market.

The Distribution and Equity Acquisition Agreement is to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five (5) years of the agreement. The transaction closed on May 22, 2018 after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors.

Share Exchange Agreements

On May 17, 2018, the Company entered into a Share Exchange Agreement with Marathon, Kaneh Bosm Biotechnology Inc. (n/k/a International Cannabis Corp. (OTC: KNHBF)) and certain other sellers of Marathon capital stock. Under the Share Exchange Agreement, the Company agreed to transfer 2.5 million shares in Marathon to KBB, a Company incorporated under the laws of the Province of British Columbia and a public reporting issuer on the Canadian Securities Exchange, in exchange for 5 million shares of KBB. On July 16, 2018, the Company completed a new Share Exchange Agreement (the “New SEA”) by and among Marathon, KBB, and certain other sellers of Marathon capital stock. Pursuant to the terms of the New SEA, the Company transferred its remaining one-half interest (2.5 million shares) in Marathon to KBB. The Company received an additional five million shares of KBB. Completion of the New SEA by the Company was subject to satisfaction of various conditions precedent all of which were satisfied. The ten million shares of KBB owned by the Company constituted approximately 7% of the 141,219,108 shares of capital stock of KBB then issued and outstanding. The Company does not have the ability to exercise significant influence over KBB.

Employees

As of December 31, 2021, we had 95 full-time employees in total, of which 16 engaged in sales department, 3 in procurement department, 2 in marketing department, 21 in warehouse services, 15 in logistics/transportation works, 3 in quality assurance, 7 in finance & accounting department, 4 in management, 3 in cleaning, 5 in administration, 10 in call center, 4 in B2B e-shop and 2 in IT department. Our employees are not members of any unions. We consider our relations with our employees to be good and have not experienced any work stoppages, slowdowns or other serious labor problems that have materially impeded our business operations.

We have a team with a significant track record in the pharmaceutical business. In order to achieve our strategic objectives, we have, and will remain, focused on hiring and retaining a highly skilled management team that has extensive experience and specific skill sets relating to the sales, selection, development and commercialization of pharmaceutical products. We intend to continue our efforts to build and expand this team as we grow our business. No assurances can be given that the Company will be able to retain any additional persons.

-49-

Legal Proceedings

We are not a party to any pending legal proceeding, so we are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

Our current directors, officers and managers are listed below. Each of our managers will serve for one year or until their respective successors are elected and qualified. Our officers serve at the pleasure of the Board.

Name	Age	Position

Grigorios Siokas	56	Chief Executive Officer and Director

Pavlos Ignatiades	59	Chief Operating Officer

Georgios Terzis	40	Chief Financial Officer

Demetrios G. Demetriades	55	Secretary, Director and Audit Committee Member

John J. Hoidas	56	Director and Audit Committee Member

Dr. Anastasios Aslidis	62	Director and Audit Committee Member

Dimitrios Goulielmos	54	Director

Grigorios Siokas joined us as CEO, CFO and Director on February 26, 2016. He has over 15 years’ experience in the pharmaceutical industry. Since 2014, he has served as the CEO and Operations Manager of SkyPharm SA a wholly-owned subsidiary of the Company. SkyPharm SA is a pharmaceutical company located in Greece that mainly exports medicines from Greece to other European countries, such as Germany, England and Denmark. Prior to 2014, Mr. Siokas worked in a variety of sectors of the pharmaceutical industry mostly in the trading of medicines in Greece and other European countries. Additionally, since 2000 he has been a major shareholder in various pharmaceutical companies such as: Ippokratis Pharmaceuticals, (annual sales of over € 78 million); Thrakis Pharmaceuticals, (annual sales of over € 20 million); Thessalias Pharmaceuticals, (annual sales of over € 18 million); and ZED Pharma SA, (annual sales of over € 35 million). During the 1990s, Mr. Siokas founded and operated a marble wholesale import - export company in Germany. Within a period of two years he became the 4th biggest Greek marble importer in Germany. He also ran a Tour Operation with many different airlines, serving millions of customers. Grigorios Siokas has a Bachelor’s Degree in Geology from the Aristotle University of Thessaloniki, Greece. He received a Master’s in management and finance from the University of Stuttgart and the University of Tuebigen, Germany.

Pavlos Ignatiades was elected COO on November 11, 2020. He has been a senior portfolio manager and the CEO of INVESTMENT ANALYSIS S.A. for over 10 years operating in the Athens Stock Exchange. He worked as an independent financial analyst for listed companies in Greece and abroad while he oversaw foreign funds (American and Asian) targeted at Greek innovative companies. Since the beginning of Cosmos Holdings, he is in charge of the daily activities of all subsidiaries and overviews all strategic tasks of the organization.

Georgios Terzis was elected CFO on November 11, 2020. Prior thereto he was employed by the Company as International Finance Manager. He has served as an Executive Consultant to several multinational advisory firms where, he achieved commitments of more than €50mil funding, financing and state incentives to a numerus investment in healthcare, logistics, RES and manufacturing industries. George holds an MBA from Alba Graduate Business school and a Bachelor’s Degree in Financial Management from University of Attica. He is certified as an independent valuator of companies and private investments by the European Commission.

-50-

Demetrios G. Demetriades was elected as Secretary and Director of the Company effective January 13, 2014. Since January 2003, Mr. Demetriades has been Director of Highlander Spring Trading Ltd, a trading company. From November 2000 to December 2002 he was Marketing Director of Eurolink Securities Ltd which was involved in trading in the Cyprus Stock Exchange. From January 1995 to November 2000 he was Supervising Officer of Laiki Factors Ltd a financing company. As a member of the board, Mr. Demetriades contributes the benefits of his trading, executive leadership and management experience. Mr. Demetriades will be compensated for his service from time-to-time as the Board of Directors will determine. He was also on the Audit Committee during the fiscal year 2021.

John J. Hoidas was appointed a Member of the Company’s Board of Directors on November 18, 2016 and he became the fourth member of the Board of Directors of the Company. Mr. Hoidas is a wealth management professional with extensive experience in the capital markets and specifically in the financing of pharmaceutical companies. He is currently the senior vice president of Uhlmann Price Securities based in Chicago. Over the previous years he achieved to raise significant amounts of capital for late-stage pre-IPO companies such as Organovo (“ONVO”), Invivo Therapeutics (“NVIV”) and Matinas BioPharma (“MTNB”) to name a few. He has served as a broker dealer to the following firms: Kingsbury Capital Investment Advisors, Kingsbury Capital LLC, Spencer Trask Ventures. He was also on the Audit Committee during the fiscal year 2021.

Dr. Anastasios Aslidis was appointed a member of the Company’s Board of Directors and as a member of the Audit Committee of the Board of Directors on April 29, 2022. Dr. Aslidis is currently, and has been since May 5, 2018, the Chief Financial Officer and Treasurer and a member of the Board of Directors of EuroDry (Nasdaq: EDRY). He is also member of the Board of Directors, Treasurer and Chief Financial Officer of Euroseas since September 2005. (Nasdaq: ESEA). Prior to joining Euroseas, Dr. Aslidis was a partner at Marsoft Inc., an international consulting firm focusing on investment and risk management in the maritime industry. Dr. Aslidis has more than 30 years of experience in the maritime industry. He also served as consultant to the Boards of Directors of companies (public and private) advising on strategy development, asset selection and investment timing. Dr. Aslidis holds a Ph.D. in Ocean Systems Management (1989) from the Massachusetts Institute of Technology, M.S. in Operations Research (1987) and M.S. in Ocean Systems Management (1984) also from the Massachusetts Institute of Technology, and a Diploma in Naval Architecture and Marine Engineering from the National Technical University of Athens (1983).

Dimitrios Goulielmos joined us as CEO, CFO and Director on September 27, 2013 and resigned as an officer as of February 26, 2016 but retained his position as a Director of the Company. Since 1991, he has been principal attorney at the law firm of Goulielmos D. & Partners. He contributes to the Board the benefits of his legal, academic, and business background. He received his law degree with Excellency from the Aristotle University of Thessaloniki in 1988. He did post graduate studies for International transactions and Company law at Paris, France and at the LSE in London, England. In 2004, he was elected Vice-President of EUROPECHE the organization that was established by the European Committee for the consultation and proposal of solutions in the sector of Community Fishery. The same year, he was also elected as National representative of Hellas in the MEDISAMAK, the organization responsible for all Mediterranean countries, in the sector of Fishery. In 2007, he was reelected as Vice-President of EUROPECHE. He is a member of the social dialogue group of ACFA, of EU on labor affairs. He is an honorary lifetime member of International Who’s Who Historical Society. Mr. Goulielmos has extensive experience in law, international deals, mergers, acquisitions, negotiations, international applications of licenses, and real estate management which he will contribute to the Board.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

-51-

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity, or

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Audit Committee

We have a separately-designated standing audit committee, which is appointed by the Board of Directors of Cosmos Holdings Inc. Our three independent directors, John Hoidas, Demetrios G. Demetriades and Dr. Anastasios Aslidis serve on the Audit Committee. Primary function of the committee is to assist the Board of Directors in overseeing (1) the financial reporting and accounting processes of the Company, and (2) the financial statements audits of the Company. The Committee also prepares a written report to be included in the annual proxy statement of the Company pursuant to the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). In furtherance of these purposes, the Committee shall maintain direct communication among the Company’s independent auditors and the Board of Directors. The independent auditors and any other registered public accounting firm engaged in preparing or issuing an audit report or performing other audit review or attest services for the Company shall report directly to the Committee and are ultimately accountable to the Committee and the Board of Directors.

In discharging its oversight role, the Committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain at the Company’s expense outside legal, accounting or other advisors to advise the Committee and to receive appropriate funding, as determined by the Committee, from the Company for the payment of the compensation of such advisors and for the payment of ordinary administrative expenses of the Committee that are necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any member of, or advisors to, the Committee. The Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

-52-

The Committee shall meet no less frequently than four times per year, with additional meetings as circumstances warrant. The Committee shall also meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. The Committee shall record the minutes of all such meetings and shall submit the minutes of its meetings to, or discuss the matters deliberated at each meeting with, the Board of Directors. The Company’s chief financial or accounting officer shall function as the management liaison officer to the Committee.

Director Independence

Our board of directors has determined that John Hoidas, Demetrios G. Demetriades and Dr. Anastasios Aslidis qualify as an “independent board member” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Dr. Anastasios Aslidis qualifies as an audit committee financial expert under applicable SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2021, no person failed to file, on a timely basis, any identified report required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2021.

Anti-Hedging and Anti-Pledging Policies.

The Company does not have any Anti-Hedging and Anti-Pledging Policies.

Code of Ethics

We have adopted a Code of Ethics for Financial Executives, which includes our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics has previously been filed as an exhibit with the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal year ended December 31, 2021 and 2020.

SUMMARY COMPENSATION TABLE

Name	YE 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Grigorios	2021	-	-	-	-	-	-	-	-
Siokas (1)	2020	-	-	-	-	-	-	-	-

Georgios	2021	42,843	-	-	-	-	-	-	42,843
Terzis (2)	2020	6,200	-	-	-	-	-	-	6,200

________________

(1)	Mr. Siokas became the Company’s Chief Executive Officer and Director of the Company in 2016.
(2)	Mr. Terzis became the Company’s Chief Financial Officer on November 11, 2020.

-53-

Narrative Disclosure to the Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2021.

OUTSTANDING EQUITY AWARDS AT YEAR END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	No. of Shares or Units of Stock that Have Not	Market Value of Shares or Units of Stock that Have Not	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Un-exercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested

Grigorios Siokas	-	-	-	-	-	-	-

Georgios Terzis	25,000	-	$1.00	01/01/22	-	-	-

John Hoidas	-	-	-	-	-	-	-

Demetrios G. Demetriades	-	-	-	-	-	-	-

Director Compensation

During the fiscal year ended December 31, 2021, no compensation was awarded to, earned by, or paid to our current director for services rendered in any capacities to us.

In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.

Stock Option Plans

We did not have a stock option plan as of June 30, 2022.

-54-

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 16, 2022, for each of the following persons, before and after giving effect to the offering:

•	each of our executive officers and directors;
•	all such directors and executive officers as a group; and
•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. The percentage of class beneficially owned set forth below is based on 26,365,418 shares of common stock issued and outstanding on September 16, 2022. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act of 1934, as amended as of that date (the “Exchange Act”). Shares of our Common Stock issuable upon exercise of options or warrants or conversion of Notes that are exercisable or convertible within sixty (60) days of September 16, 2022 are included as beneficially owned by the holder, but not deemed outstanding for computing the percentage of any other Stockholder for Percentage of Common Stock Beneficially Owned Immediately. Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Name and Address of Beneficial Owners of Common Stock (1)	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock
			Before Offering(2)	After Offering(3)

Grigorios Siokas (4)	Common	11,902,388	37.90%		%
Pavlos Ignatiades
Georgios Terzis		24,350	*
Demetrios G. Demetriades
Dimitrios Goulielmos (5)	Common	540,000	2.05%		%
John J. Hoidas		-	-
Dr. Anastasios Aslidis		5,000	*

DIRECTORS AND OFFICERS		12,471,738	39.85%		%

5% SHAREHOLDERS
None

________________

*Less than one (1%) percent of issued and outstanding shares.

(1)	Unless otherwise indicated, the address for each person is 141 West Jackson Boulevard, Suite 4236, Chicago, IL 60604.

(2)	Based on 26,365,418 shares outstanding on September 16, 2022.

(3)

Based on[ _________] shares outstanding giving effect to the sale of [____________] shares at an assumed public offering price of $[_____] per share and accompanying Common Warrant. Assumes the placement agent does not exercise their over-allotment option to purchase up to __________ shares of Common Stock in the offering and excludes shares of Common Stock underlying the Pre-Funded Warrants, Common Warrants and the Common Stock Purchase Warrants to be issued to the representative in connection with the offering.

(4)	Includes 2,413,438 shares of common stock issuable upon conversion of Series A Preferred shares and 2,654,782 shares of common stock issuable upon exercise of warrants.

(3)

Mr. Goulielmos is the owner of Jaron Trading Limited, a company that holds 40,000 common shares. Therefore, Mr. Goulielmos, in addition to the 500,000 common shares that he personally owns, controls the 40,000 shares that belong to Jaron Trading Limited. Attributing these shares to Mr. Goulielmos give him a voting block of 540,000 shares, or 2.05% of the issued and outstanding common stock of the Company on September 16, 2022.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

-55-

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Grigorios Siokas

On February 28, 2022, pursuant to the terms of a securities purchase agreement dated February 28, 2022, the Company issued and sold to Grigorios Siokas in a private placement 1,500 shares of our Series A Convertible Preferred Stock (“Series A Shares”), at a price of $1,000 per share initially convertible at the lower of (i) $3.00 or (ii) 80% of the average VWAP for five (5) trading days following the effective date of the Company’s Registration Statement on June 7, 2022, which was reset to $0.6215; however, subject in all instances to a beneficial ownership limitation of 9.99%, and (B) Warrants to purchase 500,000 shares, initially exercisable at $3.30 per share, adjusted to $0.6215 per share; however, subject in all instances to a beneficial ownership limitation of 9.99%. Pursuant to Board of Directors approval on July 25, 2022, the Company filed an Amendment to the Certificate of Designation of Rights and Preference of Series A Shares to allow the holders the option to convert any portion of Series A Shares into Common Stock of the Company without regard to the Beneficial Ownership Limitation.

On May 10, 2021, the Company entered into a Debt Exchange agreement (“May Debt Exchange”) related to a lawsuit from on or about July 25, 2019, whereby Mark Rubenstein, individually and as a shareholder of the Company, brought the action styled Rubenstein v. Siokas, et al., Case No. 1:19-cv-06976-KPF (S.D.N.Y.) against Grigorios Siokas for recovery of alleged profits earned under Section 16(b) of the Securities Exchange Act of 1934. Although recovery was sought only from Mr. Siokas, the Company was also named as a nominal defendant. Both the Company and Mr. Siokas vigorously defended the lawsuit. On or about September, 18, 2020, in an effort to avoid the uncertainty of litigation and further legal expense, Mr. Siokas agreed to settle the lawsuit by agreeing to reimburse the Company a total of $600,000, payable as a combination of: (1) Mr. Siokas reimbursing the Company for Plaintiff’s attorneys’ fees, in an amount subsequently determined by the Court to be $120,000 plus $4,137 of litigation costs to be paid in cash, and (2) Mr. Siokas relieving the Company of certain debt owed to him. Mr. Siokas and the Company strongly opposed Plaintiff’s motion for attorneys’ fees. Pursuant to the terms of the May Debt Exchange the Company forgave $600,000 of the existing loan payable and recorded the forgiveness to additional paid in capital.

During the year ended December 31, 2021, the Company entered into various agreements with Mr. Siokas whereby the Company exchanged an aggregate total of $6,000,000 of debt into 1,000,000 shares of Common Stock at above market prices.

During the year ended December 31, 2021, the Company borrowed additional proceeds of €1,803,000 ($2,040,635), €230,000 ($275,306) and $4,061,215 and repaid €118,000 ($133,552) of these loans. Included in the $4,061,215 is a convertible promissory note issued to Mr. Siokas on July 20, 2021, for $2,000,000 in exchange for $2,000,000 in cash proceeds (the “July 20 Note”). The July 20 Note bears no interest and is convertible at any time into shares of the Company’s common stock at a conversion rate that exceeds the then current market price of the Company’s common stock. The Company determined that the conversion feature is equity in nature and that no beneficial conversion feature exists. The July 20 Note is carried at face value. During the year ending December 31, 2021, the Company converted $2,000,000 of the July 20 Note at a conversion price of $6.00 and issued 333,333 shares of common stock. As of December 31, 2021, the Company had an outstanding balance under these notes and loans of $1,293,472. Of the $1,293,472 outstanding balance, $0 is convertible in accordance with the July 20 Note.

During the six months ended June 30, 2022, the Company borrowed additional proceeds of €407,500 ($426,612), and $100,000 and repaid €429,500 ($449,643) of these loans.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the years ended December 31, 2021 and 2020, the Company recorded a loss of $21,446 and $27,114, respectively. For the six months ended June 30, 2022 the Company recorded a gain of $88,639.

-56-

On December 20, 2018, the €1,500,000 ($1,718,400) note payable, originally borrowed pursuant to a Loan Agreement with a third-party lender, dated March 16, 2018, was transferred to Grigorios Siokas. The note bears an interest rate of 4.7% per annum and matured on March 18, 2019, pursuant to the original agreement. The note is not in default and the maturity date has been extended until December 31, 2021. As of December 31, 2020, the note had an outstanding principal balance of €400,000 ($489,200) and accrued interest of €158,287 ($193,585). As of December 31, 2021, the Company has an outstanding balance of €400,000 ($452,720) and accrued interest of €177,313 ($200,683). As of June 30, 2022, the Company has an outstanding balance of €400,000 ($418,760) and accrued interest of €186,645 ($195,399).

Grigorios Siokas is the Company’s CEO and principal shareholder and is hence considered a related party to the Company.

Doc Pharma

As of June 30, 2022, the Company has a prepaid balance of $4,120,335 and an accounts payable balance of $511,143, resulting in a net prepaid balance of $3,609,192 to Doc Pharma S.A. related to purchases of inventory. Additionally, the Company has a receivable balance of $ 2,299,982.

As of December 31, 2021, the Company has a prepaid balance of $3,263,241 to Doc Pharma S.A. related to purchases of inventory. Additionally, the Company has a receivable balance of $2,901,300 and an accounts payable balance of $565,756.

During the three months ended June 30, 2022 and 2021, the Company purchased a total of $624,627 and $1,091,118 of products from Doc Pharma S.A., respectively. During the three months ended June 30, 2022 and 2021 the Company had $34,132 and $523,712 in revenue from Doc Pharma S.A., respectively.

During the six months ended June 30, 2022 and 2021, the Company purchased a total of $1,328,435 and $1,413,924 of products from Doc Pharma S.A., respectively.

During the six months ended June 30, 2022 and 2021 the Company had $418,717 and $796,917, in revenue from Doc Pharma S.A., respectively.

On October 10, 2020, the Company entered into a contract manufacturer outsourcing (“CMO”) agreement with Doc Pharma whereby Doc Pharma is responsible for the development and manufacturing of pharmaceutical products and nutritional supplements according to the Company’s specifications based on strict pharmaceutical standards and Good Manufacturing Practice (“GMP”) protocols, as the National Organization for Medicines requires. The Company has the exclusive ownership rights for trading and distribution of its own branded nutritional supplements named “Sky Premium Life®”. The duration of the agreement is for 5 years however either party may terminate the agreement at any time giving six-months advance notice. Doc Pharma is exclusively responsible for supplying the raw materials and packaging required to manufacture the final product. However, they are not responsible for potential delays that may arise, concerning their import. Doc Pharma is obliged to store the raw and packaging materials. The delivery of raw and packaging materials should be purchased at least 30 and 25 days, respectively, before the delivery date of the final product. The Manufacturer solely delivers the finished product to the Company. There is a minimum order quantity (“MoQ”) of 1,000 pieces per product code. Both parties have agreed that the Company will deposit 60% of the total cost upon agreement and assignment and 40% of the total cost including VAT charge upon the delivery date. The prices are indicative and are subject to amendments if the cost of the raw material or the production cost change. As of December 31, 2021, the Company purchased €1,699,507 ($2,010,517) in inventory related to this agreement.

On May 17, 2021, Doc Pharma and the Company entered into a Research and Development (“R&D”) agreement whereby Doc Pharma is responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. These products will be sold in Greece and abroad. The total cost of this project will be €1,425,000 plus VAT and will be done over three phases as follows: Design & Development (€725,000); Control and Product Manufacturing (€250,000) and Clinical Study and Research (€450,000). In the year ended December 31, 2021, SkyPharm bought 67 licenses at value of €261,300 ($295,739) from Doc Pharma which was the 18.33% of the total cost. The agreement will be terminated on December 31, 2025.

-57-

During the six-month period ended on June 30, 2022, the Company purchased €798,353 ($872,489) in inventory related to this agreement.

Doc Pharma S.A is considered a related party to the Company due to the fact that the CEO of Doc Pharma is the wife of Grigorios Siokas, the Company’s CEO and principal shareholder, who also served as a principal of Doc Pharma S.A. in the past.

Dimitrios Goulielmos

On November 21, 2014, SkyPharm entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer, and former director of the Company, pursuant to which the Company borrowed €330,000 ($401,115) from Mr. Goulielmos. The Loan bore an interest rate of 2% per annum and was due and payable in full on May 11, 2015. As of December 31, 2021, the Company had an outstanding principal balance of €10,200 ($11,544) and €0 ($0) accrued interest. A principal balance of €10,200 ($10,678) remained as of June 30, 2022.

Dimitrios Goulielmos is a current director and former CEO of the Company.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the six months ended June 30, 2022, the Company recorded a gain of $34,826.

DESCRIPTION OF SHARE CAPITAL

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock to which any prospectus supplement may relate.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock.

As of September 16, 2022, we had 26,365,418 shares of our Common Stock issued and outstanding, held by 412 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time-to-time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

-58-

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our Common Stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	Impairing dividend rights of our Common Stock;
•	Diluting the voting power of our Common Stock;
•	Impairing the liquidation rights of our Common Stock; and
•	Delaying or preventing a change of control without further action by our stockholders.

Series A Convertible Preferred Shares

We have designated 6,000,000 shares of our preferred stock as Series A Convertible Preferred (the “Series A Shares”), with a Stated Value of $1,000 per share. An aggregate of 6,000 Series A Shares were issued on February 28, 2022. As of September 16, 2022, there were 1,500 Series A Shares issued and outstanding. The Series A Shares are convertible into shares of the Company’s Common Stock at the lower of (i) $3.00 or (ii) 80% of the average VWAP for the Company’s Common Stock for the five (5) trading days immediately following the effectiveness of the resale registration statement. On June 14, 2022, the Conversion Price was reset to $0.6215 per share. The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares shall have the right by written election to the Company to convert all or any portion of the outstanding shares of Series A Shares. Immediately upon effectiveness of a registration statement registering for resale all of the Series A Shares, all outstanding Series A Shares shall automatically convert into Common Stock, subject to certain beneficial ownership limitations. On July 29, 2022, the Company amended the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock to allow holders of Series A Shares the option to convert any portion of their Series A Preferred Shares into Common Stock of the Company, notwithstanding the beneficial ownership limitation, which was revised.

Warrants

As of September 16, 2022, there were 2,243,000 Warrants issued and outstanding exercisable to purchase by the holders thereof of up to 10,862,527 shares of Common Stock.

Exercisability. The Warrants are exercisable at any time for a period of five and one-half years after their original issuance. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional common shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

-59-

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise prices for the Warrants vary from $0.62152 to $3.30 per share. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as, in the case of the Warrants, certain issuances of equity securities at an effective price per share lower than the then applicable exercise price per share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Convertible Notes

As of September 16, 2022, we have outstanding unsecured convertible notes with an aggregate principal balance of $625,000 convertible into 518,403 shares of our Common Stock. Information about the convertible notes is provided below.

Senior Convertible Notes

January 7, 2021 Subscription Agreement

On January 7, 2021 (the “Issue Date”), the Company entered into a subscription agreement with an unaffiliated third party, whereby the Company issued for a purchase price of $100,000 in principal amount, a convertible promissory note. The note bears an interest rate of 8% per annum and matured on the earlier of (i) consummation of the Company listing its common shares on the NEO Stock Exchange or (ii) October 31, 2021.

Upon the consummation of a NEO listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 25% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the NEO listing. In the event that a NEO listing is not consummated on or before October 31, 2021, the note holder will have the option, in part or in full, to have the note repaid with interest, or convert the note into Company common stock at a 25% discount to the 30-day volume-weighted average price of the Common Shares on the most senior stock exchange in North American on which the common shares are trading prior to conversion.

-60-

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature and a derivative liability which is accounted for separately. The Company measured the beneficial conversion feature’s intrinsic value on January 7, 2021 and determined that the embedded derivative was valued at $62,619 which was recorded as a debt discount and additional paid-in capital and is being amortized over the life of the loan. As of March 31, 2022 and December 31, 2021, $62,619 of the debt discount has been amortized. As of June 30, 2022 and December 31, 2021, the fair value of the derivative liability was $41,291 and $45,665, respectively. For the six months ended June 30, 2022, the Company recorded a loss of $7,255 from the change in fair value of derivative liability as other income in the consolidated statements of operations and comprehensive income (loss).

Convertible Promissory Note

On September 17, 2021 (the “Issue Date”), the Company entered into a convertible promissory note with an unaffiliated third party.

The Company issued the convertible promissory note for a purchase price of $525,000 in principal amount for cash proceeds of $500,000. The note was issued with an original issue discount (“OID”) of $25,000, bears an interest rate of 10% per annum and matures on the earlier of (i) the consummation of the Company listing its common shares on the Nasdaq Stock Exchange or (ii) September 17, 2022.

Upon the consummation of a Nasdaq listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 30% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the Nasdaq listing, subject to a conversion floor of $3.00 as of December 31, 2021. The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature which is accounted for separately.

The Company measured the beneficial conversion feature’s intrinsic value on September 17, 2021, at $294,000 which, together with the OID of $25,000 was recorded as a debt discount and is being amortized over the life of the loan. On January 1, 2022, the Company adopted ASU 2020-06 using the modified retrospective method. As a result of the adoption, on January 1, 2022, the Company recorded an increase to additional paid-in-capital of $294,000 and a decrease to accumulated deficit of $53,248. For the year ended December 31, 2021, $60,063 of the debt discount has been amortized. As of December 31, 2021, the Company had accrued a principal balance of $525,000, had accrued $15,166 in interest expense, and had remaining debt discount of $258,938 which resulted in a net convertible note payable of $266,063.

For the six months ended June 30, 2022, $294,000 of the debt discount was reduced and recorded as a reduction to additional paid-in capital and has been amortized. As of June 30, 2022, the Company had accrued a principal balance of $525,000, had accrued $41,416 in interest expense, and had remaining debt discount of $ $5,744 which resulted in a net convertible note payable of $519,256.

Transfer Agent

Our transfer agent for our Common Stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

DESCRIPTION OF COMMON WARRANTS TO BE ISSUED AS PART OF THIS OFFERING

The following summary of certain terms and provisions of Pre-Funded Warrants and Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of such warrants, which are filed as an exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in such forms of warrants for a complete description of the terms and conditions of the Pre-Funded Warrants and Common Warrants.

Pre-Funded Warrants Being Offered in this Offering

Duration and Exercise Price

Each Pre‑Funded Warrant offered hereby will have an initial exercise price equal to $0.0001 per share of Common Stock. The Pre‑Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre‑Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

-61-

Exercisability

The Pre‑Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre‑Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with Beneficial Ownership Limitation of 4.99%, upon notice to use and effective 61 days after the date such notice is delivered to us may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

The Pre‑Funded Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part the net number of shares of Common Stock determined according to a formula set forth in the Pre‑Funded Warrants, which generally provides for a number of shares of Common Stock equal to (A)(1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on d ay that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Pre‑Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in the this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre‑Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole shares of Common Stock.

Transferability

Subject to applicable laws, a Pre‑Funded Warrant may be transferred at the option of the holder upon surrender of the Pre‑Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre‑Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre‑Funded Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Pre‑Funded Warrants are currently listed on The Nasdaq Capital Market under the symbol “COSM.”

Rights as a Shareholder

Except as otherwise provided in the Pre‑Funded Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock represented by ADSs, the holders of the Pre‑Funded Warrants do not have the rights or privileges of holders of our ordinary shares represented by shares of Common Stock, including any voting rights, until they exercise their Pre‑Funded Warrants.

-62-

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre‑Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Pre‑Funded Warrants will be entitled to receive upon exercise of the Pre‑Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre‑Funded Warrants immediately prior to such fundamental transaction.

Common Warrants Being Offered in this Offering

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price equal to $[_____] per share. The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants, which generally provides for a number of shares of Common Stock equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

-63-

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Common Warrants are currently listed on The Nasdaq Capital Market under the symbol “COSM.”

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of ordinary shares in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of ordinary shares will be deemed to have received ordinary shares of the successor entity in such fundamental transaction for purposes of this provision of the Common Warrants.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, located at 590 Madison Ave 28th Floor, New York, NY 10022, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated September [__], 2022. The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore. We will enter into a securities purchase agreement directly with purchasers in connection with this offering and may not sell the entire amount of securities offered pursuant to this prospectus.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the shares of Common Stock, Pre-Funded Warrants and Common Warrants being offered pursuant to this prospectus on or about [__________], 2022.

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act. and to contribute to payments the placement agent may be required to make in respect thereof.

-64-

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price
Placement agent fees
Proceeds to us (before expenses)(1)

_______________________________

(1)	Does not include proceeds from the exercise of the warrants in cash. if any.

We have agreed to pay to the placement agent a cash fee equal to 6.5% of the aggregate gross proceeds raised in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total expenses payable by us for this offering to be approximately $[________], which amount includes: (i) a placement agent’s fee of $[________] assuming the purchase of all of the securities we are offering; (ii) a non-accountable expense allowance payable to the placement agent of $[________] (equal to 1.0% of the aggregate gross proceeds raised in this offering); (iii) reimbursement of the accountable expenses of the placement agent of $100,000 related to the legal fees of the placement agent being paid by us (none of which has been paid in advance); and (iv) other estimated expenses of approximately $[________] which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act. and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 4 l 5(a)(4) under the Securities Act and Rule I 06-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors, officers and beneficial owners of 5% or more of our outstanding ordinary shares have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the placement agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

•	offer, pledge, sell, contract to sell or otherwise dispose of Cosmos Holdings’ securities or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

•	enter into any swap or other arrangement that transfers to another. in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift. will or intestate succession.

We have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not, without the prior written consent of the placement agent: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the preliminary prospectus or the prospectus related to this offering or a registration statement on Form S-8 in connection with any employee benefit plan. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our shares of Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 180 days following the closing date of this offering.

-65-

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our shares of Common Stock are listed on The Nasdaq Capital Market under the trading symbol “COSM.” We do not plan to list the Pre-Funded Warrants or Common Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the· accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus in electronic format may be made available on a website maintained by the placement agent, and the placement agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, is acting as counsel for the Company in connection with the offering. Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19603 is acting as counsel to the underwriter in connection with the Offering.

EXPERTS

The financial statements of Cosmos Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2021 and 2020 included in this prospectus have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to George Terzis, the Company’s Chief Financial Officer, at Cosmos Holdings Inc., 141 West Jackson Boulevard, Suite 4236, Chicago, Illinois 60604.

Our website address is www.cosmoshold.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

-66-

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page No.
Consolidated Balance Sheets at June 30, 2022 (unaudited) and December 31, 2021	F-2
Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2022 and 2021 (unaudited)	F-3
Consolidated Statements of Changes in Stockholders Equity (Deficit) and Mezzanine Equity for the three and six months ended June 30, 2022 and 2021 (unaudited)	F-4
Consolidated Statements of Cash Flows for the six months ended June 30, 2022 and 2021 (unaudited)	F-6
Notes to Unaudited Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm	F-37
Consolidated Balance Sheets at December 31, 2021 and 2020	F-39
Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the years ended December 31, 2021 and 2020	F-40
Consolidated Statement of Changes in Stockholders’ Deficit for the years ended December 31, 2021 and 2020	F-41
Consolidated Statements of Cash Flows for the years ended December 31, 2021 and 2020	F-42
Notes to Consolidated Financial Statements	F-43

F-1

COSMOS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$562,320	$286,487
Accounts receivable, net	26,231,722	26,858,114
Accounts receivable - related party	2,299,982	2,901,300
Marketable securities	10,333	11,468
Inventory	3,595,814	3,147,276
Loans receivable	358,982	377,590
Prepaid expenses and other current assets	1,725,111	2,987,687
Prepaid expenses and other current assets - related party	4,120,335	3,263,241
Operating lease right-of-use asset	858,025	834,468
Financing lease right-of-use asset	237,154	211,099

TOTAL CURRENT ASSETS	39,999,778	40,878,730

Property and equipment, net	1,619,227	1,888,052
Goodwill and intangible assets, net	741,003	485,767
Loans receivable - long term portion	3,897,876	4,410,689
Other assets	875,011	915,250
Deferred tax assets	709,546	850,774

TOTAL ASSETS	$47,842,441	$49,429,262

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$11,171,467	$12,126,626
Accounts payable and accrued expenses - related party	529,512	599,125
Accrued interest	1,429,722	1,019,889
Lines of credit	4,795,680	4,743,557
Convertible notes payable, net of unamortized discount of $5,744 and $258,938, respectively	619,256	381,062
Derivative liability - convertible note	41,291	45,665
Notes payable	12,120,437	5,462,504
Notes payable - related party	429,438	464,264
Loans payable	1,000,000	1,000,000
Loans payable - related party	1,281,802	1,293,472
Taxes payable	1,125,351	1,324,722
Operating lease liability, current portion	134,833	138,450
Financing lease liability, current portion	80,150	73,078
Other current liabilities	1,112,421	1,255,824

TOTAL CURRENT LIABILITIES	35,871,360	29,928,238

Share settled debt obligation	1,554,590	1,554,590
Lines of credit - long-term portion	191,825	366,171
Notes payable - long term portion	1,179,626	12,356,384
Operating lease liability, net of current portion	723,190	696,015
Financing lease liability, net of current portion	167,187	148,401
TOTAL LIABILITIES	39,687,778	45,049,799

Commitments and Contingencies (see Note 14)	-	-

MEZZANINE EQUITY
Preferred stock, $0.001 par value; 100,000,000 shares authorized:
Series A preferred stock, stated value $1,000 per share, 6,000,000 shares authorized; 2,966 and 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; liquidation preference of $3,073,548 and $0, respectively	3,024,607	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 300,000,000 shares authorized; 23,998,857 and 17,544,509 shares issued and 23,611,433 and 17,157,085 outstanding as of June 30, 2022 and December 31, 2021, respectively	23,997	17,544
Additional paid-in capital	59,861,359	39,675,753
Treasury stock, 387,424 shares as of June 30, 2022 and December 31, 2021	(816,707)	(816,707)
Accumulated deficit	(52,352,868)	(34,345,506)
Accumulated other comprehensive loss	(1,585,725)	(151,621)

TOTAL STOCKHOLDERS' EQUITY	5,130,056	4,379,463

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$47,842,441	$49,429,262

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

COSMOS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

REVENUE	$13,208,504	$14,846,925	$26,280,304	$26,466,001

COST OF GOODS SOLD	11,362,632	12,810,082	22,542,500	23,427,823

GROSS PROFIT	1,845,872	2,036,843	3,737,804	3,038,178

OPERATING EXPENSES
General and administrative expenses	988,465	2,586,670	1,857,104	4,281,367
Salaries and wages	577,479	578,598	1,098,950	1,104,169
Sales and marketing expenses	245,443	139,633	392,392	544,725
Depreciation and amortization expense	108,848	108,413	221,470	215,486
TOTAL OPERATING EXPENSES	1,920,235	3,413,314	3,569,916	6,145,747

INCOME (LOSS) FROM OPERATIONS	(74,363)	(1,376,471)	167,888	(3,107,569)

OTHER INCOME (EXPENSE)
Other income expense, net	(315)	(39,415)	(55,127)	(217,626)
Interest expense	(560,643)	(780,607)	(1,079,992)	(1,512,433)
Non-cash interest expense	(215,807)	(88,979)	(476,334)	(139,088)
Gain (loss) on equity investments, net	(1,622)	(161)	56	279
Gain on extinguishment of debt	-	-	1,004,124	445,636
Change in fair value of derivative liability	(22,256)	26,496	(7,255)	87,869
Foreign currency transaction, net	(356,687)	96,584	(516,039)	(209,436)
TOTAL OTHER EXPENSE, NET	(1,157,330)	(786,082)	(1,130,567)	(1,544,799)

LOSS BEFORE INCOME TAXES	(1,231,693)	(2,162,553)	(962,679)	(4,652,368)

BENEFIT FROM (PROVISION FOR) INCOME TAXES	(9,563)	(216,503)	(75,230)	99,409

NET LOSS	(1,241,256)	(2,379,056)	(1,037,909)	(4,552,959)

Deemed dividend on issuance of warrants	-	-	(5,788,493)	-
Deemed dividend on downround of warrants	(8,480,379)	-	(8,480,379)	-
Deemed dividend on downround of preferred stock	(8,189,515)	-	(8,189,515)	-
Deemed dividend on preferred stock	(352,807)	-	(352,807)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(18,263,957)	(2,379,056)	(23,849,103)	(4,552,959)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net	(1,028,875)	284	(1,434,104)	(473,294)

TOTAL COMPREHENSIVE LOSS	$(19,292,832)	$(2,378,772)	$(25,283,207)	$(5,026,253)

BASIC NET LOSS PER SHARE	$(0.93)	$(0.15)	$(1.28)	$(0.29)
DILUTED NET LOSS PER SHARE	$(0.93)	$(0.15)	$(1.28)	$(0.29)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	19,540,097	16,105,409	18,652,736	15,572,773
Diluted	19,540,097	16,105,409	18,652,736	15,572,773

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Cosmos Holdings, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) AND MEZZANINE EQUITY

									Accumulated	Total
	Preferred Stock		Common Stock		Additional	Treasury Stock			Other	Stockholders'
	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	No. of Shares	Value	Accumulated Deficit	Comprehensive Income (Loss)	Deficit

Balance at January 1, 2021	-	$-	13,485,128	$13,484	$14,333,285	(415,328)	$(611,854)	$(18,750,824)	$854,896	$(4,161,013)
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	(473,578)	(473,578)
Sale of treasury stock to third party	-	-	-	-	249,350	65,000	650	-	-	250,000
Restricted stock issued to a consultant	-	-	1,800,000	1,800	1,187,650					1,189,450
Conversion of notes payable into shares of common stock	-	-	781,819	782	2,563,582	-	-	-	-	2,564,364
Net loss	-	-	-	-	-	-	-	(2,173,903)	-	(2,173,903)
Balance at March 31, 2021	-	-	16,066,947	16,066	18,333,867	(350,328)	(611,204)	(20,924,727)	381,318	(2,804,680)
Foreign currency translation adjustment, net			-	-	-	-	-	-	284	284
Conversion of related party debt			500,000	500	2,999,500	-	-	-	-	3,000,000
Forgiveness of related party debt			-	-	600,000	-	-	-	-	600,000
Restricted stock issued to a consultant			-	-	1,968,000	-	-	-	-	1,968,000
Net loss			-	-	-	-	-	(2,379,056)	-	(2,379,056)
Balance at June 30, 2021	-	$-	16,566,947	$16,566	$23,901,367	$(350,328)	$(611,204)	$(23,303,783)	$381,602	$384,548

F-4

	Preferred Stock		Common Stock		Additional	Treasury Stock			Accumulated Other	Total
	No. of Shares	Amount	No. of Shares	Amount	Paid-in Capital	No. of Shares	Amount	Accumulated Deficit	Comprehensive Loss	Stockholders' Equity

Balance at January 1, 2022	-	$-	17,544,509	$17,544	$39,675,753	(387,424)	$(816,707)	$(34,345,506)	$(151,621)	4,379,463
Adoption of ASU 2020-06	-	-	-	-	(294,000)	-	-	53,248	-	(240,752)
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	(405,229)	(405,229)
Issuance of Series A preferred stock, net of issuance costs of $547,700	6,000	5,452,300	-	-	-	-	-	-	-	-
Conversion of notes payable into shares of common stock	-	-	238,000	238	973,182	-	-	-	-	973,420
Cashless exercise of warrants	-	-	829,471	829	(829)	-	-	-	-	-
Net income	-	-	-	-	-	-	-	203,347	-	203,347
Balance at March 31, 2022	6,000	5,452,300	18,611,980	18,611	40,354,106	(387,424)	(816,707)	(34,088,911)	(556,850)	4,910,249
Foreign currency translation adjustment, net	-	-	-	-	-	-	-	-	(1,028,875)	(1,028,875)
Conversion of Series A preferred stock	(3,034)	(2,427,693)	4,892,222	4,892	2,422,801					2,427,693
Conversion of convertible debt	-	-	39,339	39	38,105	-	-	-	-	38,144
Cashless exercise of warrants	-	-	455,316	455	(455)	-	-	-	-	-
Deemed dividend upon downround of preferred stock and warrants	-	-	-	-	16,669,894	-	-	(16,669,894)	-	-
Deemed dividend on preferred stock	-	-	-	-	352,807	-	-	(352,807)	-	-
Stock-based compensation	-	-	-	-	24,101	-	-	-	-	24,101
Net loss	-	-	-	-	-	-	-	(1,241,256)	-	(1,241,256)
Balance at June 30, 2022	2,966	3,024,607	23,998,857	23,997	59,861,359	(387,424)	(816,707)	(52,352,868)	(1,585,725)	5,130,056

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

COSMOS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,037,909)	$(4,552,959)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and amortization expense	181,863	166,219
Amortization of right-of-use assets	39,607	49,267
Amortization of debt discounts and accretion of debt	476,334	139,088
Lease expense	89,606	99,610
Interest on finance leases	7,333	5,250
Stock-based compensation	24,101	3,157,450
Deferred income taxes	61,111	(107,646)
Gain on extinguishment of debt	(1,004,124)	(445,636)
Change in fair value of the derivative liability	7,255	(87,869)
(Gain) loss on net change in fair value of equity investments	(56)	(1,318)
Changes in Assets and Liabilities:
Accounts receivable	(1,472,461)	(2,839,680)
Accounts receivable - related party	358,339	324,536
Inventory	(717,900)	(336,047)
Prepaid expenses and other assets	468,014	(1,415,455)
Prepaid expenses and other current assets - related party	(1,150,256)	450,454
Other assets	-	153,055
Accounts payable and accrued expenses	492,024	2,249,153
Accounts payable and accrued expenses - related party	(27,708)	195,151
Accrued interest	427,729	211,251
Lease liabilities	(89,247)	(71,436)
Taxes payable	(104,709)	-
Other current liabilities	(52,631)	159,132
Other liabilities	-	(20,964)
NET CASH USED IN OPERATING ACTIVITIES	(3,023,685)	(2,519,394)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from loan receivable	179,829	-
Purchase of property and equipment	(31,546)	(12,100)
Sale of fixed assets	11,837	-
Purchase of intangible assets	(320,427)	-
NET CASH USED IN INVESTING ACTIVITIES	(160,307)	(12,100)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of convertible note payable	-	(362,000)
Proceeds from convertible note payable	-	100,000
Payment of note payable	(2,476,350)	(20,000)
Proceeds from note payable	349,716	-
Payment of related party loan	(469,384)	(125,589)
Proceeds from related party loan	545,341	2,811,062
Payment of lines of credit	(11,363,636)	(12,189,057)
Proceeds from lines of credit	11,700,459	12,311,882
Proceeds from issuance of Series A Preferred Stock	5,452,300	-
Payments of finance lease liability	(46,677)	(51,427)
Financing fees	(218,572)	-
Proceeds from sale of treasury stock	-	250,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,473,197	2,724,871

Effect of exchange rate changes on cash	(13,372)	(16,000)

NET CHANGE IN CASH	275,833	177,377

CASH AT BEGINNING OF PERIOD	286,487	628,395
CASH AT END OF PERIOD	$562,320	$805,772

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$317,449	$208,565
Income tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Conversion of notes payable to common stock	$973,420	$2,564,364
Deemed dividend on warrants upon conversion of convertible debt	$5,788,493	$-
Deemed dividend on preferred stock and warrants upon trigger of downround feature	$16,669,894	$-
Deemed dividend upon cumulative dividend on preferred stock	$352,807	$-
Conversion of Series A preferred stock	$2,427,693	$-
Conversion of convertible debt	$38,144	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

NOTE 1 – BASIS OF PRESENTATION

The terms “COSM,” “we,” “the Company,” and “us” as used in this report refer to Cosmos Holdings, Inc. The accompanying unaudited condensed consolidated balance sheet as of June 30, 2022 and unaudited condensed consolidated statements of operations and comprehensive income for the three months ended June 30, 2022 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management of COSM, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2022, are not necessarily indicative of the results that may be expected for the year ending December 31, 2022, or any other period. These unaudited consolidated financial statements and notes should be read in conjunction with the financial statements for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (“Form 10-K”). The accompanying condensed consolidated balance sheet as of December 31, 2021 has been derived from the audited financial statements filed in our Form 10-K and is included for comparison purposes in the accompanying balance sheet.

NOTE 2 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

Cosmos Holdings Inc. (d/b/a Cosmos Health, Inc.) (Nasdaq: COSM) is an international healthcare group headquartered in Chicago, Illinois. The group is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation”. The Company is operating in the pharmaceutical sector as well, through the provision of a broad line of branded generics and OTC medications. In addition, the group is involved in the healthcare distribution sector through its subsidiaries in Greece and the UK, serving retail pharmacies and wholesale distributors. Cosmos Holdings Inc. is strategically focusing on the research and development (“R&D”) of novel patented nutraceuticals (Intellectual Property) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Holdings has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK.

The Company was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009, and on November 14, 2013, we changed our name to Cosmos Holdings, Inc.. On August 2, 2022, the Company filed a Fictitious Firm Name Certificate in Nevada to do business under the name Cosmos Health, Inc. and will seek shareholder approval at the next annual shareholders meeting to amend its Articles of Incorporation for the name change. Through its acquisition of Amplerissimo Ltd, on September 27, 2013, the Company changed its principal activities into trading of products, providing representation, and provision of consulting services to various sectors. On August 1, 2014, the Company formed SkyPharm S.A., a Greek Company (“SkyPharm”), a subsidiary that focuses on the trading, sourcing and export of nutraceutical and pharmaceutical products. In February 2017, the Company acquired Decahedron Ltd., a UK Company (“Decahedron”) which is a fully licensed second-generation wholesaler specializing in imports and exports of generics and OTC pharmaceutical products within the EEA and distributor of Sky Premium Life nutraceutical products in the UK .

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of common stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, and warrants including all share and per-share data, for all amounts and periods presented in the consolidated financial statements.

On December 19, 2018, the Company completed the purchase of all of the capital stock of Cosmofarm Ltd., a pharmaceutical wholesaler based in Athens, Greece.

Going Concern

The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the continuation of the Company as a going concern. For the six months ended June 30, 2022, the Company had revenue of $ 26,280,304, net loss of $1,037,909 and net cash used in operations of $3,023,685. Additionally, as of June 30, 2022, the Company had working capital of $4,128,418, an accumulated deficit of $52,352,868, and stockholders’ equity of $5,130,056. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing.

F-7

The Company has undergone strategic review processes to help find a definitive solution to the Company’s accumulated deficit constraints. Options under consideration in the strategic review process include, but are not limited to, securing new debt, exchange debt to equity, restructuring current debt facilities from short term to long term and taking the proper actions for new fund raising.

The condensed consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund its operations. If the Company is unable to obtain adequate capital, it could be forced to curtail development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described herein and eventually secure other sources of financing and attain profitable operations.

Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

Our condensed consolidated accounts include our accounts and the accounts of our wholly-owned subsidiaries, SkyPharm S.A., Decahedron Ltd. and Cosmofarm Ltd. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Effects of COVID-19

Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Quarterly Report on Form 10-Q. These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

The Effects of War in the Ukraine

On February 24, 2022, Russian forces launched significant military action against Ukraine. There continues to be sustained conflict and disruption in the region, which is expected to endure for the foreseeable future. We do not conduct any commercial transactions with either Ukraine or Russia and the Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Quarterly Report on Form 10-Q. Such political issues and conflicts could have a material adverse effect on our results of operations and financial condition if they escalate in areas in which we do business. In addition, changes in and adverse actions by governments in foreign markets in which we do business could have a material adverse effect on our results of operations and financial condition.

These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions. We will continue monitoring the social, political, regulatory and economic environment in Ukraine and Russia, and will consider further actions as appropriate.

F-8

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2022 and December 31, 2021, there were no cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars, in Greece denominated in Euros, U.S. Dollars and Great Britain Pounds (British Pounds Sterling), and in Bulgaria denominated in Euros. The Company also maintains bank accounts in the United Kingdom, denominated in Euros and Great Britain Pounds (British Pounds Sterling).

Reclassifications to Prior Period Financial Statements and Adjustments

Certain reclassifications have been made in the Company’s financial statements of the prior period to conform to the current year presentation. As of December 31, 2021, $7,393 in accumulated depreciation has been reclassified from property and equipment to accumulated amortization of goodwill and intangible assets and $4,772 was reclassified from prepaid expenses and other current assets to marketable securities on the unaudited condensed consolidated balance sheet. For the three and six months ended June 30, 2021, $578,598 and $1,104,169 was reclassified from general and administrative expenses to salaries and wages on the unaudited condensed consolidated statements of operations and comprehensive income. Additionally, for the six months ended June 30, 2021, $2,312 was reclassified from customer deposits to other current liabilities on the unaudited condensed consolidated statement of cash flows. These reclassifications have no impact on previously reported net income.

Account Receivable, net

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts against gross accounts receivable reflects the best estimate of probable losses inherent in the receivables’ portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. At June 30, 2022 and December 31, 2021, the Company’s allowance for doubtful accounts was $1,575,015 and $1,702,743, respectively.

Tax Receivable

The Company pays Value Added Tax (“VAT”) or similar taxes (“input VAT”), income taxes, and other taxes within the normal course of its business in most of the countries in which it operates related to the procurement of merchandise and/or services it acquires and/or on sales and taxable income. The Company also collects VAT or similar taxes on behalf of the government (“output VAT”) for merchandise and/or services it sells. If the output VAT exceeds the input VAT, this creates a VAT payable to the government. If the input VAT exceeds the output VAT, this creates a VAT receivable from the government. The VAT tax return is filed on a monthly basis offsetting the payables against the receivables. In observance of EU regulations for intra-EU cross-border sales, our subsidiaries in Greece, SkyPharm and Cosmofarm, do not charge VAT for sales to wholesale drug distributors registered in other European Union member states. The net VAT receivable is recorded in prepaid expense and other current assets on the condensed consolidated balance sheets. As of June 30, 2022 and December 31, 2021, the Company had a VAT net payable balance of $497,182 and $400,616 respectively, recorded in the condensed consolidated balance sheet as accounts payable and accrued expenses.

Inventory

Inventory is stated at the lower-of-cost or net realizable value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e., packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

The Company writes down inventories to net realizable value based on physical condition, expiration date, current market conditions, as well as forecasted demand. The Company’s inventories are not highly susceptible to obsolescence. Many of the Company’s inventory items are eligible for return to our suppliers when pre-agreed product requirements, including, but not limited to, physical condition and expiration date, are not met.

F-9

Property and Equipment, net

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Leasehold improvements and technical works	Lesser of lease term or 40 years
Vehicles	6 years
Machinery	20 years
Furniture, fixtures and equipment	5–10 years
Computers and software	3-5 years

Depreciation expense was $80,576 and $78,341 for the three months ended June 30, 2022 and 2021, respectively and $165,456 and $149,812 for the six months ended June 30, 2022 and 2021, respectively.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived Assets, property and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Goodwill and Intangibles, net

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

F-10

On December 19, 2018, as a result of the acquisition of Cosmofarm, the Company recorded $49,697 of goodwill.

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 5 years for its pharmaceuticals and nutraceuticals products license. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. As of June 30, 2022, no revision to the remaining amortization period of the intangible assets was made.

Amortization expense was $8,249 and $8,249 for the three months ended June 30, 2022 and 2021, respectively and $16,407 and $16,407 for the six months ended June 30, 2022 and 2021, respectively.

Equity Method Investment

For those investments in common stock or in-substance common stock in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee, the investment is accounted for under the equity method. The Company will record its share in the earnings of the investee and will include it within the condensed consolidated statement of operations. The Company assesses its investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognizes an impairment loss to adjust the investment to its then current fair value.

Investments in Equity Securities

Investments in equity securities are accounted for at fair value with changes in fair value recognized in net income (loss). Equity securities are classified as short-term or long-term based on the nature of the securities and their availability to meet current operating requirements. Equity securities that are readily available for use in current operations are reported as a component of current assets in the accompanying consolidated balance sheets. Equity securities that are not considered available for use in current operations would be reported as a component of long-term assets in the accompanying consolidated balance sheets. For equity securities with no readily determinable fair value, the Company elects a measurement alternative to fair value. Under this alternative, the Company measures the investments at cost, less any impairment, and adjusted for changes resulting from observable price changes in transactions for identical or similar investments of the investee. The election to use the measurement alternative is made for each eligible investment.

As of June 30, 2022, investments consisted of (i) 3,000,000 shares, which traded at a closing price of $0 per share or a value of $0 of ICC International Cannabis Corp and (ii) 16,666 shares which traded at a closing price of $0.30 per share or value of $4,925 of National Bank of Greece. Additionally, the Company has $5,407 in equity securities of Pancreta Bank, which are revalued annually. See Note 3, for additional investments in equity securities.

Fair Value Measurement

The Company applies ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

F-11

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The following tables presents assets that are measured and recognized at fair value as of June 30, 2022 and December 31, 2021, on a recurring basis:

	June 30, 2022			Total Carrying
	Level 1	Level 2	Level 3	Value
Marketable securities – ICC International Cannabis Corp.	$-	$-	-	$-
Marketable securities – National Bank of Greece	4,925	-	-	4,925
Equity securities – Pancreta Bank	-	5,407	-	5,407
	$4,925	$5,407		$10,332

	December 31, 2021			Total Carrying
	Level 1	Level 2	Level 3	Value
Marketable securities – ICC International Cannabis Corp.	$-	$-	-	$-
Marketable securities – National Bank of Greece	6,696	-	-	6,696
Equity securities – Pancreta Bank	-	4,772	-	4,772
	$6,696	$4,772		$11,468

Derivative Instruments

Derivative financial instruments are recorded in the accompanying condensed consolidated balance sheets at fair value in accordance with ASC 815. When the Company enters into a financial instrument such as a debt or equity agreement (the “host contract”), the Company assesses whether the economic characteristics of any embedded features are clearly and closely related to the primary economic characteristics of the remainder of the host contract. When it is determined that (i) an embedded feature possesses economic characteristics that are not clearly and closely related to the primary economic characteristics of the host contract, and (ii) a separate, stand-alone instrument with the same terms would meet the definition of a financial derivative instrument, then the embedded feature is bifurcated from the host contract and accounted for as a derivative instrument. The estimated fair value of the derivative feature is recorded in the accompanying consolidated balance sheets separately from the carrying value of the host contract. Subsequent changes in the estimated fair value of derivatives are recorded as a gain or loss in the Company’s condensed consolidated statements of operations.

F-12

Customer Advances

The Company receives prepayments from certain customers for pharmaceutical products prior to those customers taking possession of the Company’s products. The Company records these receipts as customer advances until it has met all the criteria for recognition of revenue including passing control of the products to its customer, at such point, the Company will reduce the customer advances balance and credit the Company’s revenues.

Revenue Recognition

In accordance with ASC 606, Revenue from Contracts with Customers, the Company uses a five-step model for recognizing revenue by applying the following steps: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the performance obligations are satisfied by transferring the promised goods to the customer. Once these steps are met, revenue is recognized upon transfer of the product to the customer.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”) and Staff Accounting Bulletin No. 107 (“SAB 107”) regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASU 2018-07, “Compensation-Stock Compensation-Improvements to Nonemployee Share-Based Payment Accounting.”

Foreign Currency Translation and Transactions

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and amounts included in the accompanying condensed statements of operations and comprehensive income (loss) are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ deficit until the entity is sold or substantially liquidated.

Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in comprehensive income (loss).

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in Greece and the United Kingdom The corporate income tax rate is 22% in Greece and 19% in United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At June 30, 2022 the Company has maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

F-13

The Company uses a “more likely than not” criterion for recognizing the income tax benefit of uncertain tax positions and establishing measurement criteria for income tax benefits. The Company has evaluated the impact of these positions and due to the fact that the Company undergoes an annual certified audit each year in lieu of an audit by the Greek tax authorities, the Company has not taken any tax positions that warrant accrual under ASC-740-10.

Retirement and Termination Benefits

Under Greek labor law, employees are entitled to lump-sum compensation in the event of termination or retirement. The amount depends on the employee’s work experience and renumeration as of the day of termination or retirement. If an employee remains with the company until full-benefit retirement, the employee is entitled to a lump-sum equal to 40% of the compensation to be received if the employee were to be dismissed on the same day. The Company periodically reviews the uncertainties and judgments related to the application of the relevant labor law regulations to determine retirement and termination benefits obligations of its Greek subsidiaries. The Company has evaluated the impact of these regulations and has identified a potential retirement and termination benefits liability.

Basic and Diluted Net Loss per Common Share

Basic income per share is calculated by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period and, when dilutive, potential shares from stock options and warrants to purchase common stock, using the treasury stock method. In accordance with ASC 260, Earnings Per Share, the following table reconciles basic shares outstanding to fully diluted shares outstanding.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Weighted average number of common shares outstanding-Basic	19,540,097	16,105,409	18,652,736	15,572,773
Potentially dilutive common stock equivalents	-	-	-	-
Weighted average number of common and equivalent shares outstanding - Diluted	19,540,097	16,105,409	18,652,736	15,572,773

Common stock equivalents are included in the diluted income per share calculation only when option exercise prices are lower than the average market price of the common shares for the period presented.

Accounting Standard Adopted

The Company has adopted Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), effective as of January 1, 2022, using the modified retrospective transition method which, among other things, simplifies the accounting for convertible instruments by eliminating the requirement to separate conversion features from the host contract. Consequently, a convertible debt instrument is accounted for as a single liability measured at its amortized cost and interest expense will be recognized at the coupon rate. The adoption resulted in the elimination of the debt discount that had been recorded within equity (see Note 11, “Convertible Debt”).

Correction of an Immaterial Error

During the three-month period ended June 30, 2022, the Company concluded it should have adopted ASU 2020-06 on January 1, 2022. The Company is now retrospectively adopting ASU 2020-06 as of January 1, 2022 in this Form 10-Q with a cumulative catch-up adjustment. The net impact of the adjustments was recorded as a reduction to the January 1, 2022 balance of additional paid-in capital in the amount of $294,000 and a reduction in accumulated deficit in the amount of $53,248, as presented in the statement of stockholders’ equity, and a reduction in discount on convertible notes payable in the amount of $240,752. The Company has concluded the impact to form 10-Q for the three-month period ended March 31, 2022 to be immaterial to the financial statements and recorded a catchup/correcting adjustment in the current Form 10-Q.

Recent Accounting Pronouncements

In October 2021, the Financial Accounting Standards Board (“FASB”) issued accounting standards update (“ASU”) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities (i.e., deferred revenue) acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. The new guidance creates an exception to the general recognition and measurement principles of ASC 805, Business Combinations. The new guidance should be applied prospectively and is effective for all public business entities for fiscal years beginning after December 15, 2022 and include interim periods. The guidance is effective for all other entities for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the effects of the adoption of ASU No. 2021-08 on its consolidated financial statements.

F-14

In May 2021, the FASB issued ASU 2021-04—Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options, to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU are effective for public and nonpublic entities for fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the effects of the adoption of ASU No. 2021-04 on its consolidated financial statements.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 – MARKETABLE SECURITIES

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was formed to be a global supplier of cannabis, cannabidiol (CBD) and/or any cannabis extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. The Company has no present intention to distribute any Products under this Agreement in the United States or otherwise participate in cannabis operations in the United States. The Company intends to await further clarification from the U.S. Government on cannabis regulation prior to determining whether to enter the domestic market.

The Distribution and Equity Acquisition Agreement is to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five (5) years of the agreement. The transaction closed on May 22, 2018 after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in common shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors.

Since Marathon was a newly formed entity with no assets and no activity, the Company attributed no value to the 5 million shares in Marathon which was received as consideration for the distribution services. As described below, the Company exchanged the Marathon shares in May and July 2018.

Share Exchange Agreements

On May 17, 2018, the Company entered into a Share Exchange Agreement (the “SEA”) with Marathon, ICC International Cannabis Corp (“ICC”) formerly known as Kaneh Bosm Biotechnology Inc. (“KBB”) and certain other sellers of Marathon capital stock. Under the SEA, the Company transferred 2.5 million shares in Marathon to ICC, a corporation incorporated under the laws of the Province of British Columbia and a public reporting issuer on the Canadian Securities Exchange, in exchange for 5 million shares of ICC. The Company accounted for the exchange at fair value and recognized a gain on exchange of its investment in Marathon of $1,953,000 in the year ended December 31, 2018.

On July 16, 2018, the Company completed a Share Exchange Agreement (the “New SEA”) with Marathon, ICC, and certain other sellers of Marathon capital stock whereby the Company transferred its remaining one-half interest (2.5 million shares) in Marathon to KBB for an additional 5 million shares of ICC. The Company accounted for the exchange at fair value and recognized a gain on exchange of its investment in Marathon of $2,092,200 in the year ended December 31, 2018. The ten million shares of ICC owned by the Company constituted approximately 7% of the 141,219,108 shares of capital stock of KBB then issued and outstanding. The Company does not have the ability to exercise significant influence over ICC.

F-15

The Company determined the fair value of both exchanges based on an actively quoted stock price of ICC received in exchange for the Marathon shares. The Company continues to fair value its investment in ICC with changes recognized in earnings each period and was recorded as an unrealized gain on exchange of investment during the six months ended June 30, 2022 of $0. The value of the investments as of June 30, 2022 and December 31, 2021, was $0 and $0, respectively.

Since no value was attributed to the 33 1/3% equity ownership interest in Marathon received as consideration for the distribution services, the Company would receive variable consideration in the future for its services under the Distribution and Equity Acquisition Agreement, if certain milestones are achieved. Refer to Note 12 for the accounting associated with the cash of CAD $2 million received upfront. Variable consideration to be received in the future upon achieving the gross sales milestones described above, is constrained as the Company estimates that it is probable that a significant reversal of revenue could occur. In assessing the constraint, the Company considered its limited experience with the Products, new geographic markets and similar transactions, which affect the Company’s ability to estimate the likelihood of a probable revenue reversal. Therefore, no revenue has been recognized for the period ended June 30, 2022. The Company will continue to reassess variable consideration at each reporting period and update the transaction price when it becomes probable that a significant revenue reversal would not occur.

As of June 30, 2022, in addition to the 3,000,000 ICC shares valued at $0, as noted above, marketable securities also consisted of the following: 16,666 shares which traded at a closing price of $0.30 per share or value of $4,925 of National Bank of Greece. Additionally, the Company has $5,407 in equity securities of Pancreta Bank, which are revalued annually. The Company recorded a net unrealized gain on the fair value of these investments of $56 during the six months ended June 30, 2022.

CosmoFarmacy LP

In September 2019, the Company entered into an agreement with an unaffiliated third party to incorporate CosmoFarmacy L.P. for the purpose of providing strategic management consulting services and the retail trade of pharmaceutical products, and OTC to pharmacies. CosmoFarmacy was incorporated with a 30-year term through May 31, 2049. The unaffiliated third party is the general partner (the “GP”) of the limited partnership and is responsible for management and decision-making associated with CosmoFarmacy. The initial share capital was set to EUR 150,000 which was later increased to EUR 500,000. The GP contributed the pharmacy license (the “License”) valued at EUR 350,000 (30-year term) to operate the business of CosmoFarmacy in exchange for a 70% equity ownership. The Company is a limited partner and contributed cash of EUR 150,000 for the remaining 30% equity ownership. CosmoFarmacy is not publicly traded and the Company’s investment has been recorded using the equity method of accounting. The value of the investment as of June 30, 2022 and December 31, 2021 was $157,035 and $169,770, respectively, and is included in “Other assets” in the accompanying condensed consolidated balance sheet.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2022	December 31, 2021
Leasehold improvements	$482,848	$519,278
Vehicles	77,752	96,657
Furniture, fixtures and equipment	1,911,170	2,065,100
Computers and software	134,122	141,490
	2,605,892	2,822,525
Less: Accumulated depreciation and amortization	(986,665)	(934,473)
Total	$1,619,227	$1,888,052

F-16

NOTE 5 – GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of the following at:

	June 30, 2022	December 31, 2021
License	$630,506	$345,739
Trade name / mark	36,997	36,997
Customer base	176,793	176,793
	844,296	559,529
Less: Accumulated amortization	(152,990)	(123,459)
Subtotal	691,306	436,070
Goodwill	49,697	49,697
Total	$741,003	$485,767

NOTE 6 – LOAN RECEIVABLE

On October 30, 2021, the Company entered into an agreement for a ten-year loan with a third-party to memorialize €4,284,521 ($4,849,221) in prepayments the Company had made. Interest is calculated at a rate of 5.5% per annum on a 360-day basis. Under the terms of the agreement, the Company is to receive 120 equal payments over the term of the loan. As of December 31, 2021, the Company had a short-term receivable balance of $377,590 and a long-term receivable balance of $4,410,689 under this loan. During the six months ended June 30, 2022, the Company received €164,521 ($172,237) in principal payments such that as of June 30, 2022, the Company had a short-term receivable balance of $ 358,982 and a long-term receivable balance of $3,897,876 under this loan.

NOTE 7 – INCOME TAXES

The Company is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company had no U.S. taxable income for the six months ended June 30, 2022 and 2021.

The Company’s Greece subsidiaries are governed by the income tax laws of Greece. The corporate tax rate in Greece is 22% on income reported in the statutory financial statements after appropriate tax adjustments.

The Company’s United Kingdom subsidiaries are governed by the income tax laws of the United Kingdom. The corporate tax rate in the United Kingdom is 19% on income reported in the statutory financial statements after appropriate tax adjustments.

As of June 30, 2022 and 2021, the Company’s effective tax rate differs from the U.S. federal statutory tax rate primarily due to a valuation allowance recorded against net deferred tax assets in in the United States.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. As of June 30, 2022 and December 31, 2021, the Company has maintained a valuation allowance against all net deferred tax assets in the United States only. Foreign valuation allowances were reversed on December 31, 2020.

F-17

For the three months ended June 30, 2022, and 2021, the Company has recorded tax expense in any jurisdiction where it is subject to income tax, in the amount of $9,563 and $216,503, respectively, on the condensed consolidated statements of operations and comprehensive loss.

For the six months ended June 30, 2022, and 2021, the Company has recorded tax expense in the amount of $75,230 and tax benefit of $99,409, respectively, on the condensed consolidated statements of operations and comprehensive loss.

NOTE 8 – CAPITAL STRUCTURE

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, of which 6,000,000 are designated as Series A convertible preferred stock. The preferred stock has a liquidation preference over the common stock and is non-voting. As of June 30, 2022 and December 31, 2021, 6,000 and 0, preferred shares have been issued, respectively, and 2,966 and 0, shares outstanding, respectively.

Major Rights & Preferences of Series A Preferred Stock

On and effective October 4, 2021, the Company amended and restated its articles of incorporation (the “Amended and Restated Articles”) and filed a certificate of designation (the “COD”) for its Series A Preferred Stock (the “Series A Preferred Stock”) with the State of Nevada. On February 23, 2022, the Company filed Correction No. 1 to the COD. On July 28, 2022, the Company filed an Amendment to the COD with the State of Nevada to allow a holder to waive application of the Beneficial Ownership Limitation with respect to the conversion of Series A Preferred Stock.

The Amended and Restated Articles allow the Company’s Board of Directors the authority to authorize the issuance of preferred stock from time to time in one or more classes or series by resolution.

With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all shares of the Series A Preferred Stock will rank: (i) senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future, (ii) equal to any other equity securities that the Company may issue in the future, the terms of which specifically provide that such equity securities are on parity or senior to the Series A Preferred Stock (“Parity Securities”), (iii) junior to all other equity securities the Company issues, the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock, and (iv) junior to all of the Company’s existing and future indebtedness; without the prior written consent of the Majority Holders.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the Holders of shares of Series A Preferred Stock shall be first entitled to receive out of the assets of the Company available for distribution to its shareholders.

Each Holder shall not be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration, except as provided by law or as set forth in the COD.  The holders of Series A Preferred Stock are entitled to receive dividends paid and distributions made to the holders of Common Stock to the same extent as if the holders of Series A Preferred Stock had converted such shares into shares of Common Stock.

The Series A Preferred Stock was initially convertible into the Company’s Common Stock as determined by dividing the number of shares of Series A Preferred Stock to be converted by the lower of (i) $3.00 or (ii) 80% of the average volume weighted average price for the Company’s Common Stock for the five (5) trading days immediately following the effectiveness of the registration statement concerning the shares (the “Conversion Price”).  On June 14, 2022, the Conversion Price was reset to $0.6215 per share.

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and an insider for a private placement of the Company’s securities (the “Private Placement”).

The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6 million. The Warrants were initially exercisable to purchase shares of common stock at $3.30 per share, or 110% of the Series A Shares initial conversion price and will expire five and one-half years following the initial exercise date of the Warrants. The Company determined that the 2,000,000 warrants are additional value being distributed to the preferred stockholders and presented the warrants’ fair value of $5,788,493 as a deemed dividend in the unaudited condensed consolidated statements of operations and comprehensive loss. The warrants were valued using the Black-Scholes option pricing model with the following terms: a) exercise price of $3.30, b) common stock fair value of $3.42, c) volatility of 118%, d) discount rate of $1.71%, and e) dividend rate of 0%.

The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol, COSM. Concurrent with the issuance of the Series A Shares, the Company executed a registration rights agreement (the “Registration Rights Agreement”) to register the resale of the shares of common stock issuable upon conversion of the Series A Shares and the shares of common stock issuable upon exercise of the warrants issued in connection with the Series A Shares. The Company was required to file its initial registration statement within 45 days following February 28, 2022. The Effectiveness Date was required to be 60 days after February 28, 2022, or 75 days following the SEC’s full review, and any additional registration statements that may be required are to be filed within 20 days following the date required by the SEC. If the Company fails to timely file its initial registration statement, or any additional registration statement, or otherwise comply with the requirements of the Registration Rights Agreement, the Company shall pay each holder 2% of the subscription amount in cash until cured, with an additional penalty of 18% if the cash payment is not made within seven days of the cash payable date.

F-18

The Company filed its initial registration statement on May 25, 2022, and thus accrued for liquidated damages payable to the Holders in the amount of $187,970, calculated as described above, for both the late filing of the registration statement (event) and the 1st anniversary (30 days following the event date) of the event. Upon the effectiveness of  the Company’s registration statement, the Series A Shares conversion price was adjusted to $0.62152 and the warrant exercise price was adjusted to $0.62152 per share. The Company recorded a deemed dividend in the amount of $8,189,515 upon reducing the conversion price from $3.00 to $0.62152 which was recorded as an increase to additional paid-in capital and an increase to accumulated deficit.

The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares shall have the right by written election to the Company to convert all or any portion of the outstanding Series A Preferred Shares. Immediately upon effectiveness of a registration statement registering for resale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding Series A Preferred Shares shall automatically convert into Common Stock, subject to certain beneficial ownership limitations.

Mezzanine Equity

The Series A Shares are recorded as mezzanine equity in accordance with ASC 480 at its initial net carrying value in the amount of $5,452,300. The Series A Shares are recorded as mezzanine equity in accordance with ASC 480 as the Company may be obligated to issue a variable number of shares at a fixed price known at inception and there is no maximum number of shares that could potentially be issued upon conversion. In this instance, cash settlement would be presumed and the Series A Shares are classified as mezzanine equity in accordance with ASC 480-10-S99. Immediately upon effectiveness of the registration statement registering for resale of all the common stock issuable under the Series A Shares, all outstanding Series A Shares shall automatically convert into common stock.

As of June 30, 2022, 3,034 of the Series A Shares have been converted into 4,892,222 shares of common stock in accordance with the terms of the agreements and thus an amount of $2,427,693 was reclassified from mezzanine equity to additional paid-in capital.

Common Stock

The Company is authorized to issue 300 million shares of common stock. As of June 30, 2022 and December 31, 2021, the Company had 23,998,857 and 17,544,509 shares of our common stock issued, respectively, and 23,611,433 and 17,157,085 shares outstanding, respectively.

Consulting Agreement

The Company entered into a Consulting Agreement (the “Agreement”) effective as of February 5, 2021, with a non-affiliated consultant (the “Consultant”). The Company engaged the Consultant to perform consulting services relating to Company management, debt structure, business plans and business development in connection with any capitalization transactions involving the Company and any newly created or existing entities. The Agreement was for a term of nine (9) months with an initial term of ninety (90) days (the “Initial Term”). The Agreement was terminable by the Company for any reason upon written notice at any time after the Initial Term.

F-19

The Company agreed to pay Consultant and its assignees an aggregate of 1,800,000 restricted shares of Common Stock, earned at the rate of 200,000 shares per month, which shall be issued and fully paid for in consideration of the Consultant’s considerable expertise and experience and its commitment to work for the Company. However, in the event the Agreement is terminated for any reason after the Initial Term, the shares are subject to a claw back for any months remaining after the Termination Date. The shares were valued on the date of the agreement at $3.28 per share or $5,904,000, which was be amortized over the term of the agreement. As of June 30, 2022 and 2021, the Company has expensed $0 and $3,157,451 under the agreement.

Debt Conversions

During the six months ended June 30, 2022, the Company issued 238,000 shares of common stock upon the conversion of $1,190,000 of notes payable. The Company recorded $973,420 as a capital contribution and an increase in equity related to the conversion of the $1,190,000 reduced by $216,580 recorded as a gain upon extinguishment of debt upon modification. The $216,580 gain upon extinguishment was determined using the fair value of the Company of $4.09 per share at the extinguishment commitment date.

On May 1, 2022, the Company issued 39,339 shares of common stock to convert $26,515 principal and accrued interest. Following the conversion, the outstanding balance of the above Note was $0. Upon conversion, the 39,339 shares were issued at a fair value of $38,144 which was recorded as equity. Accordingly, upon conversion, the Company reduced its derivative liability by $11,629 (see Note 11).

Exercise of Warrants

During the six months ended June 30, 2022, the Company issued 1,284,787 shares of common stock upon the cashless exercise of 3,488,171 warrants.

Issuance of Warrants

On May 25, 2022, the Company granted 33,333 warrants to a third party based on a settlement agreement signed on May 25, 2022 as a compensation concerning the services the third party provided for the Private Placement closed on February 28, 2022. The Company recorded stock-based compensation in the amount of $24,101 upon issuance of the warrants valued using the Black-Scholes option pricing model with the following assumptions: a) common stock fair value of $1.07, b) exercise price of $3.30, c) term of 5.51 years, d) volatility of 107.3%, e) dividend rate of 0%, and d) discount rate of 2.71%.

On June 14, 2022, the Company issued 8,619,127 warrants upon triggering the down round protection feature in relation to the warrants issued in connection with the Series A shares with an exercise price of $0.62152 and a term of approximately 5 years. Additionally, the Company lowered the exercise price of the 2,000,000 warrants then outstanding from $3.30 to $0.62152 per common share upon triggering the down round protection. The Company recorded a deemed dividend in the amount of $8,480,379 in relation to the down round protection feature for the incremental value of the shares issued and lowered exercise price valued using the Black-Scholes option pricing model with the following assumptions: a) common stock fair value of $1.07, b) old exercise price of $3.30 and revised exercise price of $0.62152, c) term of 5.24 years, d) volatility of 121.47%, e) dividend rate of 0%, and d) discount rate of 2.99%.

F-20

NOTE 9 – RELATED PARTY TRANSACTIONS

Doc Pharma S.A.

As of June 30, 2022, the Company has a prepaid balance of $4,120,335 and an accounts payable balance of $511,143, resulting in a net prepaid balance of $3,609,192 to Doc Pharma S.A. related to purchases of inventory. Additionally, the Company has a receivable balance of $2,299,982. As of December 31, 2021, the Company has a prepaid balance of $3,263,241 to Doc Pharma S.A. related to purchases of inventory. Additionally, the Company had a receivable balance of $2,901,300 and an accounts payable balance of $565,756.

During the three months ended June 30, 2022 and 2021, the Company purchased a total of $624,627 and $1,091,118 of products from Doc Pharma S.A., respectively. During the three months ended June 30, 2022 and 2021 the Company had $34,132 and $523,712 in revenue from Doc Pharma S.A., respectively.

During the six months ended June 30, 2022 and 2021, the Company purchased a total of $1,328,435 and $1,413,924 of products from Doc Pharma S.A., respectively. During the six months ended June 30, 2022 and 2021 the Company had $418,717 and $796,917, in revenue from Doc Pharma S.A., respectively.

On October 10, 2020, the Company entered into a contract manufacturer outsourcing “CMO” agreement with DocPharma whereby Doc Pharma is responsible for the development and manufacturing of pharmaceutical products and nutritional supplements according to the Company’s specifications based on strict pharmaceutical standards and good manufacturing practice (“GMP”) protocols as the National Organization for Medicines requires. The Company has the exclusive ownership rights for trading and distribution of its own branded nutritional supplements named “Sky Premium Life®”. The duration of the agreement is for 5 years however either party may terminate the agreement at any time giving six-months advance notice. Doc Pharma is exclusively responsible for supplying the raw materials and packaging required to manufacture the final product. However, they are not responsible for potential delays that may arise, concerning their import. Doc Pharma is obliged to store the raw and packaging materials. The delivery of raw and packaging materials should be purchased at least 30 and 25 days, respectively, before the delivery date of the final product. The Manufacturer solely delivers the finished product to the Company. There is a minimum order quantity “MoQ” of 1,000 pieces per product code. Both parties have agreed that the Company will deposit 60% of the total cost upon agreement and assignment and 40% of the total cost including VAT charge upon the delivery date. The prices are indicative and are subject to amendments if the cost of the raw material or the production cost change. For the six-month period ended on June 30, 2022, the Company has purchased € 798,353 ($872,489) in inventory related to this agreement.

On May 17, 2021, Doc Pharma and the Company entered into a Research and Development “R&D” agreement whereby Doc Pharma will be responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. These products will be sold in Greece and abroad. The total cost of this project will be €1,425,000 plus VAT and will be done over three phases as follows: Design & Development (€725,000); Control and Product Manufacturing (€250,000) and Clinical Study and Research (€450,000). In the year ended December 31, 2021, SkyPharm bought 67 licenses at value of €261,300 ($289,860) from Doc Pharma which was the 18.33% of the total cost. During the three months ended June 30, 2022, SkyPharm bought another 14 licenses at value of €293,200 ($306,951) from Doc Pharma which was the 20.57% of the total cost. SkyPharm has bought in total as of June 30, 2022, 81 licenses at value of € 554,500 ($580,506) which is the 38.91% of the total cost. The agreement will be terminated on December 31, 2025.

 Doc Pharma S.A is considered a related party to the Company due to the fact that the CEO of Doc Pharma is the wife of Grigorios Siokas, the Company’s CEO and principal shareholder, who also served as a principal of Doc Pharma S.A. in the past.

F-21

Notes Payable – Related Party

A summary of the Company’s related party notes payable as of June 30, 2022 and December 31, 2021 is presented below:

	June 30, 2022	December 31, 2021

Beginning balance	$464,264	$501,675
Foreign currency translation	(34,826)	(37,411)
Ending balance	$429,438	$464,264

Grigorios Siokas

On December 20, 2018, the €1,500,000 ($1,718,400) note payable, originally borrowed pursuant to a Loan Agreement with a third-party lender, dated March 16, 2018, was transferred to Grigorios Siokas. The note bears an interest rate of 4.7% per annum, matured on March 18, 2019 pursuant to the original agreement and was extended until December 31, 2021. The note is not in default and the maturity date has been extended again until December 31, 2023. As of December 31, 2021 the Company had an outstanding balance of €400,000 ($452,720) and accrued interest of €177,313 ($200,683). As of June 30, 2022, the Company has an outstanding balance of €400,000 ($418,760) and accrued interest of €186,645 ($195,399).

Grigorios Siokas is the Company’s CEO and principal shareholder.

Dimitrios Goulielmos

On November 21, 2014, the Company entered into an agreement with Dimitrios Goulielmos, as amended on November 4, 2016. Pursuant to the amendment, this loan has no maturity date and is non-interest bearing. As of December 31, 2021, the Company had a principal balance of €10,200 ($11,544). A principal balance of €10,200 ($10,678) remained as of June 30, 2022.

Dimitrios Goulielmos is a current director and former CEO of the Company.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the six months ended June 30, 2022, the Company recorded a gain of $34,826.

Loans Payable – Related Party

A summary of the Company’s related party loans payable during the six months ended June 30, 2022, and the year ended December 31, 2021 is presented below:

	June 30, 2022	December 31, 2021

Beginning balance	$1,293,472	$1,629,246
Proceeds	526,612	6,377,156
Payments	(449,643)	(133,552)
Conversion of debt	-	(6,000,000)
Settlement of lawsuit	-	(600,000)
Foreign currency translation	(88,639)	20,623
Ending balance	$1,281,802	$1,293,472

Grigorios Siokas

From time to time, Grigorios Siokas loans the Company funds in the form of non-interest bearing, no-term loans. As of December 31, 2021, the Company had an outstanding principal balance under these loans of $1,293,472 in loans payable to Grigorios Siokas.

During the six months ended June 30, 2022, the Company borrowed additional proceeds of €407,500 ($426,612), and $100,000 and repaid €429,500 ($449,643) of these loans.

F-22

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the six months ended June 30, 2022 the Company recorded a gain of $88,639.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 10 – LINES OF CREDIT

A summary of the Company’s lines of credit as of June 30, 2022 and December 31, 2021 is presented below:

	June 30, 2022	December 31, 2021
National	$2,651,660	$3,265,236
Alpha	811,432	947,333
Pancreta	790,193	489,985
National – COVID	314,885	407,174
EGF	419,335	-
Subtotal	4,987,505	5,109,728
Reclassification of National-COVID – Long-term	(191,825)	(366,171)
Ending balance	$4,795,680	$4,743,557

The line of credit with National Bank of Greece is renewed annually with current interest rates of 6.00%, 4.35% (“COSME 2” facility) and 4.35% (plus the 6-month Euribor plus any contributions currently in force by law on certain lines of credit), (“COSME 1” facility).

The maximum borrowing allowed for the 6% line of credit was $3,114,527 and $2,489,960 as of June 30, 2022 and December 31, 2021, respectively. The outstanding balance of the facility was $1,685,579 and $2,185,413, as of June 30, 2022 and December 31, 2021, respectively.

The maximum borrowing allowed for the 4.35% lines of credit, was $1,046,900 and $1,131,800 as of June 30, 2022 and December 31, 2021, respectively. The outstanding balance of the facilities was $966,081 and $1,079,823 as of June 30, 2022 and December 31, 2021, respectively.

The line of credit with Alpha Bank of Greece is renewed annually with a current interest rate of 6.00%. The maximum borrowing allowed was $1,046,900 and $1,131,800 as of June 30, 2022 and December 31, 2021, respectively. The outstanding balance of the facility was $811,432 and $947,333, as of June 30, 2022 and December 31, 2021, respectively.

 The Company entered into a line of credit with Pancreta Bank on February 23, 2021. The line of credit is renewed annually with a current interest rate of 6.10%. The maximum borrowing allowed as of June 30, 2022 and December 31, 2021 was $1,046,900 and $565,900, respectively. The outstanding balance of the facility as of June 30, 2022 and December 31, 2021, was $790,193 and $489,985, respectively.

The Company entered into a line of credit with EGF on June 06, 2022. The line of credit is renewed annually with a current interest rate of 4.49%. The maximum borrowing allowed as of June 30, 2022 was $418,760. The outstanding balance of the facility as of June 30, 2022 was $419,335.

Interest expense for the three months ended March 31, 2022 and 2021, was $17,175 and $16,501, respectively and for the six months ended June 30, 2022 and 2021, was $133,786 and $153,589, respectively.

Under the agreements, the Company is required to maintain certain financial ratios and covenants. These lines of credit were assumed in the Company’s acquisition of Cosmofarm. As of June 30, 2022 and December 31, 2021, the Company was in compliance with these ratios and covenants.

F-23

The above lines of credit are guaranteed and backed by customer receivable checks and they are not considered to be a direct debt obligation for the Company. They are a type of factoring, where the postponed customer checks are assigned by the Company to the bank, in order to be financed at a pre-agreed rate.

COVID-19 Government Funding

Interest expense for six months ended June 30, 2022 and 2021 was $378 and $0, respectively.

NOTE 11 – CONVERTIBLE DEBT

A summary of the Company’s convertible debt at June 30, 2022 and December 31, 2021 is presented below:

	June 30, 2022	December 31, 2021

Beginning balance convertible notes	$640,000	$1,447,000
New notes	-	625,000
Payments	-	(907,000)
Conversion to common stock	(15,000)	(525,000)
Subtotal notes	625,000	640,000
Debt discount at year end	(5,744)	(258,938)
Convertible note payable, net of discount	$619,256	$381,062

All of the convertible debt is classified as short-term within the condensed consolidated balance sheet as it all matures and will be paid back within fiscal year 2022.

December 21, 2020 Securities Purchase Agreement

On December 21, 2020 the Company entered into a convertible promissory note with Platinum Point Capital, LLC (the “Holder”, “Lender” or “Platinum”) pursuant to a Securities Purchase Agreement (the “SPA”).

The Company issued the $540,000 Note in exchange for $500,000 in cash and included a $40,000 Original Issue Discount (“OID”) and paid $3,000 in financing costs. The principal amount together with interest at the rate of eight percent (8.0%) per annum, compounded annually (the “Interest Rate”), will be paid to the Lenders on or before the Maturity Date (December 31, 2021 or as defined below). Accrued interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. In the event that on or before the Maturity Date, the Note either (i) had not been converted or have not been otherwise satisfied in full or (ii) an Event of Default (as defined in the SPA) occurs, then the applicable rate of interest on the outstanding amount of the Note since inception shall be the Interest Rate plus eighteen percent (18.0%), the Default Interest. Unless previously converted, the principal and accrued interest on the Note is due and payable in cash (USD) upon the earlier of (i) December 31, 2021, (ii) a Change of Control (as defined in the SPA) or (iii), an Event of Default (collectively, the “Maturity Date”).

During the year ended December 31, 2021, the Company converted an aggregate total of $525,000 in principal and $25,144 in accrued interest and fees into 213,382 shares of the Company’s common stock at an average price per share of $2.58. Upon conversion, the 213,382 shares were issued at a fair value of $959,024 which was recorded as equity. Accordingly, upon conversion, the Company reduced its outstanding debt by $550,144, reduced its derivative liability by $284,169, and recorded a loss on extinguishment of $124,711.

F-24

On May 1, 2022 the Company issued 39,339 shares of common stock to convert $26,515 principal and accrued interest. Following the conversion, the outstanding balance of the above Note is $0. Upon conversion, the 39,339 shares were issued at a fair value of $38,144 which was recorded as equity. Accordingly, upon conversion, the Company reduced its derivative liability by $11,629 (see Note 8).

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a derivative liability which is accounted for separately. The Company determined a derivative liability exists and determined that the embedded derivative was valued at $456,570 which was recorded as a debt discount, and together with the original issue discount and transaction expenses of $43,000, in the aggregate of $499,570, is being amortized over the life of the loan. As of June 30, 2022 and December 31, 2021 the full amount of the debt discount has been amortized. As of June 30, 2022 and December 31, 2021, the fair value of the derivative liability was $0 and $5,822, respectively. For the six months ended June 30, 2022 and 2021, the Company record a loss on the change in fair value of the derivative of $5,807 and $65,787, respectively.

January 7, 2021 Subscription Agreement

On January 7, 2021 (the “Issue Date”), the Company entered into a subscription agreement with an unaffiliated third party, whereby the Company issued for a purchase price of $100,000 in principal amount, a convertible promissory note. The note bears an interest rate of 8% per annum and matured on the earlier of (i) consummation of the Company listing its common shares on the NEO Stock Exchange or (ii) October 31, 2021.

F-25

Upon the consummation of a NEO listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 25% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the NEO listing. In the event that a NEO listing is not consummated on or before October 31, 2021, the note holder will have the option, in part or in full, to have the note repaid with interest, or convert the note into Company common stock at a 25% discount to the 30-day volume-weighted average price of the Common Shares on the most senior stock exchange in North American on which the common shares are trading prior to conversion. As of June 30, 2022, the Company had a principal balance of $100,000 and had accrued $11,739 in interest expense.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a derivative liability which is accounted for separately. The Company measured the embedded derivative valued at $62,619 which was recorded as a debt discount and additional paid-in capital and is being amortized over the life of the loan. As of June 30, 2022 and December 31, 2021, $62,619 of the debt discount has been amortized. As of June 30, 2022 and December 31, 2021, the fair value of the derivative liability was $41,292 and $39,843, respectively. For the six months ended June 30, 2022, the Company recorded a loss of $1,449 from the change in fair value of derivative liability as other income in the consolidated statements of operations and comprehensive income (loss) compared to a gain of $22,082 for the 6 month period ended June 30, 2021.

Convertible Promissory Note and Securities Purchase Agreement

On September 17, 2021 (the “Issue Date”), the Company entered into a convertible promissory note and securities purchase agreement with an unaffiliated third party.

Convertible Promissory Note

The Company issued the convertible promissory note for a purchase price of $525,000 in principal amount for cash proceeds of $500,000. The note was issued with an original issue discount (“OID”) of $25,000, bears an interest rate of 10% per annum and matures on the earlier of (i) the consummation of the Company listing its common shares on the Nasdaq Stock Market or (ii) September 17, 2022.

Upon the consummation of a Nasdaq listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 30% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the Nasdaq listing, subject to a conversion floor of $3.00. The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature which is accounted for separately as of December 31, 2021. The Company measured the beneficial conversion feature’s intrinsic value on September 17, 2021, at $294,000 which, together with the OID of $25,000 was recorded as a debt discount and is being amortized over the life of the loan. On January 1, 2022, the Company adopted ASU 2020-06 using the modified retrospective method. As a result of the adoption, on January 1, 2022, the Company recorded an increase to additional paid-in capital of $294,000 and a decrease to accumulated deficit of $53,248. For the year ended December 31, 2021, $60,063 of the debt discount has been amortized. As of December 31, 2021, the Company had accrued a principal balance of $525,000, had accrued $15,166 in interest expense, and had remaining debt discount of $258,938 which resulted in a net convertible note payable of $266,063.

For the six months ended June 30, 2022, $294,000 of the debt discount was reduced and recorded as a reduction to additional paid-in capital and has been amortized. As of June 30, 2022, the Company had accrued a principal balance of $525,000, had accrued $41,416 in interest expense, and had remaining debt discount of $5,744 which resulted in a net convertible note payable of $519,256.

 Derivative Liabilities

The table below provides a summary of the changes in fair value, including net transfers in and/or out of all financial liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended June 30, 2022:

Amount
Balance on January 1, 2022	$45,665
Issuances to debt discount	-
Reduction of derivative related to conversions	(11,629)
Change in fair value of derivative liabilities	7,255
Balance on June 30, 2022	$41,291

The fair value of the derivative conversion features and warrant liabilities as of June 30, 2022 and December 31, 2021 were calculated using a Monte-Carlo option model valued with the following assumptions:

	June 30,	December 31,
	2022	2021
Dividend yield	0%	0%
Expected volatility	113.3%	106.8%-107.3%
Risk free interest rate	2.37%	0.41%-0.44%
Contractual terms (in years)	.50	.50 – .52

F-26

NOTE 12 – DEBT

A summary of the Company’s third-party debt as of June 30, 2022 and December 31, 2021 presented below:

June 30, 2022	Loan Facility	Trade Facility	Third Party	COVID Loans	Total
Beginning balance	$1,299,784	$6,207,010	$10,077,977	$234,117	$17,818,888
Proceeds	-	-	335,008	-	335,008
Payments	(157,663)	(207,035)	(2,085,132)		(2,449,830)
Conversion of debt	(1,190,000)	-		-	(1,190,000)
Recapitalized upon debt modification	-	(129,002)	(1,003,200)	-	(1,132,202)
Accretion of debt	77,551	-		-	77,751
Foreign currency translation	45,676	(105,056)	(80,863)	(19,109)	(159,352)
Subtotal	75,348	5,765,917	7,243,790	215,008	13,300,063
Notes payable - long-term	-	-	(992,289)	(187,337)	(1,179,626)
Notes payable - short-term	$75,348	$5,765,917	$6,251,501	$27,671	$12,120,437

December 31, 2021	Loan Facility	Trade Facility	Third Party	COVID Loans	Total
Beginning balance	$3,302,100	$6,446,000	$12,631,284	$435,210	$22,814,594
Proceeds	-	-	565,900	-	565,900
Payments	(141,475)	(57,835)	(62,878)	(3,233)	(265,421)
Conversion of debt	(1,606,500)	-	(3,010,000)	-	(4,616,500)
Recapitalized upon debt modification	(86,670)	-	-	-	(86,670)
Debt forgiveness	-	-	-	(169,770)	(169,770)
Foreign currency translation	(167,671)	(181,155)	(46,329)	(28,090)	(423,245)
Subtotal	1,299,784	6,207,010	10,077,977	234,117	17,818,888
Notes payable - long-term	-	(2,450,000)	(9,854,906)	(51,478)	(12,356,384)
Notes payable - short-term	$1,299,784	$3,757,010	$223,071	$182,639	$5,462,504

Our outstanding debt as of June 30, 2022 is repayable as follows:
June 30, 2022
2022	$3,140,672
2023	10,264,053
2024	338,399
2025	342,531
2026 and thereafter	340,992
Total debt	14,426,647
Less: fair value adjustments to assumed debt obligations	(1,126,584)
Less: notes payable - current portion	(12,120,437)
Notes payable - long term portion	$1,179,626

F-27

Loan Facility Agreement

On August 4, 2021, the Company entered into an exchange agreement for the existing loan facility agreement with Synthesis Peer-to-Peer Income Fund, whereby the Company agreed to the following:

•	Issue on August 4, 2021, 321,300 shares of common stock to settle $1,606,500 (€1,350,000) of debt. The Company recorded a gain on settlement of $292,383 upon the issuance of the 321,300 shares

•

Agreed to issue no more than 238,000 shares of common stock upon approval of the listing of the Company’s common stock on Nasdaq to settle $1,190,000 (€1,000,000) of debt. The Company issued these shares on February 28, 2022. Upon issuance of the 238,000 shares of common stock, the Company recorded a gain on extinguishment of debt in the amount of $216,580 determined using the fair value of the Company’s common stock at the commitment date of $4.09 per share.

The Company evaluated the August 4, 2021, exchange agreement for debt modification in accordance with ASC 470-50 and concluded that the debt qualified for debt extinguishment because a substantial conversion feature was added to the debt terms. Upon extinguishment, the Company recorded a loss upon extinguishment in the amount of $6,642 and recorded the new debt at fair value based on the present value of future cash flows using a discount rate of 11.66%. As of June 30, 2022 and December 31, 2021, the Company has accrued interest expense of $17,244 and $4,414, respectively, and the principal balance of the debt is $75,271 and $1,299,784, respectively, which is classified as Notes payable on the unaudited condensed consolidated balance sheet.

 The debt is subject to acceleration in an Event of Default (as defined in the Notes). This agreement is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

During Q2 2022, the Company informally agreed with the Lender to extend the maturity of the facility to September 30, 2022. The Company reassessed and adjusted accordingly the accretion of the debt extinguishment effect described above.

Trade Facility Agreements

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”) as amended on November 16, 2017, and May 16, 2018.

On October 17, 2018, the Company entered into a further amended agreement with Synthesis whereby the current balance on the TFF as of October 1, 2018, which was €4,866,910 ($5,629,555) and related accrued interest of €453,094 ($524,094) would be split into two principal balances of Euro €2,000,000 and USD $4,000,000. Interest on the new balances commenced on October 1, 2018, at 6% per annum plus one-month Euribor, when it is positive, on the Euro balance and 6% per annum plus one-month LIBOR on the USD balance.

The USD $4,000,000 loan matured on August 31, 2021. On March 3rd 2022, the Company entered into an extension to the facility agreement. Based on the updated repayment terms, the facility’s final repayment date was extended to January 2023. During June 2022, the Company agreed with the Lender to postpone the repayment of an installment of $500,000 due on June 30, 2022 (based on the extension agreement signed on March 3rd, 2022) and settle it with the balloon repayment in January 2023.

On December 30, 2020, the Company transferred the Euro €2,000,000 loan to a new third-party lender. The terms remained the same except interest will now accrue at 5.5% per annum plus Euribor. The principal is to be repaid in a total of five quarterly installments beginning October 31, 2021 of 50,000 Euro each with a final repayment of 1,800,000 Euro payable on the earlier of 24 months after December 30, 2020 or October 31, 2022.

During the year ended December 31, 2021, the Company repaid €50,000 ($56,508) of the €2,000,000 balance such that as of December 31, 2021, the Company had principal balances of €1,950,000 ($2,207,010) and $4,000,000 under the agreements, of which $2,450,000 is classified as notes payable-long term on the consolidated balance sheet and the Company had accrued $10,466 in interest expense related to these agreements.

F-28

On March 3, 2022, the Company entered into a modification agreement to extend the maturity date to January 10, 2023 and payments under the $4,000,000 loan. The loan was considered a modification under ASC 470-50 because the change in the present value of cash flows is less than 10%. During June 2022, the Company agreed with the Lender to postpone the repayment of an installment of $500,000 due on June 30, 2022 (based on the extension agreement signed on March 3rd, 2022) and settle it with the balloon repayment in January 2023. Based on the updated cash flow test performed, the change in the present value of the cash flows was again less than 10% and the change is considered a modification. The Company capitalized fees paid upon modification of €200,000 that are being amortized over the life of the loan. During the six months ended June 30, 2022, the Company repaid €100,000 ($104,690) of the €1,950,000 balance and $50,000 of the $4,000,000 balance such that as of June 30, 2022, the Company had principal balances of €1,850,000 ($1,936,765) and $3,829,235 under the agreements which are recorded as short term. As of June 30, 2022, the Company had accrued $17,434 in interest expense related to these agreements.

Third Party Debt

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($42,832) as a note payable from Mr. Drakopoulos. The note bears an interest rate of 6% per annum and was due and payable in full on November 15, 2016. As of December 31, 2021, the Company had an outstanding principal balance of €8,000 ($9,054) and accrued interest of €6,318 ($7,151). As of June 30, 2022, the Company had an outstanding principal balance of €8,000 ($8,375) and accrued interest of €6,557 ($6,865).

May 18, 2020, July 3, 2020, and August 4, 2020 Senior Promissory Notes

May 18, 2020 Senior Promissory Note

On May 18, 2020, the Company executed a Senior Promissory Note (the “May 18 Note”) in the principal amount of $2,000,000 payable to an unaffiliated third-party lender. The May 18 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The May 18 Note matured on December 31, 2020.

The May 18 Note is subject to acceleration in an Event of Default. Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the May 18 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection. As of December 31, 2021 the Company had a principal balance of $2,000,000 on this note, which is classified as Notes payable long-term portion on the consolidated balance sheet.

July 3, 2020 Senior Promissory Note

On July 3, 2020, the Company executed a Senior Promissory Note (the “July 3 Note”) in the principal amount of $5,000,000 payable to an unaffiliated third-party lender. The July 3 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The July 3 Note matures on June 30, 2022 unless in default.

The July 3 Note is subject to acceleration in an Event of Default (as defined). Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the July 3 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection.

The Company used the proceeds from the July 3 Note to repay the principal outstanding on the May 18 Note ($2,000,000), the May 18 Note ($2,000,000), and the February Note ($1,000,000). As of December 31, 2021, the Company had a principal balance of $5,000,000 on this note, which is classified as Notes payable – long term portion on the consolidated balance sheet.

As of December 31, 2021, the Company had accrued an aggregate total of $210,574 in interest expense related to these loans.

August 4, 2020 Senior Promissory Note

On August 4, 2020, the Company executed a Senior Promissory Note (the “August 4 Note”) in the principal amount of $3,000,000 payable to an unaffiliated third-party lender. The August 4 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The August 4 Note matured on December 31, 2020.

F-29

The August 4 Note is subject to acceleration in an Event of Default (as defined). Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the August 4 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection.

On October 29, 2020, the Company entered into a debt exchange agreement with the lender whereby the Company issued 259,741 shares of common stock at the rate of $3.85 per share in exchange for an aggregate of $1,000,000 principal amount of the existing loan. The fair market value of the Company’s common stock on the date of exchange was $3.11 per share and as such, the Company recorded a gain of $192,205. Interest continued to accrue on the remaining debt and the converted amount until December 31, 2020. As of December 31, 2020, the Company had a principal balance of $2,000,000 on this note and prepaid interest of $8,514. As of December 31, 2021, the Company had a principal balance of $2,000,000 on this note, which is classified as Notes payable – long term portion on the consolidated balance sheet, and $60,166 in accrued interest expense.

Modification of May 18, 2020, July 3, 2020, and August 4, 2020 Senior Promissory Notes

On February 23, 2022, the Company entered into modification agreements to extend the due dates of the May 18 Note, July 3 Note, and August 4 Note to June 30, 2023 of $9,000,000, in the aggregate. The Company paid restructuring fees totaling $506,087 upon modification. The Company determined the modification should be recorded as debt extinguishment in accordance with ASC 470 because the present value of the remaining cash flows under the terms of the new debt instrument is at least 10% different from the present value of the remaining cash flows under the terms of the original instrument. The Company recorded the new debt at fair value in the amount of $7,706,369 and a gain upon extinguishment in the amount of $787,544. During the six months ended June 30, 2022, the Company made principal payments in the amount of $2,000,000 and recorded non-cash interest expense in the amount of $290,431 for the accretion of debt. As of June 30, 2022, the Company had a principal balance of $5,996,800 in relation to the May 18 Note, July 3 Note, and August 4 Note, in the aggregate. As of June 30, 2022, the Company has accrued an aggregate total of $757,478 of accrued interest on these notes, in the aggregate.

November 19, 2020 Debt Agreement

On November 19, 2020, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($611,500). The note matures on November 18, 2025 and bears an annual interest rate, based on a 360-day year, of 3.3% plus .6% plus 6-month Euribor when Euribor is positive. Pursuant to the terms of the agreement, there is a six-month grievance from the first deposit date, which was November 19, 2020, for principal repayment. The principal is to be repaid in 18 quarterly installments of €27,778 with the first payment due 9 months from the first deposit. During the year ended December 31, 2021, the Company repaid €55,556 ($62,878) of the principal and as of December 31, 2021, the Company has accrued interest of $5,642 related to this note and a principal balance of €444,444 ($503,022), of which $377,270 is classified as Notes payable – long term portion on the consolidated balance sheet. During the six months ended June 30, 2022, the Company repaid €55,556 ($58,161) of the principal and as of June 30, 2022, the Company has accrued interest of $8,850 related to this note and a principal balance of €388,889 ($407,128), of which $290,806 is classified as Notes payable – long term portion on the accompanying condensed consolidated balance sheet

July 30, 2021 Debt Agreement

On July 30, 2021, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($578,850). The note matures on August 5, 2026 and bears an annual interest rate that applies to 60% of the principal of the note that is based on a 365-day year, of 5.84% plus 3-month Euribor when Euribor is positive. Pursuant to the terms of the agreement, there is a six-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 18 quarterly installments of €27,778 commencing three months from the end of the grace period. As of December 31, 2021, the Company has accrued interest of $3,100 and a principal balance of €500,000 ($565,900), of which $477,637 is classified as Notes payable – long term portion on the consolidated balance sheet. As of June 30, 2022, the Company has accrued interest of $2,721 and a principal balance of €474,231 ($496,473), of which $386,181 is classified as Notes payable – long term portion on the accompanying condensed consolidated balance sheet.

F-30

June 9, 2022 Debt Agreement

On June 9, 2022 the Company entered into an agreement with a third-party lender in the principal amount of €320,000 ($335,008). The Note matures on June 16, 2027 and bears an annual interest of 3.89% plus levy of 0.60% plus the 3-month Euribor (when positive). Pursuant to the agreement, there is a twelve-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 17 equal quarterly installments of €18,824 commencing on June 30, 2023. As of June 30, 2022 the Company has accrued interest of $618 and an outstanding balance of €320,000 ($335,008), of which $315,302 is classified as Notes payable – long term portion on the accompanying condensed consolidated balance sheet.

COVID-19 Government Loans

On May 12, 2020, the Company’s subsidiary, SkyPharm, was granted and on May 22, 2020 the Company received a €300,000 ($366,900) loan from the Greek government. The loan will be repaid in 40 equal monthly installments beginning on July 29, 2022. As a condition to the loan, the Company was required to retain the same number of employees until October 31, 2020. During the year ended December 31, 2021, the Company received a waiver of 50% forgiveness of the loan and recorded $177,450 as other income. As of December 31, 2021 the principal balance was $169,770. As of June 30, 2022, the principal balance was $157,035.

On June 24, 2020, the Company received a loan £50,000 ($68,310) from the United Kingdom government. The loan has a ten-year maturity and bears interest at a rate of 2.5% per annum beginning 12-months after the initial disbursement. The Company may prepay this loan without penalty at any time. The Company repaid £2,335 ($3,233) of principal during the year ended December 31, 2021, and the balance as of December 31, 2021 was £47,665 ($64,347). As of June 30, 2022, the principal balance was £47,665 ($57,974).

Distribution and Equity Agreement

As discussed in Note 3 above, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon. The Company was appointed the exclusive distributor of the Products (as defined) initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. As consideration for its services, Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000.

 As discussed in Note 3, the Company attributed no value to the shares received in Marathon pursuant to (a) above. In relation to the CAD $2 million cash received noted in (b) above, the Company accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC 480 measured at fair value or the settlement amount of $1,554,590 (CAD $2 million). If settlement were to occur on December 31, 2019, the Company would be required to issue 2,506,127 common shares to settle its debt obligation. The Company could be obligated to potentially issue an unlimited number of common shares to settle its Share-settled debt obligation. If such events were to occur, the Company would be required to increase its authorized share capital and since increasing the authorized share capital is within the control of the Company, as our CEO controls greater than 50% of the outstanding common stock of the Company, the original classification of equity-classified financial financial instruments issued by the Company were not affected.

None of the above loans were made by any related parties.

F-31

NOTE 13 – LEASES

The Company has various lease agreements with terms up to 10 years, comprising leases of office space, cars leases for the distribution of pharmaceutical products, equipment hires, etc. Some leases include options to purchase, terminate or extend for one or more years. These options are included in the lease term when it is reasonably certain that the option will be exercised.

The assets and liabilities from operating and finance leases are recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. Short-term leases, which have an initial term of 12 months or less, are not recorded on the balance sheet.

The Company’s operating leases do not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on our incremental borrowing rate, which is determined using the interest rate of our long-term debt on the date of inception.

Operating Leases

The Company’s weighted-average remaining lease term relating to its operating leases is 5.83 years, with a weighted-average discount rate of 6.74%.

The Company incurred lease expense for its operating leases of $108,198 and $99,610 which was included in “General and administrative expenses,” for the six months ended June 30, 2022 and 2021, respectively.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s operating leases as of June 30, 2022.

Maturity of Lease Liability
Remainder of 2022	$104,097
2023	208,195
2024	208,195
2025	136,952
Thereafter	380,823
Total undiscounted operating lease payments	$1,038,262
Less: Imputed interest	(180,239)
Present value of operating lease liabilities	858,023

Finance leases

The Company’s weighted-average remaining lease term relating to its finance leases is 1.92 years, with a weighted-average discount rate of 6.74%.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s finance leases as of June 30, 2022.

Maturity of Lease Liability
Remainder of 2022	$48,385
2023	87,349
2024	71,591
2025	43,547
Thereafter	24,868
Total undiscounted finance lease payments	$275,740
Less: Imputed interest	(28,403)
Present value of finance lease liabilities	$247,337

The Company incurred interest expense on its finance leases of $7,333 which was included in “Interest expense,” for the six months ended June 30, 2022. The Company incurred amortization expense on its finance leases of $39,606 which was included in “Depreciation and amortization expense,” for the six months ended June 30, 2022. The total cash used for the Company’s finance leases for the three months ended June 30, 2022 amounted to $43,804.

F-32

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of June 30, 2022, the following litigations were pending. None of the below is expected to have a material financial or operational impact.

Solgar Inc. is suing SkyPharm SA for product homogeneity regarding the nutraceutical line “Sky Premium Life”. As a result, Solgar requested the prohibition for SkyPharm to manufacture, import and sell, market or in any way possess and distribute, including Internet sales and advertise in any way in the Greek market of “Sky Premium Life” due to homogeneity with Solgar’s products. Lawsuit with data no 4545/2021 of the company “Solgar Inc.” against SkyPharm before the Court of First Instance of Thessaloniki, according to which Solgar Inc. requests to prohibit SkyPharm SA’s use of the nutraceutical line “Sky Premium Life” packages as its characteristics are similar to Solgar Inc.’s and is also seeking the withdrawal of existing ones from the market. Solgar Inc. has further requested to be awarded compensation for non-pecuniary damage amounting to 20,000€ (financial obligation). The case was heard on January 28, 2022 and the Company is awaiting a decision.

Compilation and submission of a memorandum against the National Medicines Agency with no. 127351/16.12.2021 document. On July 22, 2015, the National Medicines Agency approved the license of wholesale sale of pharmaceutical products of the pharmaceutical company under the name SkyPharm SA with set validity at five years and an expiration date of July 22, 2020. Subsequently, SkyPharm SA on June 15, 2020, legally and timely submitted the application for renewal of the wholesale license of pharmaceutical products to the National Medicines Agency even though the period under review is characterized by the COVID - 19 pandemic The National Medicines Agency did not respond, therefore the Company asked from the lawyer to immediately ask for the decision of the renewal. Two months after the filing of no. 3459 / 15.01.2021 letter of the attorney and almost nine months after the no. 627615.06.2020 company application for the renewal and the National Medicines Agency replied by rejecting the renewal request on March 9, 2021 (ref. 62769 / 20-25.02.2021). In addition, document No. 127351-16.12.2021 of EOF to SkyPharm states that after an inspection of EOF at the premises of the company “Doc Pharma”, SkyPharm did not have a wholesale license in force in violation of article 106 par. 1b and par. 1c of the ministerial decision D.YG3a / GP.32221 / 29-4-2019 and issued invoices dated February 26, 2021 and March 8, 2021). The National Medicines Agency has not yet replied to the renewal request.

Order for payment by the court which derived from a fine related to tax audit that concerns financial year 2014. The ruling with no. 483/16.12.2020 was against Cosmofarm SA. The defendant appealed against the decision by the ruling with no.11541/09.03.2021.This appeal was dismissed due to inactive passage of 120 days. Because of this inactive passage, Cosmofarm appealed against Greek tax authorities, no.6704/29.11.2021. There was an obligation of additional tax and fines imposition of 91,652.27€ that Cosmofarm has already paid and claim back through the appeal (financial claim). The trial is pending.

Advisory Agreements

On July 1, 2021, the Company entered into a two-year advisory agreement with a third party (the “Consultant”) for advisory and consulting services related to the Company’s intention to become listed on NASDAQ. Peter Goldstein, a then director of the Company is a principal of the Consultant. As consideration for services rendered, the Company will pay the consultant $4,000 a month until the Company commences trading on NASDAQ. Upon NASDAQ listing, the Company shall pay $10,000 per month, with $4,000 per month paid on a monthly basis and $6,000 per month accrued until such time as the Company raises an aggregate of $10,000,000. In addition, the consultant will receive a $100,000 bonus upon NASDAQ listing and when the Company has raised an aggregate of $10,000,000. Finally, the Company has agreed that the Consultant shall receive a total of 250,000 shares of the Company’s common stock, 50,000 of such shares that have been previously issued pursuant to previous agreements and 200,000 shares to be issued when the Company commences trading on NASDAQ. As of June 30, 2022, 50,000 additional shares have been issued to the Consultant concerning the Company’s listing on Nasdaq.

F-33

On July 7, 2021, the Company entered into an agreement with a non-exclusive financial advisor and placement agent. The term of the agreement is a minimum of 45 days and will continue until 5 business days following the date in which a party receives written notice from the other party of termination. As consideration for services rendered, the Company shall pay: a) a cash fee equal to 10% of the gross proceeds of any securities sold in the offering payable at closing of the offering from the gross proceeds of the offering; b) 1% of the gross proceeds of any securities sold in the offering payable at closing of the offering from the gross proceeds of the offering for unaccountable expenses; c) warrants to purchase shares of the Company’s common stock equal to 10% of the number of shares issued in the offering or to be issued thereafter upon conversion of any convertible securities issued in the offering. These warrants will have a 5-year term and an exercise price equal to the price per share of common stock sold in the offering or conversion or exercise price into common stock of any convertible security sold and will have the same provisions, terms, conditions, rights and preferences as the securities sold in the offering; d) a cash fee equal to 10% of the exercise price of all securities constituting warrants, options or other rights to purchase securities sold in the offering payable only upon exercise.

On July 7, 2021, the Company entered into a 6-month agreement with a non-exclusive agent, advisor or underwriter in any offering of securities of the Company. At the closing of any offering the Company will compensate the agent: a) a cash fee or as an underwritten offering an underwriter discount equal to 7% of the aggregate gross proceeds raised in each offering. For all investors referred directly to the Company by the agent, a cash fee or as an underwritten offering an underwriter discount equal to 5% of the aggregate gross proceeds invested by such investors. b) the Company shall issue to the agent or its designees at each closing, warrants to purchase shares of the Company’s common stock equal to 5% of the aggregate number of shares of common stock placed in each offering. c) out of the proceeds of each closing, the Company also agreed to pay the agent up to $35,000 for non-accountable expenses (up to $50,000 for a public offering) along with up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses (increase to up to $100,000 for public offerings) plus additional miscellaneous costs. The agent would also have the right of first refusal from the date of the agreement until the 12-month anniversary following consummation of any offerings for total proceeds of at least $3 million raised by investors introduced by the agent.

Research & Development Agreements

On June 26, 2022 the Company signed an R&D agreement with a third party, through which the Company assigns the third party the support of the Research and Development department with the implementation of two projects related to the development of new products and services in the field of health focusing on the human intestinal microbiome. The cost of the project amounts to EUR 820,000 and is allocated to certain phases of the projects. It will be due and payable upon completion of the corresponding phases.

F-34

NOTE 15 – STOCK OPTIONS AND WARRANTS

As of June 30, 2022, there were 0 options outstanding and exercisable.

A summary of the Company’s option activity during the six months ended June 30, 2022 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance outstanding, January 1, 2022	37,000	$1.32	0.01	$75,850
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	(37,000)	-	-	-
Balance outstanding, June 30, 2022	-	$-	-	$-

Exercisable, June 30, 2022	-	$-	-	$-

As of June 30, 2022, there were 10,862,527 warrants outstanding and 10,862,527 warrants exercisable with expiration dates from May 2023 through August 2027.

A summary of the Company’s warrant activity during the six months ended June 30, 2022 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance outstanding, January 1, 2022	3,698,238	$2.02	2.03	$4,992,621
Granted	10,652,460	0.63	-	-
Forfeited	-	-	-	-
Exercised	(3,488,171)	-	-	-
Expired	-	-	-	-
Balance outstanding, June 30, 2022	10,862,527	$0.66	5.09	$-

Exercisable, June 30, 2022	10,862,527	$0.66	5.09	$-

NOTE 16 – DISAGGREGATION OF REVENUE

ASC 606-10-50-5 requires that entities disclose disaggregated revenue information in categories (such as type of good or service, geography, market, type of contract, etc.). ASC 606-10-55-89 explains that the extent to which an entity’s revenue is disaggregated depends on the facts and circumstances that pertain to the entity’s contracts with customers and that some entities may need to use more than one type of category to meet the objective for disaggregating revenue.

The Company disaggregates revenue by country to depict the nature and economic characteristics affecting revenue.

The following table presents our revenue disaggregated by country for the three months ended:

	June 30,	June 30,
Country	2022	2021
Germany	-	3
Greece	13,152,257	14,504,869
Italy	-	4
Denmark	-	14
Cyprus	-	64,225
UK	40,831	265,828
Croatia	15,416	11,982
Total	$13,208,504	$14,846,925

F-35

The following table presents our revenue disaggregated by country for the six months ended:

	June 30,	June 30,
Country	2022	2021
Germany	-	13,617
Greece	26,161,295	25,958,364
Italy	-	15,731
Denmark	-	54,700
Cyprus	-	78,948
UK	92,257	332,659
Croatia	26,752	11,982
Total	$26,280,304	$26,466,001

NOTE 17 – SUBSEQUENT EVENTS

Acquisition of Pharmaceutical Company

On July 19, 2022, the Company entered into a binding letter of intent (the “LOI”) to acquire a pharmaceutical company, organized under the laws of Greece through the purchase of one hundred (100%) percent of the shares of an SPV. Total consideration for the proposed acquisition consists of €1,700,000 in cash and 433,334 shares of Cosmos common stock, subject to adjustment at an issuance price of $3.00 per share ($1,300,000 in total), both paid to the shareholders of the SPV.

Acquisition of Health Products portfolio

On July 6, 2022, the Company announced that it has entered into an agreement to acquire a third party’s product portfolio, including Bone-Vio® and Bone-X, related to bone health targeting the human gastrointestinal microbiome.

Amendment of Corporate Name

On July 29, 2022, the Company applied to the Secretary of State of Nevada informing that it will be doing business as “Cosmos Health, Inc.” to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives.

Conversion of preferred shares

During July 2022, following the February 28, 2022 Offering, 822 of the Series A Shares were converted into 1,322,564 shares of common stock in accordance with the terms of the agreements.

F-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Cosmos Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cosmos Holdings, Inc. and its subsidiaries (collectively the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows, for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and cash used in operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-37

Inventory Valuation — Refer to Note 1 to the Financial Statements

Critical Audit Matter Description

The Company computes inventory using the weighted average method and consists primarily of finished goods and packaging materials, i.e., packaged pharmaceutical products and the wrappers and containers they are sold in. The Company assesses inventory at each reporting date in order to assert that it valued at the lower-of-cost or net realizable value; and the estimation of excess, expired or obsolete inventory. Most of the Company’s inventory provisions are based on the Company’s inventory levels and forecasted demand as well as physical condition, expiration date and current market conditions. Most of the Company’s inventory items are eligible for return to suppliers when pre-agreed product requirements, including, but not limited to, physical condition and expiration date, are not met.

Significant judgment is exercised by the Company to determine inventory carrying value adjustments, specifically the provisions for excess or obsolete inventories, and includes the following:

•

Developing assumptions such as forecasts of future sales quantities and the selling prices, which are sensitive to the competitiveness of product offerings, customer requirements, and product life cycles.

Given these factors and assumptions are forward-looking and could be affected by future economic and market conditions, the related audit effort to evaluate management’s inventory valuation adjustments was extensive and required a high degree of auditor judgment.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures related to the Company’s inventory valuation methodology included the following:

•	We selected a sample of inventory items and performed the following procedures:

o	Tested the mathematical accuracy of Company’s inventory schedule by comparing the quantities and carrying value of on-hand inventories to related unit sales, both historical and forecasted.
o	Assessed and tested the reasonableness of the significant assumptions (e.g., sales and marketing forecast and usage).
o

Inquired with operations team and evaluated the adequacy of management’s adjustments to sales forecasts by analyzing potential changes in line with product life cycles and/or identified alternative customer uses.

o

Assessed whether there were any potential sources of contrary information, including historical forecast accuracy or history of significant revisions to previously recorded inventory valuation adjustments, and performed sensitivity analyses over significant assumptions to evaluate the changes in inventory valuation that would result from changes in the assumptions.

We have served as the Company’s auditor since 2019.

Armanino LLP
San Francisco, California

April 15, 2022

(PCAOB ID 00032)

F-38

COSMOS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$286,487	$628,395
Accounts receivable, net	26,858,114	23,440,650
Accounts receivable - related party	2,901,300	3,468,564
Marketable securities	6,696	222,792
Inventory	3,147,276	3,292,557
Loans receivable	3R77,590	-
Prepaid expenses and other current assets	2,992,459	5,148,441
Prepaid expenses and other current assets - related party	3,263,241	3,468,653
Operating lease right-of-use asset	834,468	833,763
Financing lease right-of-use asset	211,099	269,131

TOTAL CURRENT ASSETS	40,878,730	40,772,946

Property and equipment, net	1,880,659	1,757,213
Goodwill and intangible assets, net	493,160	230,506
Loans receivable - long term portion	4,410,689	-
Other assets	915,250	905,318
Deferred tax assets	850,774	178,430

TOTAL ASSETS	$49,429,262	$43,844,413

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,126,626	$11,973,981
Accounts payable and accrued expenses - related party	599,125	1,733
Accrued interest	1,019,889	742,374
Lines of credit	4,743,557	4,573,815
Convertible notes payable, net of unamortized discount of $258,938 and $494,973, respectively	381,062	952,027
Derivative liability - convertible note	45,665	460,728
Notes payable	5,462,504	12,042,712
Notes payable - related party	464,264	501,675
Loans payable	1,000,000	-
Loans payable - related party	1,293,472	1,629,246
Taxes payable	1,324,722	760,446
Operating lease liability, current portion	138,450	200,204
Financing lease liability, current portion	73,078	89,926
Other current liabilities	1,255,824	361,340

TOTAL CURRENT LIABILITIES	29,928,238	34,290,207

Share settled debt obligation	1,554,590	1,554,590
Lines of credit - long-term portion	366,171	502,869
Notes payable - long term portion	12,356,384	10,771,882
Operating lease liability, net of current portion	696,015	590,538
Financing lease liability, net of current portion	148,401	188,172
Other liabilities	-	107,168
TOTAL LIABILITIES	45,049,799	48,005,426

Commitments and Contingencies (see Note 13)	-	-

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2021 and 2020	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 17,544,509 and 13,485,128 shares issued and 17,157,085 and 13,069,800 outstanding as of December 31, 2021 and 2020, respectively	17,544	13,484
Additional paid-in capital	39,675,753	14,333,285
Treasury stock, 387,424 and 415,328 shares as of December 31, 2021 and 2020, respectively	(816,707)	(611,854)
Accumulated deficit	(34,345,506)	(18,750,824)
Accumulated other comprehensive (loss) income	(151,621)	854,896

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	4,379,463	(4,161,013)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$49,429,262	$43,844,413

The accompanying notes are an integral part of these consolidated financial statements.

F-39

COSMOS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2021	2020

REVENUE	$56,239,667	$55,406,337

COST OF GOODS SOLD	47,909,180	47,345,957

GROSS PROFIT	8,330,487	8,060,380

OPERATING EXPENSES
General and administrative expenses	9,208,701	2,102,869
Salaries and wages	2,472,953	2,082,453
Sales and marketing expenses	732,545	763,170
Depreciation and amortization expense	449,692	397,595
TOTAL OPERATING EXPENSES	12,863,891	5,346,087

INCOME (LOSS) FROM OPERATIONS	(4,533,404)	2,714,293

OTHER INCOME (EXPENSE)
Other income (expense), net	(88,882)	4,571
Interest expense	(2,823,842)	(2,761,004)
Interest income	46,316	65,865
Non-cash interest expense	(757,021)	(34,106)
Gain (loss) on equity investments, net	2,541	(34,443)
Gain on extinguishment of debt	606,667	942,029
Change in fair value of derivative liability	193,513	(4,158)
Foreign currency transaction, net	(493,527)	305,274
TOTAL OTHER EXPENSE, NET	(3,314,235)	(1,515,972)

INCOME (LOSS) BEFORE INCOME TAXES	(7,847,639)	1,198,321

PROVISION FOR INCOME TAXES	(114,010)	(377,535)

NET INCOME (LOSS)	(7,961,649)	820,786

Deemed dividend on warrants	(7,633,033)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(15,594,682)	820,786

OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation adjustment, net	(1,006,517)	871,235

TOTAL COMPREHENSIVE INCOME (LOSS)	$(16,601,199)	$1,692,021

BASIC NET INCOME (LOSS) PER SHARE	$(0.95)	$0.06
DILUTED NET INCOME (LOSS) PER SHARE	$(0.95)	$0.06

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	16,423,335	13,270,097
Diluted	16,423,335	13,307,794

The accompanying notes are an integral part of these consolidated financial statements.

F-40

COSMOS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Treasury Stock		Accumulated	Accumulated Other Comprehensive	Total Stockholders' Equity
	No. of Shares	Amount	Capital	No. of Shares	Amount	Deficit	Income (Loss)	(Deficit)

Balance at January 1, 2020	13,225,387	$13,225	$13,525,749	(365,328)	$(411,854)	$(19,571,610)	$(16,339)	$(6,460,829)
Foreign currency translation adjustment, net	-	-	-	-	-	-	871,235	871,235
Conversion of note payable into shares of common stock	259,741	259	807,536	-	-	-	-	807,795
Purchase of treasury stock from third party	-	-	-	(50,000)	(200,000)	-	-	(200,000)
Net income	-	-	-	-	-	820,786	-	820,786
Balance at December 31, 2020	13,485,128	13,484	14,333,285	(415,328)	(611,854)	(18,750,824)	854,896	(4,161,013)
Foreign currency translation adjustment, net	-	-	-	-	-	-	(1,006,517)	(1,006,517)
Conversions of convertible note payable	213,382	214	958,811	-	-	-	-	959,025
Conversion of notes payable into shares of common stock	1,103,119	1,103	3,877,377	-	-	-	-	3,878,480
Conversion of related party debt	1,000,000	1,000	5,999,000	-	-	-	-	6,000,000
Beneficial conversion feature discount related to convertible notes payable	-	-	294,000	-	-	-	-	294,000
Forgiveness of related party debt	-	-	600,000	-	-	-	-	600,000
Restricted stock issued to a consultant	1,800,000	1,800	5,902,200	-	-	-	-	5,904,000
Sale of treasury stock to third party	-	-	249,350	65,000	650	-	-	250,000
Cancellation of treasury shares	(57,120)	(57)	(171,303)	57,120	171,360	-	-	-
Purchase of treasury stock from third party	-	-	-	(94,216)	(376,863)			(376,863)
Deemed dividend on warrants	-	-	7,633,033	-	-	(7,633,033)	-	-
Net loss	-	-	-	-	-	(7,961,649)	-	(7,961,649)
Balance at December 31, 2021	17,544,509	$17,544	$39,675,753	(387,424)	$(816,707)	$(34,345,506)	$(151,621)	$4,379,463

  The accompanying notes are an integral part of these consolidated financial statements.

F-41

COSMOS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,961,649)	$820,786
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and amortization expense	352,422	274,062
Amortization of right-of-use assets	97,270	123,533
Amortization of debt discounts and accretion of debt	757,021	34,105
Bad debt expense	1,087,339	96,237
Write-off of investment	211,047	-
Lease expense	260,663	188,400
Interest on finance leases	11,576	13,759
Stock-based compensation	5,904,000	-
Deferred income taxes	(714,108)	(178,430)
Gain on extinguishment of debt	(606,667)	(942,029)
Change in fair value of the derivative liability	(193,513)	4,158
(Gain) loss on change in fair value of equity investments	(2,541)	34,443
Changes in Assets and Liabilities:
Accounts receivable	(6,256,072)	(14,514,183)
Accounts receivable - related party	463,504	(1,299,818)
Inventory	(89,582)	393,154
Prepaid expenses and other current assets	(3,109,941)	(3,332,839)
Prepaid expenses and other current assets - related party	(55,657)	2,800,862
Loan receivable	(2,663,676)	-
Other assets	23,294	(131,700)
Accounts payable and accrued expenses	3,199,770	3,448,613
Accounts payable and accrued expenses - related party	624,349	(240,189)
Accrued interest	292,392	654,297
Lease liabilities	(231,900)	(217,210)
Taxes payable	622,047	584,507
Other current liabilities	1,005,685	(56,776)
Other liabilities	(124,247)	(59,460)
NET CASH USED IN OPERATING ACTIVITIES	(7,097,174)	(11,501,718)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from loan receivable	63,699	-
Purchase of property and equipment	(581,398)	(117,744)
Purchase of licenses	(309,118)	-
NET CASH USED IN INVESTING ACTIVITIES	(826,817)	(117,744)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of convertible note payable	(907,000)	(593,000)
Proceeds from convertible note payable	600,000	497,000
Payment of related party note payable	-	(996,136)
Payment of note payable	(512,561)	(5,230,725)
Proceeds from note payable	591,500	16,556,710
Payment of related party loan	(139,594)	(149,695)
Proceeds from related party loan	7,424,164	721,723
Payment of lines of credit	(24,006,784)	(18,428,823)
Proceeds from lines of credit	24,437,020	20,369,291
Payments of finance lease liability	(92,105)	(85,804)
Purchase of treasury stock	(376,863)	(200,000)
Proceeds from sale of treasury stock	250,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	7,267,777	12,460,541

Effect of exchange rate changes on cash	314,306	(251,221)

NET CHANGE IN CASH	(341,908)	589,858

CASH AT BEGINNING OF YEAR	628,395	38,537
CASH AT END OF YEAR	$286,487	$628,395

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$2,059,305	$955,376
Income tax	$-	$14,127

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Cancellation of treasury shares	$171,360	$-
Discounts related to beneficial conversion features of convertible debentures	$294,000	$-
Conversion of convertible notes payable to common stock	$649,711	$-
Conversion of notes payable to common stock	$3,878,480	$807,795
Conversion of loans payable related party to common stock	$6,600,000	$-
Conversion of derivative liability to additional paid-in capital	$284,169	$-
Deemed dividend on warrants upon conversion of convertible debt	$7,633,033	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-42

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cosmos Holdings Inc. (“us”, “we”, or the “Company”) is an international pharmaceutical company publicly traded with extensive and established distribution network across the EU through its subsidiaries, Decahedron (UK), Skypharm (Greece) and Cosmofarm (Greece). We are a diversified and vertically integrated broad line pharmaceutical company with our own proprietary line of branded nutraceuticals.

The Company was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009, and on November 14, 2013, we changed our name to Cosmos Holdings, Inc. Through its acquisition of Amplerissimo Ltd, on September 27, 2013, the Company changed its principal activities into trading of products, providing representation, and provision of consulting services to various sectors. On August 1, 2014, the Company formed SkyPharm S.A., a Greek Company (“SkyPharm”), a subsidiary that focuses on the trading, sourcing and distribution of pharmaceutical products. In February 2017, the Company acquired Decahedron Ltd., a UK Company (“Decahedron”) which is a fully licensed wholesaler of pharmaceutical products, and its primary activity is the distribution, import and export of pharmaceuticals.

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of common stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, and warrants including all share and per-share data, for all amounts and periods presented in the consolidated financial statements.

On December 19, 2018, the Company completed the purchase of all of the capital stock of Cosmofarm Ltd., a pharmaceutical wholesaler based in Athens, Greece.

Going Concern

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the continuation of the Company as a going concern. For the year ended December 31, 2021, the Company had revenue of $56,239,667, net loss of $7,961,649 and net cash used in operations of $7,097,174. Additionally, as of December 31, 2021, the Company had working capital of $10,950,492, an accumulated deficit of $34,345,506, and stockholders’ equity of $4,379,463. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this filing.

The Company has undergone strategic review processes to help find a definitive solution to the Company’s accumulated deficit constraints. Options under consideration in the strategic review process include, but are not limited to, securing new debt, exchange debt to equity, restructuring current debt facilities from short term to long term and taking the proper actions for new fund raising.

The consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund its operations. If the Company is unable to obtain adequate capital, it could be forced to curtail development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described herein and eventually secure other sources of financing and attain profitable operations.

F-43

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Summary of Significant Accounting Policies

Our consolidated accounts include our accounts and the accounts of our wholly-owned subsidiaries, SkyPharm S.A., Decahedron Ltd. and Cosmofarm Ltd. All significant intercompany balances and transactions have been eliminated.

Basis of Financial Statement Presentation

The accompanying consolidated financial statements have been prepared in accordance with principles generally accepted in the United States of America.

Principles of Consolidation

Our consolidated accounts include our accounts and the accounts of our wholly-owned subsidiaries, SkyPharm S.A., Decahedron Ltd. and Cosmofarm Ltd. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Effects of COVID-19

Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Annual Report on Form 10-K. These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

Foreign Currency Translation and Other Comprehensive Income (Loss)

The functional currency of the Company’s subsidiaries is the Euro and British Pound. For financial reporting purposes, both the Euro (“EUR”) and British Pound (“GBP”) have been translated into United States dollars ($) and/or (“USD”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity (deficit) as “Accumulated other comprehensive income (loss)”. Gains and losses resulting from foreign currency transactions are included in the statements of operations and comprehensive loss as other comprehensive income (loss). There have been no significant fluctuations in the exchange rate for the conversion of EUR or GBP to USD after the balance sheet date.

Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the consolidated balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the consolidated results of operations as incurred.

As of December 31, 2021 and 2020, the exchange rates used to translate amounts in Euros into USD and British Pounds into USD for the purposes of preparing the consolidated financial statements were as follows:

	December 31, 2021	December 31, 2020
Exchange rate on balance sheet dates
EUR: USD exchange rate	1.1318	1.2230
GBP: USD exchange rate	1.3500	1.3662

Average exchange rate for the period
EUR: USD exchange rate	1.1830	1.1410
GBP: USD exchange rate	1.3764	1.2829

F-44

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2021 and December 31, 2020, there were no cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars and in Greece and in Bulgaria all of which are denominated in Euros. Additionally, the Company maintains a bank account in the United Kingdom denominated in British Pounds. As of December 31, 2021, the amounts in these accounts were $144,489, $101,589 and $4,061. As of December 31, 2020, the amounts in these accounts were $448,659, $134,935 and $1,651. Additionally, as of December 31, 2021 and 2020, the Company had cash on hand in the amount of $25,773 and $31,604, respectively.

Reclassifications to Prior Period Financial Statements and Adjustments

Certain reclassifications have been made in the Company’s financial statements of the prior period to conform to the current year presentation. $22,340 in customer deposits as of December 31, 2020, has been reclassified to other current liabilities and $502,869 was reclassified from lines of credit to lines of credit – long-term portion on the consolidated balance sheet. For the year ending December 31, 2020, $2,082,453 was reclassified from general and administrative expenses to salaries and wages on the consolidated statements of operations and comprehensive income. For the year ended December 31, 2020, $230,505 was reclassified from customer deposits to other current liabilities and $96,237 in bad debt expenses was reclassified from accounts receivable on the consolidated statement of cash flows. These reclassifications have no impact on previously reported net income.

Accounts Receivable, net

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts against gross accounts receivable reflects the best estimate of probable losses inherent in the receivables’ portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information. At December 31, 2021 and 2020, the Company’s allowance for doubtful accounts was $1,702,743 and $715,845, respectively.

Tax Receivables

The Company pays Value Added Tax (“VAT”) or similar taxes (“input VAT”), income taxes, and other taxes within the normal course of its business in most of the countries in which it operates related to the procurement of merchandise and/or services it acquires and/or on sales and taxable income. The Company also collects VAT or similar taxes on behalf of the government (“output VAT”) for merchandise and/or services it sells. If the output VAT exceeds the input VAT, this creates a VAT payable to the government. If the input VAT exceeds the output VAT, this creates a VAT receivable from the government. The VAT tax return is filed on a monthly basis offsetting the payables against the receivables. In observance of EU regulations for intra-EU cross-border sales, our subsidiaries in Greece, SkyPharm and Cosmofarm, do not charge VAT for sales to wholesale drug distributors registered in other European Union member states. The net VAT receivable is recorded in prepaid expense and other current assets on the consolidated balance sheets. As of December 31, 2021 and 2020, the Company had a VAT net payable balance of $400,616 and $159,198 respectively, recorded in the consolidated balance sheet as accounts payable and accrued expenses.

Inventory

Inventory is stated at the lower-of-cost or net realizable value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e., packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

The Company writes down inventories to net realizable value based on physical condition, expiration date, current market conditions, as well as forecasted demand. The Company’s inventories are not highly susceptible to obsolescence. Many of the Company’s inventory items are eligible for return to our suppliers when pre-agreed product requirements, including, but not limited to, physical condition and expiration date, are not met.

F-45

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Property and Equipment, net

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Leasehold improvements and technical works	Lesser of lease term or 40 years
Vehicles	6 years
Machinery	20 years
Furniture, fixtures and equipment	5–10 years
Computers and software	3-5 years

Depreciation expense was $319,337 and $240,886 for the years ended December 31, 2021 and 2020, respectively.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. For the years ended December 31, 2021 and 2020, the Company had no impairment of long-lived assets.

Goodwill and Intangibles, net

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

F-46

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

On December 19, 2018, as a result of the acquisition of Cosmofarm, the Company recorded $49,697 of goodwill.

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 5 years for an import/export license. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. As of December 31, 2021, no revision to the remaining amortization period of the intangible assets was made.

Amortization expense was $33,085 and $33,176 for the years ended December 31, 2021 and 2020, respectively.

Equity Method Investment

For those investments in common stock or in-substance common stock in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee, the investment is accounted for under the equity method. The Company records its share in the earnings of the investee and is included in “Equity earnings of affiliate” in the consolidated statement of operations. The Company assesses its investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognizes an impairment loss to adjust the investment to its then current fair value.

Investments in Equity Securities

Investments in equity securities are accounted for at fair value with changes in fair value recognized in net income (loss). Equity securities are classified as short-term or long-term based on the nature of the securities and their availability to meet current operating requirements. Equity securities that are readily available for use in current operations are reported as a component of current assets in the accompanying consolidated balance sheets. Equity securities that are not considered available for use in current operations would be reported as a component of long-term assets in the accompanying consolidated balance sheets. For equity securities with no readily determinable fair value, the Company elects a measurement alternative to fair value. Under this alternative, the Company measures the investments at cost, less any impairment, and adjusted for changes resulting from observable price changes in transactions for identical or similar investments of the investee. The election to use the measurement alternative is made for each eligible investment.

As of December 31, 2021, investments consisted of 3,000,000 shares, which traded at a closing price of $0 per share or a value of $0 of ICC International Cannabis Corp., 16,666 shares which traded at a closing price of $0.40 per share or value of $6,696 of National Bank of Greece. Additionally, the Company has $4,416 in equity securities of Pancreta bank, which are not publicly traded and recorded at cost. As of December 31, 2020, investments consisted of 3,000,000 shares, which traded at a closing price of $0 per share or a value of $0 of ICC International Cannabis Corp., 40,000 shares which traded at a closing price of $5.45 per share, or value of $218,183 of Diversa S.A. and 16,666 shares which traded at a closing price of $0.28 per share or value of $4,609 of National Bank of Greece. Additionally, the Company had $4,772 in equity securities of Pancreta bank, which are not publicly traded and recorded at cost. See Note 2, for additional investments in equity securities.

Fair Value Measurement

The Company applies FASB ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

F-47

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The following table presents assets that are measured and recognized at fair value as of December 31, 2021 and 2020, on a recurring basis:

	December 31, 2021			Total Carrying
	Level 1	Level 2	Level 3	Value
Marketable securities – ICC International Cannabis Corp.	$-	-	-	$-
Marketable securities – Diversa S.A.	-	-	-	-
Marketable securities – National Bank of Greece	6,696	-	-	6,696
	$6,696			$6,696

	December 31, 2020			Total Carrying
	Level 1	Level 2	Level 3	Value
Marketable securities – ICC International Cannabis Corp.	$-	-	-	$-
Marketable securities – Diversa S.A.	218,183	-	-	218,183
Marketable securities – National Bank of Greece	4,609	-	-	4,609
	$222,792			$222,792

In addition, FASB ASC 825-10-25, Fair Value Option, (“ASC 825-10-25”), expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Derivative Instruments

Derivative financial instruments are recorded in the accompanying consolidated balance sheets at fair value in accordance with ASC 815. When the Company enters into a financial instrument such as a debt or equity agreement (the “host contract”), the Company assesses whether the economic characteristics of any embedded features are clearly and closely related to the primary economic characteristics of the remainder of the host contract. When it is determined that (i) an embedded feature possesses economic characteristics that are not clearly and closely related to the primary economic characteristics of the host contract, and (ii) a separate, stand-alone instrument with the same terms would meet the definition of a financial derivative instrument, then the embedded feature is bifurcated from the host contract and accounted for as a derivative instrument. The estimated fair value of the derivative feature is recorded in the accompanying consolidated balance sheets separately from the carrying value of the host contract. Subsequent changes in the estimated fair value of derivatives are recorded as a gain or loss in the Company’s consolidated statements of operations.

F-48

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Customer Advances

The Company receives prepayments from certain customers for pharmaceutical products prior to those customers taking possession of the Company’s products. The Company records these receipts as customer advances until it has met all the criteria for recognition of revenue including passing control of the products to its customer, at such point, the Company will reduce the customer advances balance and credit the Company’s revenues.

Revenue Recognition

In accordance with ASC 606, Revenue from Contracts with Customers, the Company uses a five-step model for recognizing revenue by applying the following steps: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the performance obligations are satisfied by transferring the promised goods to the customer. Once these steps are met, revenue is recognized upon delivery of the product.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”) and Staff Accounting Bulletin No. 107 (“SAB 107”) regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASU 2018-07, “Compensation-Stock Compensation-Improvements to Nonemployee Share-Based Payment Accounting.”

Foreign Currency Translations and Transactions

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated.

Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in net earnings.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable.

The following tables show the number of the Company’s clients which contributed 10% or more of revenue and accounts receivable, respectively:

F-49

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

	Year Ended December 31,	Year Ended December 31,
	2021	2020

Number of 10% clients	1	1
Percentage of total revenue	15.33%	14.82%
Percentage of total AR	35.08%	14.65%

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in Greece and the United Kingdom The corporate income tax rate is 22% in Greece and 19% in United Kingdom. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At December 31, 2021 and 2020, the Company has maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

The Company uses a “more likely than not” criterion for recognizing the income tax benefit of uncertain tax positions and establishing measurement criteria for income tax benefits. The Company has evaluated the impact of these positions and due to the fact that the Company undergoes an annual certified audit each year in lieu of an audit by the Greek tax authorities, the Company has not taken any tax positions that warrant accrual under ASC-740-10.

Retirement and Termination Benefits

Under Greek labor law, employees are entitled to lump-sum compensation in the event of termination or retirement. The amount depends on the employee’s work experience and renumeration as of the day of termination or retirement. If an employee remains with the company until full-benefit retirement, the employee is entitled to a lump-sum equal to 40% of the compensation to be received if the employee were to be dismissed on the same day. The Company periodically reviews the uncertainties and judgements related to the application of the relevant labor law regulations to determine retirement and termination benefits obligations of its Greek subsidiaries. The Company has evaluated the impact of these regulations and has identified a potential retirement and termination benefits liability. The amount of the liability as of December 31, 2021 and December 31, 2020, was $0 and $107,167, respectively, and has been recorded as a long-term liability within the consolidated balance sheets.

Basic and Diluted Net Income (Loss) per Common Share

Basic income per share is calculated by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period and, when dilutive, potential shares from stock options and warrants to purchase common stock, using the treasury stock method. In accordance with ASC 260, Earnings Per Share, the following table reconciles basic shares outstanding to fully diluted shares outstanding.

F-50

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

	Years Ended December 31,
	2021	2020
Weighted average number of common shares outstanding Basic	16,423,335	13,270,097
Potentially dilutive common stock equivalents	-	37,698
Weighted average number of common and equivalent shares outstanding – Diluted	16,423,335	13,307,795

Common stock equivalents are included in the diluted income per share calculation only when option exercise prices are lower than the average market price of the common shares for the period presented.

Recent Accounting Pronouncements

October 2021, the Financial Accounting Standards Board (“FASB”) issued accounting standards update (“ASU”) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities (i.e., deferred revenue) acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. The new guidance creates an exception to the general recognition and measurement principles of ASC 805, Business Combinations. The new guidance should be applied prospectively and is effective for all public business entities for fiscal years beginning after December 15, 2022 and include interim periods. The guidance is effective for all other entities for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the effects of the adoption of ASU No. 2021-08 on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04—Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options, to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU are effective for public and nonpublic entities for fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the effects of the adoption of ASU No. 2021-04 on its consolidated financial statements.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 2 –MARKETABLE SECURITIES

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement (the “Distribution and Equity Acquisition Agreement”) with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was formed to be a global supplier of cannabis, cannabidiol (CBD) and/or any cannabis extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. The Company has no present intention to distribute any Products under this Agreement in the United States or otherwise participate in cannabis operations in the United States. The Company intends to await further clarification from the U.S. Government on cannabis regulation prior to determining whether to enter the domestic market.

F-51

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The Distribution and Equity Acquisition Agreement is to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five (5) years of the agreement. The transaction closed on May 22, 2018, after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in common shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors.

Marathon is an entity with no assets and no activity, the Company attributed no value to the 5 million shares in Marathon which was received as consideration for the distribution services. As described below, the Company exchanged the Marathon shares in May and July 2018.

Share Exchange Agreements

On May 17, 2018, the Company entered into a Share Exchange Agreement (the “SEA”) with Marathon, ICC International Cannabis Corp (“ICC”) formerly known as Kaneh Bosm Biotechnology Inc. (“KBB”) and certain other sellers of Marathon capital stock. Under the SEA, the Company transferred 2.5 million shares in Marathon to ICC, a Company incorporated under the laws of the Province of British Columbia and a public reporting issuer on the Canadian Securities Exchange, in exchange for 5 million shares of ICC. The Company accounted for the exchange at fair value and recognized a gain on exchange of its investment in Marathon of $1,953,000 included in “Gains on exchange of equity investments” in the consolidated statements of operations.

On July 16, 2018, the Company completed a Share Exchange Agreement (the “New SEA”) with Marathon, ICC, and certain other sellers of Marathon capital stock whereby the Company transferred its remaining one-half interest (2.5 million shares) in Marathon to KBB for an additional 5 million shares of ICC. The Company accounted for the exchange at fair value and recognized a gain on exchange of its investment in Marathon of $2,092,200 in the year ended December 31, 2018. The ten million shares of ICC owned by the Company constituted approximately 7% of the 141,219,108 shares of capital stock of KBB then issued and outstanding. The Company does not have the ability to exercise significant influence over ICC.

The Company determined the fair value of both exchanges based on an actively quoted stock price of ICC received in exchange for the Marathon shares. The Company continues to fair value its investment in ICC with changes recognized in earnings each period and was recorded as an unrealized gain on exchange of investment during the year ended December 31, 2021 of $0. The value of the investments as of December 31, 2021 and December 31, 2020, was $0 and $0, respectively.

Since no value was attributed to the 33 1/3% equity ownership interest in Marathon received as consideration for the distribution services, the Company would receive variable consideration in future for its services under the Distribution and Equity Acquisition Agreement, if certain milestones are achieved. Refer to Note 11 for the accounting associated with the cash of CAD $2 million received upfront. Variable consideration to be received in the future upon achieving the gross sales milestones described above, is constrained as the Company estimates that it is probable that a significant reversal of revenue could occur. In assessing the constraint, the Company considered its limited experience with the Products, new geographic markets and similar transactions, which affect the Company’s ability to estimate the likelihood of a probable revenue reversal. Therefore, no revenue has been recognized for the years ended December 31, 2021 and 2020. The Company will continue to reassess variable consideration at each reporting period and update the transaction price when it becomes probable that a significant revenue reversal would not occur.

As of December 31, 2020, in addition to the 3,000,000 ICC shares valued at $0, as noted above, marketable securities also consisted of the following: 40,000 shares which traded at a closing price of $5.45 per share, or value of $218,183 of Diversa S.A. and 16,666 shares which traded at a closing price of $0.28 per share or value of $4,609 of National Bank of Greece. The Company recorded a net unrealized loss on the fair value of these investments of $2,246 during the year ended December 31, 2020.

F-52

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

As of December 31, 2021, in addition to the 3,000,000 ICC shares valued at $0, as noted above, marketable securities also consisted of the following: 16,666 shares, which traded at a closing price of $0.40 per share or value of $6,696, of National Bank of Greece. The Company recorded a net unrealized gain on the fair value of these investments of $2,541 during the year ended December 31, 2021 and a realized loss of $211,047 related to the write off of the Diversa S.A. shares that were delisted.

CosmoFarmacy LP

In September 2019, the Company entered into an agreement with an unaffiliated third party to incorporate CosmoFarmacy L.P. for the purpose of providing strategic management consulting services and the retail trade of pharmaceutical products, and OTC to pharmacies. CosmoFarmacy was incorporated with a 30-year term through May 31, 2049. The unaffiliated third party is the general partner (the “GP”) of the limited partnership and is responsible for management and decision-making associated with CosmoFarmacy. The initial share capital was set to EUR 150,000 which was later increased to EUR 500,000. The GP contributed the pharmacy license (the “License”) valued at EUR 350,000 (30-year term) to operate the business of CosmoFarmacy in exchange for a 70% equity ownership. The Company is a limited partner and contributed cash of EUR 150,000 for the remaining 30% equity ownership. CosmoFarmacy is not publicly traded, and the Company’s investment has been recorded using the equity method of accounting. The value of the investment as of December 31, 2021 and 2020, was $169,770 and $183,450, respectively, and is included in “Other assets” on the Company’s consolidated balance sheet.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following at December 31,:

	2021	2020
Leasehold improvements	$519,278	$560,711
Vehicles	96,657	105,057
Furniture, fixtures and equipment	2,065,100	1,632,654
Computers and software	141,490	149,005
	2,822,525	2,447,427
Less: Accumulated depreciation and amortization	(941,866)	(690,214)
Total	$1,880,659	$1,757,213

NOTE 4 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible, net assets consist of the following at December 31,:

	2021	2020
License	$345,739	$50,000
Trade name /mark	36,997	36,997
Customer base	176,793	176,793
	559,529	263,790
Less: Accumulated amortization	(116,066)	(82,981)
Subtotal	443,463	180,809
Goodwill	49,697	49,697
Total	$493,160	$230,506

F-53

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

NOTE 5 – LOAN RECEIVABLE

On October 30, 2021, the Company entered into an agreement for a ten-year loan with a third-party to memorialize €4,284,521 ($4,849,221) in prepayments the Company had made. Interest is calculated at a rate of 5.5% per annum on a 360-day basis. Under the terms of the agreement, the Company is to receive 120 equal payments over the term of the loan. During the year ended December 31, 2021, the Company received €53,845 ($60,942) in principal payments. As of December 31, 2021, the Company has a short-term receivable balance of $377,590 and a long-term receivable balance of $4,410,689 under this loan.

NOTE 6 – CAPITAL STRUCTURE

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, which have liquidation preference over the common stock and are non-voting. As of December 31, 2021, and 2020, no preferred shares have been issued.

On and effective October 4, 2021, the Company amended and restated its articles of incorporation (the Amended and Restated Articles”) and filed a certificate of designation (the “COD”) for its Series A Preferred Stock (the “Series A Preferred Stock”) with the State of Nevada.

The Amended and Restated Articles allow the Company’s Board of Directors the authority to authorize the issuance of preferred stock from time to time in one or more classes or series by resolution.

The Series A Preferred Stock is convertible into the Company’s Common Stock as determined by multiplying the number of shares of Series A Preferred Stock to be converted by the lower of (i) $4.00 or (ii) 80% of the average volume weighted average price for the Company’s Common Stock for the five (5) days prior to the date of Uplisting, subject to a floor of $3.00 (the “Conversion Price”).

The holders of the Series A Preferred Stock are not entitled to dividends or to receive distributions in the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

Common Stock

The Company is authorized to issue 300 million shares of common stock. As of December 31, 2021 and 2020, the Company had 17,544,509 and 13,485,128 shares of our common stock issued, respectively, and 17,157,085 and 13,069,800 shares outstanding, respectively.

Sale of Treasury Shares

On February 5, 2021, the Company entered into a Stock Purchase Agreement (the “February SPA”) with an unaffiliated third-party. The February SPA provides for the Company’s to sell 65,000 shares of the Company’s common stock held in treasury at $3.85 per share or a total of $250,000.

F-54

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Cancellation of Treasury Shares

On September 15, 2021, the Company cancelled 57,120 shares of common stock valued at $171,360 that were held in Treasury.

Purchase of Treasury Shares

On July 31, 2020, the Company entered into a Stock Purchase Agreement (the “July SPA”) with a shareholder. The July SPA provides for the Company’s purchase of 10,000 shares of the Company’s common stock at $4.00 per share or an aggregate of $40,000. During the year ended December 31, 2020, the Company made $40,000 in payments.

On August 31, 2020, the Company entered into two Stock Purchase Agreements (the “August SPAs”) with a shareholder. The August SPAs provide for the Company’s purchase of an aggregate total of 10,000 shares of the Company’s common stock at $4.00 per share or an aggregate of $40,000. During the year ended December 31, 2020, the Company made $40,000 in payments.

On September 30, 2020, the Company entered into a Stock Purchase Agreement (the “September SPA”) with a shareholder. The September SPA provides for the Company’s purchase of 10,000 shares of the Company’s common stock at $4.00 per share or an aggregate of $40,000. During the year ended December 31, 2020, the Company made $40,000 in payments.

On October 31, 2020, the Company entered into a Stock Purchase Agreement (the “October SPA”) with a shareholder. The October SPA provides for the Company’s purchase of 10,000 shares of the Company’s common stock at $4.00 per share or an aggregate of $40,000. During the year ended December 31, 2020, the Company made $40,000 in payments.

On November 30, 2020, the Company entered into a Stock Purchase Agreement (the “November SPA”) with a shareholder. The November SPA provides for the Company’s purchase of 10,000 shares of the Company’s common stock at $4.00 per share or an aggregate of $40,000. During the year ended December 31, 2020, the Company made $40,000 in payments.

On December 29, 2021, the Company entered into a Stock Purchase Agreement (the “December SPA”) with a shareholder. The December SPA provides for the Company’s purchase of 94,216 shares of the Company’s common stock at $4.00 per share or an aggregate of $376,863.

Consulting Agreement

The Company entered into a Consulting Agreement (the “Agreement”) effective as of February 5, 2021, with a non-affiliated consultant (the “Consultant”). The Company engaged the Consultant to perform consulting services relating to Company management, debt structure, business plans and business development in connection with any capitalization transactions involving the Company and any newly created or existing entities. The Agreement is for a term of nine (9) months with an initial term of ninety (90) days (the “Initial Term”). The Agreement is terminable by the Company for any reason upon written notice at any time after the Initial Term.

The Company agreed to pay Consultant and its assignees an aggregate of 1,800,000 restricted shares of Common Stock, earned at the rate of 200,000 shares per month, which shall be issued and fully paid for in consideration of the Consultant’s considerable expertise and experience and its commitment to work for the Company. However, in the event the Agreement is terminated for any reason after the Initial Term, the shares are subject to a claw back for any months remaining after the Termination Date. The shares were valued on the date of the agreement at $3.28 per share or $5,904,000, which was be amortized over the term of the agreement. As of December 31, 2021, the Company has recorded $5,904,000 in stock-based compensation for the 1,800,000 shares earned.

F-55

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Debt Exchange Agreements

As of February 5, 2021, The Company entered into an Amended and Restated Debt Exchange Agreement (the “Agreement”) with the “Lender that provided for the issuance by the Company of 781,819 shares of common stock (the “Exchange Shares”), at the rate of $3.85 per share, in exchange for an aggregate of $3,010,000 principal amount of existing loans made by the Lender to the Company (See Note 11). The market price at the time this Agreement was negotiated was $3.28 per share and the Company recorded a gain on debt extinguishment of $445,636 during the year ended December 31, 2021. As of December 31, 2021, the Company recorded $2,564,363 as an equity increase related to the extinguishment of debt.

On June 23, 2021, the Company entered into a Debt Exchange Agreement (the “June Debt Exchange Agreement”) to exchange various loans with Greg Siokas (See Note 8), in the aggregate principal amount of $3,000,000 (the “Debt”). The Company agreed to issue the Lender shares of common stock of the Company at an exchange rate of $6.00 per share (the “Exchange Shares”) in exchange for the principal amount of Debt of $3,000,000 or 500,000 shares of common stock. On June 23, 2021, the fair value of the Company’s shares of common stock was $5.00 per share. For the year ended December 31, 2021, the Company recorded $3,000,000 as an increase in equity in accordance with ASC 850-10-20 due to the related party relationship and ASC 470-50-40-2, which provides guidance on extinguishments of related party debt. Accordingly, extinguishment transactions between related entities are in essence capital transaction, and no gain is recorded in the consolidated statements of operations for the difference between the fair value of $5.00 per share and the exchange rate of $6.00 per share.

On July 13, 2021, the Company entered into a Debt Exchange Agreement (the “July 13 Agreement”) with Grigorios Siokas, the Company’s Chief Executive Officer (See Note 8). The July 13 Agreement provided for the issuance by the Company of 166,667 shares of common stock, at the rate of $6.00 per share, or an aggregate of $1,000,000, in exchange for $1,000,000 of existing loans by Mr. Siokas to the Company. On July 13, 2021, the fair value of the Company’s shares of common stock was $4.03 per share. For the year ended December 31, 2021, the Company recorded $1,000,000 as an increase in equity in accordance with ASC 850-10-20 due to the related party relationship and ASC 470-50-40-2, which provides guidance on extinguishments of related party debt. Accordingly, extinguishment transactions between related entities are in essence capital transaction, and no gain is recorded in the consolidated statements of operations for the difference between the fair value of $4.03 per share and the exchange rate of $6.00 per share.

On July 19, 2021, the Company entered into a Debt Exchange Agreement (the “July 19 Agreement”) with Grigorios Siokas, the Company’s Chief Executive Officer (See Note 8). The July 19 Agreement provided for the issuance by the Company of 208,333 shares of common stock, at the rate of $6.00 per share, or an aggregate of $1,250,000, in exchange for $1,250,000 of existing loans by Mr. Siokas to the Company. On July 19, 2021, the fair value of the Company’s shares of common stock was $4.30 per share. For the year ended December 31, 2021, the Company recorded $1,250,000 as an increase in equity in accordance with ASC 850-10-20 due to the related party relationship and ASC 470-50-40-2 which provides guidance on extinguishments of related party debt. Accordingly, extinguishment transactions between related entities are in essence capital transaction, and no gain is recorded in the consolidated statements of operations for the difference between the fair value of $4.30 per share and the exchange rate of $6.00 per share.

On August 4, 2021, the Company entered into a Debt Exchange Agreement (the “August 4 Agreement”) with a senior institutional lender (the “Lender”), SkyPharm S.A., a wholly-owned Greek subsidiary of the Company, and Grigorios Siokas, the Company’s Chief Executive Officer, as Guarantor. The parties to the Agreement had entered into a senior loan, as amended, as of June 30, 2020 (the “Loan”) pursuant to which the Loan had been reduced to EUR 2,700,000 ($3,302,100) (the “Debt”). The August 4 Agreement provides for the issuance by the Company of 321,300 shares of common stock (the “Exchange Shares”), at the rate of $5.00 per share, in exchange for the repayment of $1,606,500 (€1,350,000) principal amount effective upon the closing of the Agreement and 238,000 shares at an exchange rate of $5.00 per share, or at market value if the price is above $5.00 per share, upon listing of the Company’s common stock on Nasdaq in exchange for €1,000,000 of the Debt. On August 4, 2021, the fair value of the Company’s shares of common stock was $4.09 per share. For the year ending December 31, 2021, the Company recorded a gain on the settlement of debt in the amount of $292,383 in the consolidated statements of operations for the difference between the fair value of $4.09 per share and the exchange rate of $5.00 per share. As of December 31, 2021, the Company recorded $1,314,117 as an increase in equity related to the extinguishment of debt.

F-56

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

On December 8, 2021, the Company entered into a Debt Exchange Agreement (the “December 8 Agreement”) with the Company’s Chief Executive Officer (See Note 8). The December 8 Agreement provided for the issuance by the Company of 125,000 shares of common stock, at the rate of $6.00 per share, or an aggregate of $750,000, in exchange for $750,000 of existing loans by Mr. Siokas to the Company. On December 8, 2021, the fair value of the Company’s shares of common stock was $3.44 per share. For the year ended December 31, 2021, the Company recorded $750,000 as a capital contribution and an increase in equity in accordance with ASC 850-10-20 due to the related party relationship and ASC 470-50-40-2 which provides guidance on extinguishments of related party debt. Accordingly, extinguishment transactions between related entities are in essence capital transaction, and no gain is recorded in the consolidated statements of operations for the difference between the fair value of $3.44 per share and the exchange rate of $6.00 per share.

Debt Conversions

During the year ended December 31, 2021, the Company issued 213,382 shares of common stock to convert $550,144 of principal and accrued interest in accordance with a convertible promissory note issued to Platinum (as defined in Note 10). The Company recorded $959,025 as a capital contribution and an increase in equity related to the conversion of $550,144 of debt, $284,169 for the reduction of the derivative liability recorded as additional paid-in capital, and $124,711 recorded as a loss on debt extinguishment.

Potentially Dilutive Securities

No options warrants or other potentially dilutive securities other than those disclosed above have been issued as of December 31, 2021.

NOTE 7 – INCOME TAXES

The Company provides for income taxes using an asset and liability approach under which deferred income taxes are provided for based upon enacted tax laws and rates applicable to periods in which the taxes become payable.

The domestic and foreign components of income (loss) before (benefit) provision for income taxes were as follows:

	12/31/2021	12/31/2020
Domestic	$(8,365,297)	$(2,901,276)
Foreign	517,659	4,099,597
	$(7,847,638)	$1,198,321

The components of the (benefit) provision for income taxes are as follows:

	12/31/2021	12/31/2020
Current tax provision
Federal	$-	$-
State	-	-
Foreign	802,364	555,965
Total current tax provision	$802,364	$555,965

Deferred tax provision
Domestic	$-	$-
State	-	-
Foreign	(688,354)	(178,430)
Total deferred tax provision	$(688,354)	$(178,430)

Total current provision	$114,010	$377,535

F-57

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2021 and 2020 is as follows:

	12/31/2021	12/31/2020
US
Income (loss) before income taxes	$(7,847,639)	$1,198,321
Taxes under statutory US tax rates	$(1,648,004)	$251,647
Increase (decrease) in taxes resulting from:
Increase in valuation allowance	$3,001,899	$216,518
Foreign tax rate differential	$(24,977)	$(55,540)
Permanent differences	$(734,428)	$(218,216)
US tax on foreign income	$493,028	$604,419
163(j) catch up	(76,888)	-
Prior period adjustments	$52,034	$(97,829)
State taxes	$(948,654)	$(323,464)
Income tax expense	$114,010	$377,535

Companies subject to the Global Intangible Low-Taxed Income provision (GILTI) have the option to account for the GILTI tax as a period cost if and when incurred, or to recognize deferred taxes for outside basis temporary differences expected to reverse as GILTI. We have elected to account for GILTI as a period cost.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	12/31/2021	12/31/2020
Net operating loss carryforward	$4,515,900	$1,494,424
Capital loss carryforward	801,744	801,744
Section 163(j) carryforward	-	-
Nonqualified stock options	96,104	170,297
Foreign exchange	13,438	-
Allowance for doubtful accounts	374,604	-
Accrued expenses	528,895	7,389
Mark to market adjustment in securities	358,761	357,829
Lease liability	253,620	247,797
Gain on extinguishment of debt	-	179,958
Depreciation	(6,765)	4,226
Total deferred tax assets	6,936,211	3,263,664

Intangibles	(8,139)	(10,729)
Inventory	(14,728)	-
Right of use asset	(243,207)	(253,818)
Goodwill	(10,979)	(14,473)
Total deferred tax liabilities	(277,053)	(279,020)
Valuation allowance	(5,808,384)	(2,806,214)
Net deferred tax assets (liabilities)	$850,774	$178,430

F-58

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

At December 31, 2021, the Company had U.S. net operating loss ("NOL") carryforwards of approximately $12,513,177 that may be offset against future taxable income, subject to limitation under IRC Section 382. Of the $12.5 million Federal NOL carryforwards, $2.5 million are pre-2018 and begin to expire in 2031. The remaining balance of $10 million, are limited to utilization of 80% of taxable income but do not have an expiration. At December 31, 2021, the Company had fully utilized all the Greek NOL carryforwards and has an NOL of $546,683 in the UK. A valuation allowance exists for the U.S. operations, but not for the non-U.S. operations, based on a more likely than not criterion and in consideration of all available positive and negative evidence.

ASC 740 requires that the tax benefit of net operating losses ("NOLs"), temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is "more likely than not." Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carryforward period. Because of the Company's history of domestic operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance, on our U.S. net domestic deferred tax assets. In 2020, foreign (Greece and United Kingdom) valuation allowances were released, aggregating $200,000. Management considered all available evidence to when evaluating the realizability of foreign deferred tax assets by jurisdiction and concluded primarily based upon a strong earnings history that these deferred tax assets were more-likely-than-not realizable.

The Company applied the "more-likely-than-not" recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2021 and December 31, 2020, respectively. We recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense.

The Company files income tax returns in Illinois, United States, and in foreign jurisdictions including Greece, and United Kingdom. As of December 31, 2021, all domestic tax years are open to tax authority examination due the availability of net operating loss deductions, 2010 through 2021. In Greece, the statute of limitations is open for five years, 2016 through 2021. In United Kingdom, the statute of limitations is open for four years, 2017 through 2021. Currently, there are no ongoing tax authority income tax examinations.

As of December 31, 2021, the Company had $1.7 million of undistributed earnings and profits for which no deferred tax liabilities have been recorded, since the Company intends to indefinitely reinvest such earnings to fund the international operations and certain obligations of the subsidiary. Should the above undistributed earnings be distributed in the form of dividends or otherwise, the distributions would result in $350.3 thousand of tax expense.

NOTE 8 – RELATED PARTY TRANSACTIONS

On the date of our inception, we issued 2 million shares of our common stock to our then three officers and directors which were recorded at no value (offsetting increases and decreases in common stock and additional paid-in capital).

Doc Pharma S.A.

As of December 31, 2021, the Company has a prepaid balance of $3,263,241 to Doc Pharma S.A. related to purchases of inventory. Additionally, the Company has a receivable balance of $2,901,300 and an accounts payable balance of $565,756. As of December 31, 2020, the Company has a prepaid balance of $3,468,653 to Doc Pharma S.A. related to purchases of inventory. Additionally, the Company had a receivable balance of $3,468,564.

During the years ended December 31, 2021 and 2020, the Company purchased a total of $3,084,805 and $5,983,809 of products from Doc Pharma S.A., respectively. During the years ended December 31, 2021 and 2020 the Company had $978,321 and $2,843,260 revenue from Doc Pharma S.A., respectively.

F-59

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

On October 10, 2020, the Company entered into a contract manufacturer outsourcing (“CMO”) agreement with Doc Pharma whereby Doc Pharma is responsible for the development and manufacturing of pharmaceutical products and nutritional supplements according to the Company’s specifications based on strict pharmaceutical standards and Good Manufacturing Practice (“GMP”) protocols, as the National Organization for Medicines requires. The Company has the exclusive ownership rights for trading and distribution of its own branded nutritional supplements named “Sky Premium Life®”. The duration of the agreement is for 5 years however either party may terminate the agreement at any time giving six-months advance notice. Doc Pharma is exclusively responsible for supplying the raw materials and packaging required to manufacture the final product. However, they are not responsible for potential delays that may arise, concerning their import. Doc Pharma is obliged to store the raw and packaging materials. The delivery of raw and packaging materials should be purchased at least 30 and 25 days, respectively, before the delivery date of the final product. The Manufacturer solely delivers the finished product to the Company. There is a minimum order quantity (“MoQ”) of 1,000 pieces per product code. Both parties have agreed that the Company will deposit 60% of the total cost upon agreement and assignment and 40% of the total cost including VAT charge upon the delivery date. The prices are indicative and are subject to amendments if the cost of the raw material or the production cost change. As of December 31, 2021, the Company has purchased €1,699,507 ($2,010,517) in inventory related to this agreement.

On May 17, 2021, Doc Pharma and the Company entered into a Research and Development (“R&D”) agreement whereby Doc Pharma is responsible for the research, development, design, registration, copy rights and licenses of 250 nutritional supplements for the final products called Sky Premium Life®. These products will be sold in Greece and abroad. The total cost of this project will be €1,425,000 plus VAT and will be done over three phases as follows: Design & Development (€725,000); Control and Product Manufacturing (€250,000) and Clinical Study and Research (€450,000). In the year ended December 31, 2021, SkyPharm bought 67 licenses at value of €261,300 ($295,739) from Doc Pharma which was the 18.33% of the total cost. The agreement will be terminated on December 31, 2025.

Doc Pharma S.A is considered a related party to the Company due to the fact that the CEO of Doc Pharma is the wife of Grigorios Siokas, the Company’s CEO and principal shareholder, who also served as a principal of Doc Pharma S.A. in the past.

Notes Payable – Related Party

A summary of the Company’s related party notes payable during the years ended December 31, 2021 and 2020 is presented below:

	2021	2020

Beginning Balance	$501,675	$1,375,532
Payments	-	(996,136)
Foreign currency translation	(37,411)	122,279
Ending Balance	$464,264	$501,675

Grigorios Siokas

On December 20, 2018, the €1,500,000 ($1,718,400) note payable, originally borrowed pursuant to a Loan Agreement with a third-party lender, dated March 16, 2018, was transferred to Grigorios Siokas. The note bears an interest rate of 4.7% per annum and matured on March 18, 2019, pursuant to the original agreement. The note is not in default and the maturity date has been extended until December 31, 2021. As of December 31, 2020, the note had an outstanding principal balance of €400,000 ($489,200) and accrued interest of €158,287 ($193,585). As of December 31, 2021, the Company has an outstanding balance of €400,000 ($452,720) and accrued interest of €177,313 ($200,683).

F-60

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Grigorios Siokas is the Company’s CEO and principal shareholder.

Dimitrios Goulielmos

On November 21, 2014, the Company entered into an agreement with Dimitrios Goulielmos, as amended on November 4, 2016. Pursuant to the amendment, this loan has no maturity date and is non-interest bearing. As of December 31, 2020, the Company had a principal balance of €10,200 ($12,475). A principal balance of €10,200 ($11,544) remained as of December 31, 2021.

Dimitrios Goulielmos is a current director and former CEO of the Company.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the years ended December 31, 2021, and 2020, the Company recorded a foreign currency translation gain of $37,411 and a loss of $122,279, respectively.

Loans Payable – Related Party

A summary of the Company’s related party loans payable during the years ended December 31, 2021 and 2020 is presented below:

	2021	2020

Beginning balance	$1,629,246	$1,026,264
Proceeds	6,377,156	725,563
Payments	(133,552)	(149,695)
Conversion of debt	(6,000,000)	-
Settlement of lawsuit	(600,000)	-
Foreign currency translation	20,623	27,114
Ending balance	$1,293,472	$1,629,246

Grigorios Siokas

 From time to time, Grigorios Siokas loans the Company funds in the form of non-interest bearing, no-term loans. As of December 31, 2020, the Company had an outstanding principal balance under these loans of $1,629,246 in loans payable to Grigorios Siokas.

On May 10, 2021, the Company entered into a Debt Exchange agreement (“May Debt Exchange”) related to a lawsuit from on or about July 25, 2019, whereby Mark Rubenstein, individually and as a shareholder of the Company, brought the action styled Rubenstein v. Siokas, et al., Case No. 1:19-cv-06976-KPF (S.D.N.Y.) against Grigorios Siokas for recovery of alleged profits earned under Section 16(b) of the Securities Exchange Act of 1934. Although recovery was sought only from Mr. Siokas, the Company was also named as a nominal defendant. Both the Company and Mr. Siokas vigorously defended the lawsuit. On or about September, 18, 2020, in an effort to avoid the uncertainty of litigation and further legal expense, Mr. Siokas agreed to settle the lawsuit by agreeing to reimburse the Company a total of $600,000, payable as a combination of: (1) Mr. Siokas reimbursing the Company for Plaintiff’s attorneys’ fees, in an amount subsequently determined by the Court to be $120,000 plus $4,137 of litigation costs to be paid in cash, and (2) Mr. Siokas relieving the Company of certain debt owed to him. Mr. Siokas and the Company strongly opposed Plaintiff’s motion for attorneys’ fees. Pursuant to the terms of the May Debt Exchange the Company forgave $600,000 of the existing loan payable and recorded the forgiveness to additional paid in capital.

F-61

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

During the year ended December 31, 2021, the Company entered into various agreements (as defined in Note 6) with Mr. Siokas whereby the Company exchanged an aggregate total of $6,000,000 of debt into 1,000,000 shares of Common Stock at above market prices.

During the year ended December 31, 2021, the Company borrowed additional proceeds of €1,803,000 ($2,040,635), €230,000 ($275,306) and $4,061,215 and repaid €118,000 ($133,552) of these loans. During the year ending December 31, 2021, the Company converted $2,250,000 of the July 20 Note at a conversion price of $6.00 and issued 375,000 shares of common stock. As of December 31, 2021, the Company had an outstanding balance under these notes and loans of $1,293,472.

The above balances are adjusted for the foreign currency rate as of the balance sheet date. For the years ended December 31, 2021 and 2020, the Company recorded a loss of $20,623 and $27,114, respectively.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 9 – LINES OF CREDIT

A summary of the Company’s lines of credit as of December 31, 2021, and 2020 is presented below:

	December 31, 2021	December 31, 2020
National	$3,265,236	$3,540,550
Alpha	947,333	1,106,894
Pancreta	489,985	-
National – COVID	407,174	429,240
Subtotal	5,109,728	5,076,684
Reclassification of National-COVID – Long-term	(366,171)	(502,869)
Ending balance	$4,743,557	$4,573,815

The line of credit with National Bank of Greece is renewed annually with current interest rates of 6.00%, 4.35% (“COSME 2” facility) and 4.35% (plus the 6-month Euribor plus any contributions currently in force by law on certain lines of credit), (“COSME 1” facility).

The maximum borrowing allowed for the 6% line of credit was $2,489,960 and $2,690,600 as of December 31, 2021 and 2020, respectively. The outstanding balance of the facility was $2,185,413 and $2,411,182, as of December 31, 2021 and 2020, respectively.

The maximum borrowing allowed for the 4.35% lines of credit, was $1,131,800 and $1,223,000 as of December 31, 2021 and 2020, respectively. The outstanding balance of the facilities was $1,079,823 and $1,129,368 as of December 31, 2021 and 2020, respectively.

The line of credit with Alpha Bank of Greece is renewed annually with a current interest rate of 6.00%. The maximum borrowing allowed was $1,131,800 and $1,123,000 as of December 31, 2021 and 2020, respectively. The outstanding balance of the facility was $947,333 and $1,106,894, as of December 31, 2021 and 2020, respectively.

The Company entered into a line of credit with Pancreta Bank on February 23, 2021. The line of credit is renewed annually with a current interest rate of 6.10%. The maximum borrowing allowed as of December 31, 2021 was $565,900. The outstanding balance of the facility as of December 31, 2021, was $489,985.

Interest expense for the year ended December 31, 2021 and 2020, was $283,415 and $270,655, respectively.

F-62

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Under the agreements, the Company is required to maintain certain financial ratios and covenants. These lines of credit were assumed in the Company’s acquisition of Cosmofarm. As of the years ended December 31, 2021 and 2020, the Company was in compliance with these ratios and covenants.

The above lines of credit are guaranteed and backed by customer receivable checks and they are not considered to be a direct debt obligation for the Company. They are a type of factoring, where the postponed customer checks are assigned by the Company to the bank, in order to be financed at a pre-agreed rate.

COVID-19 Government Funding

On June 23, 2020, the Company’s subsidiary, Cosmofarm, entered into an agreement with the “National Bank of Greece SA” (the “Bank”) to borrow a maximum of €500,000 ($611,500) under a proposed plan which will operate the same as the line of credit above. The proposed plan has a maturity date of sixty (60) months from the date of the first disbursement, which includes a grace period of nine months. The total amount of the initial proceeds was paid in 3 equal monthly installments. The line of credit is interest bearing from the date of receipt and is payable every three (3) months at an interest rate of 2.7%. The outstanding balance was €359,758 ($407,174) and €350,973 ($429,240) at December 31, 2021 and 2020, respectively of which $366,171 is classified as Lines of credit - long-term portion on the consolidated balance sheet.

Interest expense for the years ended December 31, 2021 and 2020 was $1,753 and $3,910, respectively.

NOTE 10 – CONVERTIBLE DEBT

A summary of the Company’s convertible debt during the years ended December 31, 2021 and 2020 is presented below:

	2021	2020

Beginning balance convertible notes	$1,447,000	$1,500,000
New notes	625,000	540,000
Payments	(907,000)	(593,000)
Conversion to common stock	(525,000)	-
Subtotal notes	640,000	1,447,000
Debt discount at year end	(258,938)	(494,973)
Convertible note payable, net of discount	$381,062	$952,027

All of the convertible debt is classified as short-term within the consolidated balance sheet as it all matures and will be paid back within fiscal year 2022.

Securities Purchase Agreement executed on May 15, 2019

On May 15, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor (the “Buyer”). Upon the closing of this financing, on May 17, 2019, the Company issued a Senior Convertible Note (the “May 2019 Note”) to the Buyer in the principal amount of $1,500,000.

The May 2019 Note provided that the Company will repay the principal amount of the May 2019 Note on or before March 15, 2020.

On March 23, 2020, the Company entered into a Forbearance and Amendment Agreement (the “Agreement”) with an institutional investor (the “Buyer”).

F-63

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The Agreement provides that the Buyer will (a) forbear (i) from taking any action with respect to the Existing Default and (ii) from issuing any demand for redemption of the Note on the basis of the Existing Default until the earlier of: (1): (September 16, 2020 (or, if earlier, such date when all amounts outstanding under the Note shall be paid in full or converted into shares of Common Stock in accordance therewith) and (2) the time of any breach by the Company of the Agreement or the occurrence of an Event of Default that is not an Existing Default (the “Forbearance Expiration Date”), (b) during the Forbearance Period waive the prepayment premium to any Company Optional Redemption, and (c) during the Forbearance Period, waive the repayment in full of the Note other than the Required Payments (as defined) prior to September 16, 2020. The Scheduled Required Prepayments are $100,000 upon signing the Agreement and five (5) monthly payments thereafter aggregating $200,000 with all amounts outstanding under the Note due on September 16, 2020. In addition, there are mandatory prepayments in the event the Company completes a Subsequent Placement (as defined) or long-term debt (other than from the Buyer or from officers and directors and advisors of the Company) or factoring and purchase order indebtedness, the Company shall affect a Company Optional Redemption amount equal to 50% of the gross proceeds (less reasonable expenses of counsel and any investment bank) together with all Scheduled Required Payments.

On September 23, 2020, the Company entered into a Second Forbearance and Amendment Agreement (the “Agreement”) with an institutional investor (the “Buyer”). The Note was due to be paid in full on or before September 16, 2020 and was not paid (the “Existing Default”). The Note provides that upon an Event of Default, the Buyer may, among other things, require the Company to redeem all or a portion of the Note at a redemption premium of 120%, multiplied by the product of the conversion rate ($6.00 per share) and the then current market price.

The Agreement provides that the Buyer will (a) forbear (i) from taking any action with respect to the Existing Default and (ii) from issuing any demand for redemption of the Note on the basis of the Existing Default until the earlier of: (1): June 16, 2021 (or, if earlier, such date when all amounts outstanding under the Note shall be paid in full or converted into shares of Common Stock in accordance therewith) and (2) the time of any breach by the Company of the Agreement or the occurrence of an Event of Default that is not an Existing Default (the “Forbearance Expiration Date), (b) during the Forbearance Period (as defined) waive the prepayment premium to any Company Optional Redemption (which will result in the 120% redemption premium effectively replaced with 100%), and (c) during the Forbearance Period, waive the repayment in full of the Note other than the Required Payments (as defined) prior to June 16, 2021. The Scheduled Required Prepayments are $63,000 upon signing the Agreement and eight (8) monthly payments thereafter aggregating $480,000 with the remaining $607,000 outstanding under the Note due on June 16, 2021. In addition, there are mandatory prepayments in the event the Company completes a Subsequent Placement (as defined) or long-term debt (other than from the Buyer or from officers, directors and 10% or greater shareholders of the Company) or factoring and purchase order indebtedness, the Company shall affect a Company Optional Redemption amount equal to 50% of the gross proceeds (less reasonable expenses of counsel and any investment bank) together with all Scheduled Required Payments.

On June 18, 2021, the Company modified the terms of its outstanding debt by entering into a Third Forbearance Agreement (the “Third Agreement”) whereby the Company agreed to make certain payments to the creditor and the creditor will accept such payments as full discharge of the outstanding debt. The Agreement provides that the Buyer will (a) forbear (i) from taking any action with respect to the Existing Default and (ii) from issuing any demand for redemption of the Note on the basis of the Existing Default until the earlier of: (1): November 16, 2021 (or, if earlier, such date when all amounts outstanding under the Note shall be paid in full or converted into shares of Common Stock in accordance therewith) and (2) the time of any breach by the Company of the Agreement or the occurrence of an Event of Default that is not an Existing Default (the “Forbearance Expiration Date), (b) during the Forbearance Period (as defined) waive the prepayment premium to any Company Optional Redemption (which will result in the 120% redemption premium effectively replaced with 100%), and (c) during the Forbearance Period, waive the repayment in full of the Note other than the Required Payments (as defined) prior to November 16, 2021. The Scheduled Required Prepayments are $62,000 upon the first scheduled required prepayment and five (5) payments thereafter aggregating $287,000 with the remainder outstanding under the Note due on November 16, 2021. In addition, there are mandatory prepayments in the event the Company completes a Subsequent Placement (as defined) or long-term debt (other than from the Buyer or from officers, directors and 10% or greater shareholders of the Company) or factoring and purchase order indebtedness, the Company shall effect a Company Optional Redemption amount equal to 50% of the gross proceeds (less reasonable expenses of counsel and any investment bank) together with all Scheduled Required Payments. The Company performed an analysis to determine if at least a 10% difference between the present value of the new loan’s cash flows and the present value of the old loan’s remaining cash flows and determined that yes there is more than a 10% difference. The Company will experience a cash flow increase of approximately 15% due to the modification; therefore, the cash flow is considered substantially different, and the Company has applied extinguishment accounting.

The May 2019 Note is convertible at any time by the Holder into 250,000 shares of common stock, par value $0.001 per share at the rate of $6.00 per share, subject to adjustment (the “Conversion Price”). Upon an Event of Default (regardless of whether such event has been cured), the Buyer may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the then Volume-Weighted Average Price (as defined, the “VWAP”). The Company considered the need for the conversion feature to be bifurcated under ASC 815 and determined that it does not meet the requirements. Additionally, the Company determined the effective conversion rate under ASC 470-20 and determined that the instrument is out of the money and no beneficial conversion feature was recorded.

The May 2019 Note is senior in right of payment to all other existing and future indebtedness of the Company except Permitted Senior Indebtedness (as defined in the May 2019 Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

F-64

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The May 2019 Note includes customary Events of Default and provides that the Buyer may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Note at a redemption premium equal to the greater of: (i) the product of the redemption premium of one hundred twenty-five (125%) percent, multiplied by the conversion amount, and (ii) the product of the conversion rate ($6.00 per share) multiplied by the product of 125% multiplied by the then current market price. The Buyer may also require redemption of the May 2019 Note upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent. The Company has the right to redeem the May 2019 Note at any time, in whole or in part, in cash at a price equal to 120% of the then outstanding conversion amount.

Conversion of the May 2019 Note is subject to a blocker provision which prevents any holder from converting the May 2019 Note into shares of common stock if its beneficial ownership of the common stock would exceed 9.99% of the Company’s issued and outstanding common stock.

During the year ended December 31, 2020, the Company repaid $593,000 such that as of December 31, 2020, the Company had a principal balance $907,000 on the May 2019 Note and the Company had accrued $15,420 in interest expense. During the year ended December 31, 2021, the Company repaid all outstanding principal and accrued interest on the May 2019 Note.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, received a cash commission for this transaction equal to six (6%) percent of the total gross proceeds of the offering. This 6% fee or $90,000 was recorded as debt discount along with the $30,000 in legal fees associated with the May 2019 Note. These fees will be amortized over the term of the note. $29,509 was amortized during the year ended December 31, 2020 resulting in the full amortization of the fees.

December 21, 2020 Securities Purchase Agreement

On December 21, 2020 (the “Issue Date”), Cosmos Holdings, Inc. (“Cosmos”, the “Borrower” or the “Company”) entered into a convertible promissory note with Platinum Point Capital, LLC (the “Holder”, “Lender” or “Platinum”) pursuant to a Securities Purchase Agreement (the “SPA”).

The Company issued the $540,000 Note in exchange for $500,000 in cash and included a $40,000 Original Issue Discount (“OID”) and paid $3,000 in financing costs. The principal amount together with interest at the rate of eight percent (8.0%) per annum, compounded annually (the “Interest Rate”), will be paid to the Lenders on or before the Maturity Date (December 31, 2021 or as defined below). Accrued interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. In the event that on or before the Maturity Date, the Note either (i) had not been converted or have not been otherwise satisfied in full or (ii) an Event of Default (as defined in the SPA) occurs, then the applicable rate of interest on the outstanding amount of the Note since inception shall be the Interest Rate plus eighteen percent (18.0%), the Default Interest. Unless previously converted, the principal and accrued interest on the Note is due and payable in cash (USD) upon the earlier of (i) December 31, 2021, (ii) a Change of Control (as defined in the SPA) or (iii), an Event of Default (collectively, the “Maturity Date”).

On July 14, 2021, August 16, 2021 and December 21, 2021 the Company converted an aggregate total of $525,000 in principal and $25,144 in accrued interest and fees into 213,382 shares of the Company’s common stock at an average price per share of $2.58. As of December 31, 2021, the Company had a principal balance of $15,000 and had accrued $6,568 in interest expense. Upon conversion, the 213,382 shares were issued at a fair value of $959,024 which was recorded as equity. Accordingly, upon conversion, the Company reduced its outstanding debt by $550,144, reduced its derivative liability by $284,169, and recorded a loss on extinguishment of $124,711.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature and a derivative liability which is accounted for separately. The Company determined a beneficial conversion feature and derivative liability exists because The Company measured the beneficial conversion feature’s intrinsic value on December 16, 2020, and determined that the embedded derivative was valued at $456,570 which was recorded as a debt discount, and together with the original issue discount and transaction expenses of $43,000, in the aggregate of $499,570, is being amortized over the life of the loan. For the years ended December 31, 2021 and 2020, $494,973 and $4,597, respectively, of the debt discount has been amortized. As of December 31, 2021 and 2020, the fair value of the derivative liability was $5,822 and $460,728, respectively. The Company recorded a decrease in the derivative of $284,169 related to the conversions, which was recorded to additional paid-in capital. For the year ended December 31, 2021, the Company recorded a gain of $170,737 and for the year ended December 31, 2020 the Company recorded a loss of $4,158 from the change in fair value of derivative liability as other income in the consolidated statements of operations and comprehensive income (loss).

F-65

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

January 7, 2021 Subscription Agreement

On January 7, 2021 (the “Issue Date”), the Company entered into a subscription agreement with an unaffiliated third party, whereby the Company issued for a purchase price of $100,000 in principal amount, a convertible promissory note. The note bears an interest rate of 8% per annum and matures on the earlier of (i) consummation of the Company listing its common shares on the NEO Stock Exchange or (ii) October 31, 2021.

Upon the consummation of a NEO listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 25% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the NEO listing. In the event that a NEO listing is not consummated on or before October 31, 2021, the note holder will have the option, in part or in full, to have the note repaid with interest, or convert the note into Company common stock at a 25% discount to the 30-day volume-weighted average price of the Common Shares on the most senior stock exchange in North American on which the common shares are trading prior to conversion. As of September 30, 2021, the Company had a principal balance of $100,000 and had accrued $5,736 in interest expense.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature and a derivative liability which is accounted for separately. The Company measured the beneficial conversion feature’s intrinsic value on January 7, 2021, and determined that the embedded derivative was valued at $62,619 which was recorded as a debt discount and additional paid-in capital, and is being amortized over the life of the loan. For the year ended December 31, 2021, $62,619 of the debt discount has been amortized. As of December 31, 2021, the fair value of the derivative liability was $39,843 and for the year ended December 31, 2021, the Company recorded a gain of $22,776 from the change in fair value of derivative liability as other income in the consolidated statements of operations and comprehensive income (loss).

Convertible Promissory Note and Securities Purchase Agreement

On September 17, 2021 (the “Issue Date”), the Company entered into a convertible promissory note and securities purchase agreement with an unaffiliated third party.

Convertible Promissory Note

The Company issued the convertible promissory note for a purchase price of $525,000 in principal amount for cash proceeds of $500,000. The note was issued with an original issue discount (“OID”) of $25,000, bears an interest rate of 10% per annum and matures on the earlier of (i) the consummation of the Company listing its common shares on the Nasdaq Stock Exchange or (ii) September 17, 2022.

Upon the consummation of a Nasdaq listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 30% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the Nasdaq listing, subject to a conversion floor of $3.00. The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature which is accounted for separately. The Company measured the beneficial conversion feature’s intrinsic value on September 17, 2021, at $294,000 which, together with the OID of $25,000 was recorded as a debt discount and is being amortized over the life of the loan. For year ended December 31, 2021, $60,063 of the debt discount has been amortized. As of December 31, 2021, the Company had accrued a principal balance of $525,000, had accrued $15,166 in interest expense, and had remaining debt discount of $258,937 which resulted in a net convertible note payable of $266,063.

F-66

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Securities Purchase Agreement

On September 17, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with the third party whereby the Company agree to issue 5,000,000 shares of Series A Preferred Stock at a purchase price of $1.00 per share or $5,000,000 in the aggregate, and a Warrant (the “Warrant”) to purchase 100% of the number of shares of the Company’s Common Stock issuable upon conversion of the Series A Preferred Stock. The Series A Preferred Stock will be convertible into the Company’s Common Stock as determined by multiplying the number of shares of Series A Preferred Stock to be converted by the lower of (i) $4.00 or (ii) 80% of the average volume weighted average price for the Company’s Common Stock for the five (5) days prior to the date of Uplisting, subject to a floor of $3.00 per share. The shares of common stock issuable upon conversion of Series A Preferred Stock and exercise of the Warrants are subject to a Registration Right Agreement. The Warrant has an exercise price equal to 110% of the Conversion Price of the Series A Preferred Stock and expires five (5) years from the date of issuance.

The SPA is subject to certain conditions to close. As of December 31, 2021 and the date of this filing, the conditions to close had not been met, the funds have not been transferred, the preferred shares and the warrant was not issued. The SPA automatically terminated on March 31, 2022.

 Derivative Liabilities

The table below provides a summary of the changes in fair value, including net transfers in and/or out of all financial liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2021 and 2020:

Amount
Balance on January 1, 2020	$-
Issuances to debt discount	456,570
Change in fair value of derivative liabilities	4,158
Balance on December 31, 2020	460,728
Issuances to debt discount	62,619
Reduction of derivative related to conversions	(284,169)
Change in fair value of derivative liabilities	(193,513)
Balance on December 31, 2021	$45,665

The fair value of the derivative conversion features and warrant liabilities as of December 31, 2021 and 2020 were calculated using a Monte-Carlo option model valued with the following assumptions:

	December 31,	December 31,
	2021	2020
Dividend yield	0%	0%
Expected volatility	106.8%-107.3%	140.4%-142.5%
Risk free interest rate	0.41%-0.44%	0.11%-0.12%
Contractual terms (in years)	.50 - .52	1.00 – 1.04

NOTE 11 – DEBT

A summary of the Company’s third-party debt during the years ended December 31, 2021 and 2020 is presented below:

December 31, 2021	Loan Facility	Trade Facility	Third Party	COVID Loans	Total
Beginning balance	$3,302,100	$6,446,000	$12,631,284	$435,210	$22,814,594
Proceeds	-	-	565,900	-	565,900
Payments	(141,475)	(57,835)	(62,878)	(3,233)	(265,421)
Conversion of debt	(1,606,500)	-	(3,010,000)	-	(4,616,500)
Recapitalized upon debt modification	(86,670)	-	-	-	(86,670)
Debt forgiveness	-	-	-	(169,770)	(169,770)
Foreign currency translation	(167,671)	(181,155)	(46,329)	(28,090)	(423,245)
Subtotal	1,299,784	6,207,010	10,077,977	234,117	17,818,888
Notes payable - long-term	-	(2,450,000)	(9,854,906)	(51,478)	(12,356,384)
Notes payable - short-term	$1,299,784	$3,757,010	$223,071	$182,639	$5,462,504

F-67

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

December 31, 2020	Loan Facility	Bridge Loans	Trade Facility	Third Party	COVID Loans	Total
Beginning balance	$3,078,442	$191,287	$6,245,400	$2,514,595	$-	$12,029,724
Proceeds	-	-	-	16,121,500	435,210	16,556,710
Payments	-	(191,287)	-	(5,006,115)	-	(5,230,725)
Conversion of debt				(807,795)		(807,795)
Debt extinguishment	(12,066)	-	-	(192,205)	-	(204,271)
Foreign currency translation	269,047	-	200,600	1,304	-	470,951
Subtotal	3,302,100	-	6,446,000	12,631,284	435,210	22,814,594
Notes payable - long-term	(2,843,475)	-	(2,384,850)	(5,543,557)	-	(10,771,882)
Notes payable - short-term	$458,625	$-	$4,061,150	$7,087,727	$435,210	$12,042,712

Our outstanding debt as of December 31, 2021 is repayable as follows:
December 31, 2021
2022	$5,549,174
2023	11,709,951
2024	264,255
2025	268,724
2026 and thereafter	113,454
Total debt	17,905,558
Less: fair value adjustments to assumed debt obligations	(86,670)
Less: notes payable - current portion	(5,462,504)
Notes payable - long term portion	$12,356,384

Loan Facility Agreement

On June 30, 2020, SkyPharm entered into a settlement agreement on an existing loan facility agreement with Synthesis Peer-to-Peer Income Fund, whereby SkyPharm agreed to make certain payments to the creditor and the creditor will accept such payments as full discharge of outstanding debt. In accordance with the settlement agreement, interest will accrue from June 30, 2020, until repayment in full at a rate of 6% per annum for the first year and 5.25% per annum for the second year calculated on the balance outstanding from day to day during such period. Interest is due on the 10th day of each calendar month. If any amount of principal or interest is unpaid on its due date interest shall accrue from the due date until the date of its payment until the date of its payment in full at the rate of 7.25% per annum. The Company will make quarterly payments of €125,000 beginning May 6, 2021, with a final payment of €2,200,000 on May 6, 2022. The Company evaluated the settlement agreement for debt modification in accordance with ASC 470-50 and concluded that the debt qualified for debt extinguishment as the 10% cash flow test was met. As a result, the $3,772,446 of principal and accrued interest was written off and the new debt was recorded at fair value as of June 30, 2020 in the amount of $3,033,990. For the year ended December 31, 2020, the Company recorded a gain on extinguishment of debt in the amount of $749,824, of which $12,066 related to the principal of the loans and the balance related to the accrued interest. As of December 31, 2020, the Company has accrued interest expense of $33,021 and the principal balance of the debt is $3,302,100, of which $2,843,475 is classified as Notes payable – long term portion on the consolidated balance sheet.

F-68

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

On August 4, 2021, the Company entered into an exchange agreement whereby the Company agreed to the following:

•	Issue on August 4, 2021, 321,300 shares of common stock to settle $1,606,500 (€1,350,000) of debt. The Company recorded a gain on settlement of $292,383 upon the issuance of the 321,300 shares

•

Agreed to issue no more than 238,000 shares of common stock upon approval of the listing of the Company’s common stock to the Nasdaq to settle $1,190,000 (€1,000,000) of debt. The Company issued these shares subsequent to December 31, 2021 (see Note 17)

The Company evaluated the August 4, 2021, exchange agreement for debt modification in accordance with ASC 470-50 and concluded that the debt qualified for debt extinguishment because a substantial conversion feature was added to the debt terms. Upon extinguishment, the Company recorded a loss upon extinguishment in the amount of $6,642 and recorded the new debt at fair value based on the present value of future cash flows using a discount rate of 11.66%. As of December 31, 2021, the Company has accrued interest expense of $4,414 and the principal balance of the debt is $1,299,784, which is classified as Notes payable on the consolidated balance sheet.

The debt is subject to acceleration in an Event of Default (as defined in the Notes). This agreement is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

Trade Facility Agreements

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”) as amended on November 16, 2017, and May 16, 2018.

On October 17, 2018, the Company entered into a further amended agreement with Synthesis whereby the current balance on the TFF as of October 1, 2018, which was €4,866,910 ($5,629,555) and related accrued interest of €453,094 ($524,094) would be split into two principal balances of Euro €2,000,000 and USD $4,000,000. Interest on the new balances commenced on October 1, 2018, at 6% per annum plus one-month Euribor, when it is positive, on the Euro balance and 6% per annum plus one-month Libor on the USD balance.

The USD $4,000,000 loan matured on August 31, 2021. On March 3rd 2022, the Company entered into an extension to the facility agreement (See Note 17). Based on the updated repayment terms, the facility’s final repayment date was extended to January 2023.

On December 30, 2020, the Company transferred the Euro €2,000,000 loan to a new third-party lender. The terms remained the same except interest will now accrue at 5.5% per annum plus Euribor. The principal is to be repaid in a total of five quarterly installments beginning October 31, 2021 of 50,000 Euro each with a final repayment of 1,800,000 Euro payable on the earlier of 24 months after December 30, 2020 or October 31, 2022.

As of December 31, 2020, the Company had principal balances of €2,000,000 ($2,446,000), of which $2,384,850 is classified as Notes payable – long term portion on the consolidated balance sheet, and $4,000,000 under the agreements and the Company had accrued $402 and $16,185 respectively, in interest expense related to these agreements. During the year ended December 31, 2021, the Company repaid $56,508 of the €2,000,000 balance such that as of December 31, 2021, the Company had principal balances of €1,950,000 ($2,207,010) and $4,000,000 under the agreements, of which $2,450,000 is classified as notes payable-long term on the consolidated balance sheet and the Company had accrued $10,466 and $104,220 respectively, in interest expense related to these agreements.

F-69

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Third Party Debt

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($42,832) as a note payable from Mr. Drakopoulos. The note bears an interest rate of 6% per annum and was due and payable in full on November 15, 2016. During the year ended December 31, 2020, the Company repaid €5,000 ($5,862) of this loan. As of December 31, 2020, the Company had an outstanding principal balance of €8,000 ($9,784) and accrued interest of €4,785 ($5,852). As of December 31, 2021, the Company had an outstanding principal balance of €8,000 ($9,054) and accrued interest of €6,318 ($7,151).

Conversion of Senior Promissory Notes

In the year ending December 31, 2019, the Company executed Senior Promissory Notes (the “Debt”) in an aggregate total of $2,500,000 to an unaffiliated third-party lender (the “Lender”). In the year ended December 31, 2020, the Company executed additional Senior Promissory Notes to an unaffiliated third-party lender in an aggregate principal total of $510,000. As of December 31, 2020, the Company had an aggregate principal balance of $3,010,000 on this Debt and the Company had accrued $527,604 in interest expense. On February 5, 2021, The Company entered into an Amended and Restated Debt Exchange Agreement (the “Agreement”) with the “Lender that provided for the issuance by the Company of 781,819 shares of common stock (the “Exchange Shares”), at the rate of $3.85 per share, in exchange for an aggregate of $3,010,000 principal amount of existing loans made by the Lender to the Company. The market price at the time this Agreement was negotiated was $3.28 per share and the Company recorded a gain on debt extinguishment of $445,636.

All accrued and unpaid interest, $563,613 as of December 31, 2021, as well as any unpaid fees, shall be paid in three (3) equal monthly installments following the closing of a planned Canadian public offering. Pursuant to this Agreement, Grigorios Siokas, the Company’s Chief Executive Officer and principal shareholder, will be released from all personal guarantees on the Debt.

 February 25, 2020 Senior Promissory Note

On February 25, 2020, the Company executed a Senior Promissory Note (the “February Note”) in the principal amount of $1,000,000 payable to an unaffiliated third-party lender. The February Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The February Note matured on April 30, 2020.

The February Note is subject to acceleration in an Event of Default. Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the February Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection. In July 2020, the Company used a portion of the proceeds from the July 3, 2020 senior promissory note to repay the principal of the February Note. The Company was not in default at that time. The Company also repaid all accrued interest related to the February Note.

May 5, 2020 Senior Promissory Note

On May 5, 2020, the Company executed a Senior Promissory Note (the “May 5 Note”) in the principal amount of $2,000,000 payable to an unaffiliated third-party lender who had previously loaned the Company $1,000,000. The May 5 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The May 5 Note matured on December 31, 2020.

The May 5 Note is subject to acceleration in an Event of Default. Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the May 5 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection. In July 2020, the Company used a portion of the proceeds from the July 3, 2020 senior promissory note to repay the principal of the May 5 Note. The Company also repaid the accrued interest related to this note.

F-70

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

May 8, 2020 Senior Promissory Note

On May 8, 2020, the Company executed a Senior Promissory Note (the “May 8 Note”) in the principal amount of $2,000,000 payable to an unaffiliated third-party lender who had previously loaned the Company $3,000,000. The May 8 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The May 8 Note matured on June 8, 2020.

The May 8 Note is subject to acceleration in an Event of Default (as defined). Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the May 8 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection. In July 2020, the Company used a portion of the proceeds from the July 3, 2020 senior promissory note to repay the principal of the May 8 Note. The Company also repaid the accrued interest related to this note.

May 18, 2020 and July 3, 2020 Senior Promissory Notes

May 18, 2020 Senior Promissory Note

On May 18, 2020, the Company executed a Senior Promissory Note (the “May 18 Note”) in the principal amount of $2,000,000 payable to an unaffiliated third-party lender. The May 18 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The May 18 Note matured on December 31, 2020. On February 23, 2022, the Company entered into an allonge with the lender extending the maturity date to June 30, 2023 (See Note 17).

The May 18 Note is subject to acceleration in an Event of Default. Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the May 18 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection. As of December 31, 2021 and 2020, the Company had a principal balance of $2,000,000 on this note, which is classified as Notes payable – long term portion on the consolidated balance sheet.

July 3, 2020 Senior Promissory Note

On July 3, 2020, the Company executed a Senior Promissory Note (the “July 3 Note”) in the principal amount of $5,000,000 payable to an unaffiliated third-party lender. The July 3 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The July 3 Note matures on June 30, 2022 unless in default. On February 23, 2022, the Company entered into an allonge with the lender extending the maturity date to June 30, 2023 (See Note 17).

The July 3 Note is subject to acceleration in an Event of Default (as defined). Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the July 3 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection.

The Company used the proceeds from the July 3 Note to repay the principal outstanding on the May 5 Note ($2,000,000), the May 8 Note ($2,000,000), and the February Note ($1,000,000). As of December 31, 2021 and 2020, the Company had a principal balance of $5,000,000 on this note, which is classified as Notes payable – long term portion on the consolidated balance sheet.

As of December 31, 2021 and 2020, the Company had accrued an aggregate total of $210,574 and $148,685, respectively, in interest expense related to these loans.

August 4, 2020 Senior Promissory Note

On August 4, 2020, the Company executed a Senior Promissory Note (the “August 4 Note”) in the principal amount of $3,000,000 payable to an unaffiliated third-party lender. The August 4 Note bears interest at the rate of eighteen (18%) percent per annum, paid quarterly in arrears. The August 4 Note matured on December 31, 2020. On February 23, 2022, the Company entered into an allonge with the lender extending the maturity date to June 30, 2023 (See Note 17).

F-71

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The August 4 Note is subject to acceleration in an Event of Default (as defined). Grigorios Siokas, the Company’s CEO, personally guaranteed repayment of the August 4 Note. The guaranty is unconditional and irrevocable and constitutes a guaranty of performance and of payment when due, and not just of collection.

On October 29, 2020, the Company entered into a debt exchange agreement with the lender whereby the Company issued 259,741 shares of common stock at the rate of $3.85 per share in exchange for an aggregate of $1,000,000 principal amount of the existing loan. The fair market value of the Company’s common stock on the date of exchange was $3.11 per share and as such, the Company recorded a gain of $192,205. Interest will continue to accrue on the remaining debt and the converted amount until December 31, 2020. As of December 31, 2020, the Company had a principal balance of $2,000,000 on this note and prepaid interest of $8,514. As of December 31, 2021, the Company had a principal balance of $2,000,000 on this note, which is classified as Notes payable – long term portion on the consolidated balance sheet, and $60,166 in accrued interest expense.

November 19, 2020 Debt Agreement

On November 19, 2020, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($611,500). The note matures on November 18, 2025 and bears an annual interest rate, based on a 360-day year, of 3.3% plus .6% plus 6-month Euribor when Euribor is positive. Pursuant to the terms of the agreement, there is a six-month grievance from the first deposit date, which was November 19, 2020, for principal repayment. The principal is to be repaid in 18 quarterly installments of €27,000 with the first payment due 9 months from the first deposit. As of December 31, 2020, the Company had no accrued interest and a principal balance of €500,000 ($611,500), of which $543,557 is classified as Notes payable – long term portion on the consolidated balance sheet. During the year ended December 31, 2021, the Company repaid €55,556 ($62,878) of the principal and as of December 31, 2021, the Company has accrued interest of $5,642 related to this note and a principal balance of €444,444 ($503,022), of which $377,270 is classified as Notes payable – long term portion on the consolidated balance sheet.

July 30, 2021 Debt Agreement

On July 30, 2021, the Company entered into an agreement with a third-party lender in the principal amount of €500,000 ($578,850). The note matures on August 5, 2026 and bears an annual interest rate that applies to 60% of the principal of the note that is based on a 365-day year, of 5.84% plus 3-month Euribor when Euribor is positive. Pursuant to the terms of the agreement, there is a six-month grace period for principal repayment during which interest is accrued. The principal is to be repaid in 18 quarterly installments of €27,000 commencing three months from the end of the grace period. As of December 31, 2021, the Company has accrued interest of $3,100 and a principal balance of €500,000 ($565,900), of which $477,637 is classified as Notes payable – long term portion on the consolidated balance sheet.

 COVID-19 Government Loans

On May 12, 2020, the Company’s subsidiary, SkyPharm, was granted and on May 22, 2020 the Company received a €300,000 ($366,900) loan from the Greek government. The loan will be repaid in 40 equal monthly installments beginning on January 1, 2022 and bears an interest rate of 0.94% per annum. As a condition to the loan, the Company was required to retain the same number of employees until October 31, 2020. During the year ended December 31, 2021, the Company received a waiver of 50% forgiveness of the loan and recorded $177,450 as other income. As of December 31, 2021 the principal balance was $169,770.

On June 24, 2020, the Company received a loan £50,000 ($68,310) from the United Kingdom government. The loan has a six-year maturity and bears interest at a rate of 2.5% per annum beginning 12-months after the initial disbursement. The Company may prepay this loan without penalty at any time. The Company repaid £2,335 ($3,233) of principal during the year ended December 31, 2021, and the balance as of December 31, 2021 was £47,665 ($64,347).

F-72

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

Distribution and Equity Agreement

As discussed in Note 2 above, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon. The Company was appointed the exclusive distributor of the Products (as defined) initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted. As consideration for its services, Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000.

As discussed in Note 2, the Company attributed no value to the shares received in Marathon pursuant to (a) above. In relation to the CAD $2 million cash received noted in (b) above, the Company accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC 480 measured at fair value or the settlement amount of $1,554,590 (CAD $2 million). If settlement were to occur on December 31, 2021, the Company would be required to issue 431,270 common shares to settle its debt obligation. The Company could be obligated to potentially issue an unlimited number of common shares to settle its Share-settled debt obligation. If such events were to occur, the Company would be required to increase its authorized share capital and since increasing the authorized share capital is within the control of the Company, as our CEO controls greater than 50% of the outstanding common stock of the Company, the original classification of equity-classified financial instruments issued by the Company were not affected.

None of the above loans were made by any related parties.

NOTE 12 – LEASES

The Company has various lease agreements with terms up to 10 years, comprising leases of office space. Some leases include options to purchase, terminate or extend for one or more years. These options are included in the lease term when it is reasonably certain that the option will be exercised.

The assets and liabilities from operating and finance leases are recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rates, when readily determinable. Short-term leases, which have an initial term of 12 months or less, are not recorded on the balance sheet.

The Company’s operating leases do not provide an implicit rate that can readily be determined. Therefore, we use a discount rate based on our incremental borrowing rate, which is determined using the interest rate of our long-term debt on the date of inception.

The Company’s weighted-average remaining lease term relating to its operating leases is 6.6 years, with a weighted-average discount rate of 6.74%.

The Company incurred lease expense for its operating leases of $260,664 and $188,400 which was included in “General and administrative expenses,” for the years ended December 31, 2021 and 2020, respectively.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s operating leases as of December 31, 2021.

Maturity of Lease Liability
2022	$211,538
2023	182,316
2024	111,026
2025	111,026
2026 and thereafter	418,723
Total undiscounted operating lease payments	$1,034,629
Less: Imputed interest	(200,164)
Present value of operating lease liabilities	$834,465

F-73

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

The Company’s weighted-average remaining lease term relating to its finance leases is 3.2 years, with a weighted-average discount rate of 6.74%.

The following table presents information about the amount, timing and uncertainty of cash flows arising from the Company’s finance leases as of December 31, 2021:

Maturity of Lease Liability
2022	$85,231
2023	72,849
2024	55,765
2025	27,744
2026 and thereafter	4,211
Total undiscounted finance lease payments	$245,800
Less: Imputed interest	(24,321)
Present value of finance lease liabilities	$221,479

The Company had financing cash flows used in finances leases of $92,105 and $85,804 for the years ended December 31, 2021 and 2020, respectively.

The Company incurred interest expense on its finance leases of $11,576 and $13,759 which was included in “Interest expense,” for the years ended December 31, 2021 and 2020, respectively. The Company incurred amortization expense on its finance leases of $97,270 and $123,533 which was included in “Depreciation and amortization expense,” for the years ended December 31, 2021 and 2020, respectively.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of December 31, 2021 and 2020, there were no pending or threatened lawsuits, other than the May Debt Exchange transaction disclosed in Note 8, that could reasonably be expected to have a material effect on the results of the Company’s operations.

Advisory Agreements

On April 18, 2018, SkyPharm S.A. entered into a ten-year Advisory Agreement with Synthesis Management Limited (the “Advisor”). The Advisor was retained to assist SkyPharm to secure corporate finance capital. The Advisor shall be paid €104,000 per year during the ten-year term.

On July 1, 2021, the Company entered into a two-year advisory agreement with a third party (the “Consultant”) for advisory and consulting services related to the Company’s intention to become listed on NASDAQ. Peter Goldstein, a director of the Company is a principal of the Consultant. As consideration for services rendered, the Company will pay the consultant $4,000 a month until the Company commences trading on NASDAQ. Upon NASDAQ listing, the Company shall pay $10,000 per month, with $4,000 per month paid on a monthly basis and $6,000 per month accrued until such time as the Company raises an aggregate of $10,000,000. In addition, the consultant will receive a $100,000 bonus upon NASDAQ listing and when the Company has raised an aggregate of $10,000,000. Finally, the Company has agreed that the Consultant shall receive a total of 250,000 shares of the Company’s common stock, 50,000 of such shares that have been previously issued pursuant to previous agreements and 200,000 shares to be issued when the Company commences trading on NASDAQ.

F-74

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

On July 7, 2021, the Company entered into an agreement with a non-exclusive financial advisor and placement agent. The term of the agreement is a minimum of 45 days and will continue until 5 business days following the date in which a party receives written notice from the other party of termination. As consideration for services rendered, the Company shall pay: a) a cash fee equal to 10% of the gross proceeds of any securities sold in the offering payable at closing of the offering from the gross proceeds of the offering; b) 1% of the gross proceeds of any securities sold in the offering payable at closing of the offering from the gross proceeds of the offering for unaccountable expenses; c) warrants to purchase shares of the Company’s common stock equal to 10% of the number of shares issued in the offering or to be issued thereafter upon conversion of any convertible securities issued in the offering. These warrants will have a 5-year term and an exercise price equal to the price per share of common stock sold in the offering or conversion or exercise price into common stock of any convertible security sold and will have the same provisions, terms, conditions, rights and preferences as the securities sold in the offering; d) a cash fee equal to 10% of the exercise price of all securities constituting warrants, options or other rights to purchase securities sold in the offering payable only upon exercise.

On July 7, 2021, the Company entered into a 6-month agreement with a non-exclusive agent, advisor or underwriter in any offering of securities of the Company. At the closing of any offering the Company will compensate the agent: a) a cash fee or as an underwritten offering an underwriter discount equal to 7% of the aggregate gross proceeds raised in each offering. For all investors referred directly to the Company by the agent, a cash fee or as an underwritten offering an underwriter discount equal to 5% of the aggregate gross proceeds invested by such investors. b) The Company shall issue to the agent or its designees at each closing, warrants to purchase shares of the Company’s common stock equal to 5% of the aggregate number of shares of common stock placed in each offering. c) Out of the proceeds of each closing, the Company also agreed to pay the agent up to $35,000 for non-accountable expenses (up to $50,000 for a public offering) along with up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses (increase to up to $100,000 for public offerings) plus additional miscellaneous costs. The agent would also have the right of first refusal from the date of the agreement until the 12-month anniversary following consummation of any offerings for total proceeds of at least $3 million raised by investors introduced by the agent.

NOTE 14 – EARNINGS PER SHARE

Basic net income (loss) per share is computed by dividing net income (loss) attributable to the Company, decreased with respect to net income or increased with respect to net loss by dividends declared on preferred stock by using the weighted-average number of common shares outstanding. The dilutive effect of incremental common shares potentially issuable under outstanding options, warrants and restricted shares is included in diluted earnings per share in 2021 and 2020 utilizing the treasury stock method. The computations of basic and diluted per share data were as follows:

	2021	2020
Numerator for Basic and Diluted Earnings Per Share:
Net income (loss)	$(15,594,682)	$820,786
Denominator for Basic Earnings Per Share:
Weighted Average Shares	16,423,335	13,270,097
Potentially Dilutive Common Shares	-	37,698
Adjusted Weighted Average Shares	16,423,335	13,307,795
Basic and Diluted Net Income (Loss) per Share	(0.95)	0.06

The following table summarized the potential shares of common stock that were excluded from the computation of diluted net loss per share for the years ended December 31, 2021 and 2020 as such shares would have had an anti-dilutive effect:

F-75

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

	2021	2020
Common Stock Warrants	3,567,827	-
Common Stock Options	37,000	-
Convertible Debt	218,977	-
Total	3,823,804	-

NOTE 15 – STOCK OPTIONS AND WARRANTS

As of December 31, 2021, there were 37,000 options outstanding and 37,000 options exercisable with expiration dates of January 2022.

A summary of the Company’s option activity during the years ended December 31, 2021 and 2020 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, January 1, 2020	74,000	$1.32	1.47	$64,800
Granted	-	-	-	-
Forfeited	(12,000)	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2020	62,000	$1.19	0.60	$242,200
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	(25,000)	-	-	-
Balance Outstanding, December 31, 2021	37,000	$1.32	0.01	$75,850

Exercisable, December 31, 2021	37,000	$1.32	0.01	$75,850

As of December 31, 2021, there were 3,698,238 warrants outstanding and 3,698,238 warrants exercisable with expiration dates from May 2023 through March 2024.

Warrant Anti-Dilution Adjustment and Deemed Dividend

The Company’s warrants outstanding contain certain anti-dilution adjustments if the Company issues shares of its common stock at a lower price per share than the applicable exercise price of the underlying warrant. If any such dilutive issuance occurs prior to the exercise of such warrant, the exercise price will be adjusted downward to a price equal to the common stock issuance, and the number of warrants that may be purchase upon exercise is increased proportionately so that the aggregate exercise price payable under the warrant shares shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. On December 21, 2021, the Company issued its common stock upon conversion of its convertible debt at an issuance price of $2.02 per share. As a result, the Company issued additional warrants to the Company’s existing warrant holders to purchase 2,533,565 shares of common stock with an exercise price of $2.02 per share. The new warrants were issued with a weighted average contractual term of 2.04 years. The deemed dividend was recorded as an increase to accumulated deficit and additional paid-in capital and reduced net income available to common shareholders by the same amount. The Company valued (a) the fair value of the warrants immediately before the re-pricing in the amount of $1,915,077, (b) the fair value of the warrants immediately after the re-pricing in the amount of $9,548,110, and (c) recorded the difference as deemed dividend in the amount of $7,633,033. The warrants were valued using the Black-Scholes option pricing model using the following terms: a) fair value of common stock of $3.75, b) exercise prices of $5.00, $6.00 and $7.50 before re-pricing, c) exercise price of $2.02 after re-pricing, d) terms of 1.40 years, 1.97 years, 2.20 years and 2.26 years, e) dividend rate of 0%, and f) risk free interest rate of 0.41%.

F-76

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

A summary of the Company’s warrant activity for the years ending December 31, 2021 and 2020 is as follows:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, January 1, 2020	1,164,673	$6.41	4.01	$-
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2020	1,164,673	$6.41	3.01	$5,360
Granted	2,533,565	2.02	2.04	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2021	3,698,238	$2.02	2.03	$4,992,621

Exercisable, December 31, 2021	3,698,238	$2.02	2.03	$4,992,621

NOTE 16 – DISAGGREGATION OF REVENUE

ASC 606-10-50-5 requires that entities disclose disaggregated revenue information in categories (such as type of good or service, geography, market, type of contract, etc.). ASC 606-10-55-89 explains that the extent to which an entity’s revenue is disaggregated depends on the facts and circumstances that pertain to the entity’s contracts with customers and that some entities may need to use more than one type of category to meet the objective for disaggregating revenue.

The Company disaggregates revenue by country to depict the nature and economic characteristics affecting revenue. The following table presents our revenue disaggregated by country for the years ended:

Country	2021	2020
Croatia	$18,441	$24,840
Cyprus	112,640	36,987
Denmark	53,710	537,098
France	-	18,988
Germany	13,370	1,314,381
Greece	55,564,240	51,259,784
Ireland	-	36,349
Italy	15,446	75,183
Jordan	-	29,635
Libya	-	1,028
Netherlands	-	188,890
Poland	-	29,358
UK	461,820	1,853,816
Total	$56,239,667	$55,406,337

F-77

COSMOS HOLDINGS, INC.

Notes to the Consolidated Financial Statements

December 31, 2021

NOTE 17 – SUBSEQUENT EVENTS

Extension of Maturity Dates on Existing Promissory Notes

On February 23, 2022, the Company entered into allonges to extend the maturity dates of existing Senior Promissory Notes to June 30, 2023 (See Note 11).

Security Purchase Agreement – Preferred Stock

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and an insider for a private placement of the Company’s securities (the “Private Placement”).

The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000.00 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6 million. The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol COSM.

Settlement of Debt

On February 28, 2022, the Company issued 238,000 shares of common stock upon the triggering event which was approval of the listing of the Company’s common stock to the Nasdaq to settle $1,190,000 (€1,000,000) of debt.

Extension to Debt Agreement

On March 3rd 2022, the Company’s wholly-owned subsidiary, SkyPharm SA, signed an extension to the facility agreement dated on May 12th 2017 relating to the USD $4,000,000 loan. Based on the updated repayment terms the facility’s final repayment date was extended to January 2023 (see Note 11).

F-78

COSMOS HOLDINGS INC.

Up to [_____] Shares of Common Stock

Up to [_____] Pre‑Funded Warrants

Up to [_____] Common Warrants

PROSPECTUS

Sole Placement Agent

A.G.P.

 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Expenses Of Issuance And Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$2,224.80
FINRA filing fee	2,300.00
Legal fees and expenses	100,000.00
Accounting fees and expenses	20,000.00
Transfer agent fees and expenses	2,500.00
Printing and engraving expenses	10,000.00
Miscellaneous expenses	2,975.20
Total	140,000.00

Item 14. Indemnification of Directors and Officers.

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Amended and Restated Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Amended and Restated Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities.

1.

On May 1, 2022 the Company issued 39,339 shares of common stock to convert $26,515 principal and accrued interest in accordance with a convertible promissory note issued to Platinum Point Capital LLC. Following the conversion, the outstanding balance of the above Note is $0.

2.

On February 28, 2022, we issued 6,000 shares of Series A Convertible Preferred Stock (“Series A Shares”), at a price of $1,000.00 per share, and warrants to purchase up to 2,000,000 shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6 million.

3.

On February 28, 2022, we issued 238,000 shares of common stock upon the conversion of $1,190,000 of notes payable. We recorded $973,420 as a capital contribution and an increase in equity related to the conversion of the $1,190,000 reduced by $216,580 recorded as a gain upon extinguishment of debt upon modification. The $216,580 gain upon extinguishment was determined using the fair value of the Company of $4.09 per share at the extinguishment commitment date.

We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. No underwriter or underwriting discount or commission was involved in any such transaction.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit No.	Document Description

1.1	Form of Placement Agent Agreement by and between Cosmos Holdings Inc. and A.G.P. / Alliance Global Partners**

2.1	Share Exchange Agreement by and among Prime Estates and Developments Inc. and Amplerissimo dated September 27, 2013 (14)

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Correction to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock dated February 24, 2022 (2)

3.3	Amendment to Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock (55)

3.4	Amended and Restated Bylaws of the Registrant (1)

4.1	Form of Senior Convertible Note (12)

4.2	Common Stock Purchase Warrant issued to Roth Capital Partners (11)

4.3	Common Stock Purchase Warrant dated September 4, 2017 issued to Roth Capital Partners LLC (15)

4.4	Form of Pre‑Funded Warrant issued in connection with this offering*

4.5	Form of Common Warrant issued in connection with this Offering*

II-2

4.6	Form of Securities Purchase Agreement issued in connection with this Offering*

5.1	Opinion of Counsel to Registrant*

10.1	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorios Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (4)

10.2	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (4)

10.3

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (5)

10.4	Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (7)

10.5	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.6	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.7	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Holdings Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.8	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.9	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited (9)

10.10

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Holdings Inc. as Guarantor and Synthesis Structured Commodity Trade Finance Limited (9)

10.11	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (9)

10.12	Distribution and Equity Acquisition Agreement Effective as of March 19, 2018 by and between Cosmos Holdings, Inc. and Marathon Global Inc. (13)

10.13	First Amendment to Share Exchange Agreement dated May 24, 2018 (16)

10.14	Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holdings Ltd. and Cosmos Holdings Inc. (17)

10.15	Share Exchange Agreement dated as of June 26, 2018 with Marathon Global Inc. (18)

10.16	Share Purchase Agreement dated September 30, 2018 by and between Cosmos Holdings Inc. and Abbydale Management Ltd. (52)

10.17	Further Amendment dated October 17, 2018 to Supplemental Deed dated May 16, 2018 by and among SkyPharm S.A., Cosmos Holdings Inc. and Synthesis Structured Commodity Trade Finance Limited (21)

II-3

10.18	Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Holdings Inc. (23)

10.19	Promissory Note dated December 19, 2018 from Cosmos Holdings Inc. to Deepdae Holding Ltd. (23)

10.20	Stock Purchase Agreement dated as of February 5, 2019 (24)

10.21	Stock Purchase Agreement dated as of February 18, 2019 (25)

10.22

Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Holdings Inc. filed with Form 8-K on December 20, 2018 (23)

10.23	Promissory Note dated December 19, 2018 from Cosmos Holdings Inc. to Deepdae Holding Ltd. filed with Form 8-K on December 20, 2018 (23)

10.24	Form of Senior Promissory Note (26)

10.25	Form of Guaranty Agreement (26)

10.26	Assumption Contract for the Design, Development and Production of Dietary Supplements dated March 10, 2017 by and between SkyPharm and Doc Pharma S.A. (27)

10.27	Form of Securities Purchase Agreement by and Among Cosmos Holdings Inc and the Buyer (28)

10.28	Form of Senior Convertible Note (28)

10.29	Debt Exchange Agreement dated May 28, 2019 (29)

10.30	Debt Exchange Agreement dated June 24,2019 (30)

10.31	Form of Forbearance and Amendment Agreement (31)

10.32	Form of Senior Promissory Note dated May 5, 2020 for $2,000,000 (32)

10.33	Form of Senior Promissory Note dated May 8, 2020 for $2,000,000 (32)

10.34	Form of Senior Promissory Note dated May 18, 2020 for $2,000,000 (33)

10.35	Form of Senior Promissory Note dated July 3, 2020 for $5,000,000 (33)

10.36	Agreement dated June 30, 2020 by and among Synthesis Peer-to-Peer Income Fund, Sky Pharm S.A. and Grigorios Siokas (33)

10.37	Advisory Agreement dated October 8, 2020 by and between the Registrant and PGS Ventures B.V. (35)

10.38	Advisory Agreement dated October 5, 2020 by and between Greg Siokas and PGS Ventures B.V. (36)

10.39	Advisory Agreement dated October 5, 202 by and between the Registrant and PGS Ventures B.V (36)

II-4

10.40	Senior Promissory Note dated August 4, 2020 for $3,000,000 (37)

10.41	Employment Agreement dated January 1, 2019 by and between the Registrant and Georgios Terzis (37)

10.42	Debt Exchange Agreement dated December 21, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (39)

10.43	Debt Exchange Agreement dated October 29, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (40)

10.44	Amended and Restated Debt Exchange Agreement dated as of February 5, 2021 (41)

10.45	Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.46	Addendum to Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.47	Debt Exchange Agreement dated May 10, 2021 by and between the Registrant and Grigorios Siokas (43)

10.48	Third Forbearance and Amendment Agreement dated June 18, 2021 by and between Hudson Bay Master Fund Ltd. and the Registrant (44)

10.49	Debt Exchange Agreement dated June 23, 2021 by and between the Registrant and Grigorios Siokas (45)

10.50	Debt Exchange Agreement dated July 13, 2021 by and between the Registrant and Grigorios Siokas (46)

10.51	Convertible Promissory Note dated July 20, 2021 payable to Grigorios Siokas (47)

10.52	Debt Exchange Agreement dated August 4, 2021 by and between a senior institutional lender, the Registrant, SkyPharm S.A. and Grigorios Siokas (48)

10.53	Capital Market Advisory Agreement dated as of July 1, 2021 and Exchange Listing LLC (49)

10.54	Form of Securities Purchase Agreement dated as of September 17, 2021 (50)

10.55	Form of Registration Rights Agreement dated as of September 17, 2021 (50)

10.56	Form of Convertible Promissory Note (50)

10.57	Form of Warrant to Purchase Common Stock (51)

10.58	Form of Securities Purchase Agreement dated February 2022 (51)

10.59	Form of Registration Rights Agreement (51)

14.1	Code of Ethics (19)

16.1	Letter from Malone Bailey LLP dated January 23, 2019 (35)

II-5

21	List of Subsidiaries (53)

23.1	Consent of Armanino LLP**

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*

24.1	Power of attorney (included on the signature page)**

101.INS	XBRL Instance Document (54)

101.SCH	XBRL Taxonomy Extension Schema Document (54)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (54)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (54)

101.LAB	XBRL Taxonomy Extension Label Linkbase Document (54)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (54)

101

Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to the Consolidated Financial Statements (54)

*	To be filed by Amendment to this Registration Statement.
**	Filed with this Registration Statement.
(1)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 12, 2021.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 16, 2016.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(9)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017.

(10)	[INTENTIONALLY LEFT BLANK]

(11)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on December 27, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on February 21, 2018.

II-6

(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 19, 2018.

(14)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 3, 2013.

(15)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 5, 2018.

(16)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 31, 2018.

(17)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 26, 2018.

(18)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 19, 2018.

(19)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 17, 2018.

(20)	[INTENTIONALLY LEFT BLANK]

(21)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 19, 2018.

(22)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 13, 2018.

(23)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 21, 2018.

(24)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 6, 2019.

(25)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 19, 2019.

(26)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 4, 2019.

(27)	Incorporated by reference to Registration Statement on Form S-1/A (No. 333-222061) filed by the Registrant on January 31, 2018.

(28)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 16, 2019.

(29)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 28, 2019.

(30)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2019.

II-7

(31)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 23, 2020.

(32)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 15, 2020.

(33)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 13, 2020.

(34)	INTENTIONALLY LEFT BLANK

(35)	INTENTIONALLY LEFT BLANK

(36)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 13, 2020.

(37)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on November 16, 2020.

(38)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 17, 2020.

(39)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 22, 2020.

(40)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 11, 2021.

(41)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 2, 2021.

(42)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 8, 2021.

(43)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021.

(44)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 21, 2021.

(45)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2021.

(46)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 14, 2021.

(47)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 27, 2021.

(48)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on August 10, 2021.

II-8

(49)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 16, 2021.

(50)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 21, 2021.

(51)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(52)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 4, 2018

(53)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on May 18, 2022.

(54)	Incorporated by reference to the filing of the Registration Statement on Form S-1 filed by the Registrant on May 24, 2022.

(55)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 29, 2022.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information was previously presented in the financial statements and the related notes thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent No more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” exhibit to the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 13 or Section 15(d) or the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-9

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of a registration statement relating to an offering and shall be deemed to be part of and included in the registration statement. Each prospectus filed pursuant to Rule 424(b)(3) or (b)(7), as part of a registration statement in reliance on Rule 430(b) relating to an offering pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first Contract of Sale of such securities in the Offering described in this prospectus. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and,

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th day of September 2022.

COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

We, the undersigned officers and directors of COSMOS HOLDINGS INC., hereby severally constitute and appoint Grigorios Siokas and Georgios Terzis (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas
Grigorios Siokas	Chief Executive Officer (Principal Executive Officer)	September 19, 2022
/s/ Georgios Terzis
Georgios Terzis	Chief Financial Officer (Principal Accounting and Financial Officer)	September 19, 2022

/s/ Demetrios G. Demetriades
Demetrios G. Demetriades	Secretary and Director	September 19, 2022

/s/ Anastasios Aslidis
Anastasios Aslidis	Director	September 19, 2022

/s/ John J. Hoidas
John J. Hoidas	Director	September 19, 2022

Dimitrios Goulielmos	Director	September ___, 2022

II-11